 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-280763
PROSPECTUS/OFFER TO EXCHANGE
ZURA BIO LIMITED
Offer to Exchange Warrants to Acquire Class A Ordinary Shares
of
ZURA BIO LIMITED
for
Class A Ordinary Shares
of
ZURA BIO LIMITED
and
Consent Solicitation
THE OFFER PERIOD (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS
WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON AUGUST 8, 2024,
OR SUCH LATER TIME AND DATE TO WHICH WE MAY EXTEND.
Terms of the Offer and Consent Solicitation
Until the Expiration Date (as defined below), we are offering to the holders of our outstanding public warrants and private placement warrants that were issued in connection with our initial public offering (collectively, the “IPO warrants”) to purchase Class A ordinary shares, par value $0.0001 per share (“Class A ordinary shares”), of Zura Bio Limited, a Cayman Islands exempted company (the “Company”), the opportunity to receive 0.30 Class A ordinary shares in exchange for each of our outstanding IPO warrants tendered by the holder and exchanged pursuant to the offer (the “Offer”).
The Offer is being made to all holders of our IPO warrants, including the public warrants and the private placement warrants. The IPO warrants are governed by the warrant agreement, dated as of July 16, 2021, by and between the Company (as successor to JATT Acquisition Corp, our predecessor and a Cayman Islands exempted company (“JATT”)) and Continental Stock Transfer & Trust Company (“CST”), as warrant agent (the “Warrant Agreement”). Our Class A ordinary shares and public warrants are listed on The Nasdaq Capital Market (the “Nasdaq”) under the symbols “ZURA” and “ZURAW,” respectively. As of July 23, 2024, a total of 12,809,996 IPO warrants were outstanding, including our public warrants and private placement warrants. For the avoidance of doubt, the IPO Warrants do not include the 2023 Pre-Funded Warrants nor the 2024 Pre-Funded Warrants (as described herein). Pursuant to the Offer, we are offering up to an aggregate of 3,842,999 Class A ordinary shares in exchange for all of our outstanding IPO warrants.
Each IPO warrant holder whose IPO warrants are exchanged pursuant to the Offer will receive 0.30 of our Class A ordinary shares for each IPO warrant tendered by such holder and exchanged. No fractional Class A ordinary shares will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of IPO warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid in cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of our Class A ordinary shares on the Nasdaq on the last trading day of the Offer Period, less any applicable withholding taxes. Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered IPO warrants.
Concurrently with the Offer, we are also soliciting consents (the “Consent Solicitation”) from holders of the IPO warrants to amend the Warrant Agreement (such amendment, the “Warrant Amendment”), which amendment will govern all of the IPO warrants, to permit the Company to require that each IPO warrant that is outstanding upon the closing of the Offer be exchanged for 0.27 Class A ordinary shares, which is a ratio 10% less than the exchange ratio applicable to the Offer. Pursuant to the terms of the Warrant Agreement, subject to certain limited exceptions, all modifications or amendments require the vote or written consent of the holders of at least a majority of the public warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the Warrant Agreement with respect to the private placement warrants, a majority of the number of the then outstanding private placement warrants.

Parties (including certain of our affiliates) representing approximately 40.7% of our outstanding public warrants and approximately 65.3% of our private placement warrants have agreed to tender their respective IPO warrants (as applicable) in the Offer and to consent to the Warrant Amendment in the Consent Solicitation pursuant to a tender and support agreement (the “Tender and Support Agreement”).
Accordingly, if holders of an additional approximately 9.3% of the outstanding public warrants consent to the Warrant Amendment in the Consent Solicitation, and the other conditions described herein are satisfied or waived, then the Warrant Amendment will be adopted. For additional detail regarding the Tender and Support Agreement, see “Market Information, Dividends, and Related Shareholder Matters — Transactions and Agreements Concerning Our Securities — Tender and Support Agreement.”
You may not consent to the Warrant Amendment without tendering your IPO warrants in the Offer, and you may not tender such IPO warrants without consenting to the Warrant Amendment. The consent to the Warrant Amendment is a part of the Letter of Transmittal and Consent (as defined below) relating to the IPO warrants, and, therefore, by tendering your IPO warrants for exchange you will be delivering to us your consent. You may revoke your consent at any time prior to the Expiration Date (as defined below) by withdrawing the IPO warrants you have tendered in the Offer.
The Offer and Consent Solicitation is made solely upon the terms and conditions in this prospectus/offer to exchange (this “Prospectus/Offer to Exchange”) and in the related letter of transmittal and consent (as it may be supplemented and amended from time to time, the “Letter of Transmittal and Consent”). The Offer and Consent Solicitation will be open until 11:59 p.m., Eastern Time, on August 8, 2024, or such later time and date to which we may extend the Offer and Consent Solicitation (the period during which the Offer and Consent Solicitation is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period,” and the date and time at which the Offer Period ends is referred to as the “Expiration Date”). The Offer and Consent Solicitation is not made to those holders who reside in states or other jurisdictions where an offer, solicitation, or sale would be unlawful.
We may withdraw the Offer and Consent Solicitation only if the conditions to the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Promptly upon any such withdrawal, we will return the tendered IPO warrants to the holders (and the related consent to the Warrant Amendment will be revoked).
You may tender some or all of your IPO warrants into the Offer. If you elect to tender IPO warrants in response to the Offer and Consent Solicitation, please follow the instructions in this Prospectus/Offer to Exchange and the related documents, including the Letter of Transmittal and Consent. If you tender IPO warrants, you may withdraw your tendered IPO warrants at any time before the Expiration Date and retain them on their current terms, or amended terms if the Warrant Amendment is approved, by following the instructions in this Prospectus/Offer to Exchange. In addition, tendered IPO warrants that are not accepted by us for exchange by August 8, 2024 may thereafter be withdrawn by you until such time as the IPO warrants are accepted by us for exchange. If you withdraw the tender of your IPO warrants, your related consent to the Warrant Amendment will be withdrawn as a result.
IPO warrants not exchanged for our Class A ordinary shares pursuant to the Offer will remain outstanding subject to their current terms, or amended terms if the Warrant Amendment is approved. If the Warrant Amendment is approved, we intend to require the conversion of all outstanding IPO warrants to Class A ordinary shares as provided in the Warrant Amendment. Our public warrants are currently listed on the Nasdaq under the symbol “ZURAW”; however, our public warrants may be delisted if, following the completion of the Offer and Consent Solicitation, the extent of public distribution or the aggregate market value of outstanding IPO warrants has become so reduced as to make further listing inadvisable or unavailable.
The Offer and Consent Solicitation is conditioned upon the effectiveness of a registration statement on Form S-4 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) regarding the Class A ordinary shares issuable upon exchange of the IPO warrants pursuant to the Offer. This Prospectus/Offer to Exchange forms a part of the registration statement.

Our board of directors has approved the Offer and Consent Solicitation. However, neither we nor any of our management, our board of directors, or the information agent, the exchange agent, or the dealer manager for the Offer and Consent Solicitation is making any recommendation as to whether holders of IPO warrants should tender IPO warrants for exchange in the Offer and consent to the Warrant Amendment in the Consent Solicitation. Each holder of an IPO warrant must make its own decision as to whether to exchange some or all of its IPO warrants and consent to the Warrant Amendment.
All questions concerning the terms of the Offer and Consent Solicitation should be directed to the dealer manager:
Cantor Fitzgerald & Co.
110 East 59th Street
New York, NY 10022
Call Toll Free: 212-915-1800
All questions concerning exchange procedures and requests for additional copies of this Prospectus/Offer to Exchange, the Letter of Transmittal and Consent, or the Notice of Guaranteed Delivery should be directed to the information agent:
Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, New Jersey 07003
Call Toll Free: 1-844-717-2302
Email: zura@allianceadvisors.com
We will amend our offering materials, including this Prospectus/Offer to Exchange, to the extent required by applicable securities laws to disclose any material changes to information previously published, sent, or given to IPO warrant holders.
The securities offered by this Prospectus/Offer to Exchange involve risks. Before participating in the Offer and consenting to the Warrant Amendment, you are urged to read carefully the section entitled “Risk Factors” beginning on page 15 of this Prospectus/Offer to Exchange and under similar headings in the documents incorporated by reference into this Prospectus/Offer to Exchange.
Neither the SEC nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this Prospectus/Offer to Exchange is truthful or complete. Any representation to the contrary is a criminal offense.
Through the Offer, we are soliciting your consent to the Warrant Amendment. By tendering your IPO warrants, you will be delivering your consent to the proposed Warrant Amendment, which consent will be effective upon our acceptance of such IPO warrants for exchange.
The dealer manager for the Offer and Consent Solicitation is:
Cantor
This Prospectus/Offer to Exchange is dated August 8, 2024.

i

ABOUT THIS PROSPECTUS/OFFER TO EXCHANGE
This Prospectus/Offer to Exchange is a part of the registration statement that we filed on Form S-4 with the SEC. You should read this Prospectus/Offer to Exchange, including the detailed information regarding the Company and our Class A ordinary shares and IPO warrants and the financial statements and the notes included herein, as well as the documents incorporated herein by reference and any applicable prospectus supplement.
We have not authorized anyone to provide you with information different from that contained in this Prospectus/Offer to Exchange. We and the dealer manager take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this Prospectus/Offer to Exchange, any document incorporated herein by reference, or any prospectus supplement is accurate as of any date other than the date on the front of those documents. You should not consider this Prospectus/Offer to Exchange to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this Prospectus/Offer to Exchange to be an offer or solicitation relating to the securities offered hereby if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.
We are making the Offer to all IPO warrant holders except those holders who reside in states or other jurisdictions where an offer, solicitation, or sale would be unlawful (or would require further action in order to comply with applicable securities laws).
BASIS OF PRESENTATION
We were incorporated as a Cayman Islands exempted company on March 10, 2021. Our wholly owned subsidiary, Zura Bio Limited (“Zura Bio UK”) was formed in the United Kingdom on January 18, 2022. Prior to March 20, 2023, our operations were conducted through Zura Bio UK. On March 20, 2023, Zura Bio Limited, a limited company incorporated under the laws of England and Wales (“Legacy Zura”), JATT Acquisition Corp, a Cayman Islands exempted company (“JATT”), JATT Merger Sub, a Cayman Islands exempted company and wholly owned subsidiary of JATT (“Merger Sub”), JATT Merger Sub 2, a Cayman Islands exempted company and wholly owned subsidiary of JATT (“Merger Sub 2”) and Zura Bio Holdings Ltd, a Cayman Islands exempted company (“Holdco”), consummated the closing of the transactions contemplated by the Business Combination Agreement, dated June 16, 2022, as amended on September 20, 2022, November 14, 2022 and January 13, 2023, by and among Legacy Zura, JATT, Merger Sub, Merger Sub 2 and Holdco (the “Business Combination Agreement”), following the approval at an extraordinary general meeting of JATT’s shareholders held on March 16, 2023 (the “Extraordinary General Meeting” and the consummation of such transactions, the “Closing”).
Pursuant to the Business Combination Agreement, (i) Merger Sub merged with and into Holdco, with Holdco continuing as the surviving company and a wholly owned subsidiary of JATT (the “Merger”); (ii) immediately following the Merger, Holdco merged with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving company and a wholly owned subsidiary of JATT (together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”); and (iii) JATT changed its name to “Zura Bio Limited.”
On November 18, 2022, our Board of Directors approved a change in our fiscal year end from March 31 to December 31. Our 2022 fiscal year began at the Company’s inception on January 18, 2022, and ended on December 31, 2022. The change in fiscal year end also applies retrospectively to all previously issued financial statements for the periods ended March 31, 2022, June 30, 2022, and August 8, 2022. References to a year refer to our fiscal years ended on December 31 of the specified year.
Certain monetary amounts, percentages, and other figures included herein have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables and charts may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.
Unless the context otherwise requires, references in this Prospectus/Offer to Exchange to the “Company,” “Zura,” “we,” “us,” or “our” refer to the business of Zura Bio Limited.

MARKET AND INDUSTRY DATA
This Prospectus/Offer to Exchange includes or incorporates by reference, and any amendment or supplement to this Prospectus/Offer to Exchange may include or incorporate by reference, estimates regarding market and industry data and forecasts, which are based on our own estimates utilizing our management’s knowledge of and experience in, as well as information obtained from trade and business organizations, and other contacts in, the market sectors in which we compete, and from statistical information obtained from publicly available information, industry publications and surveys, reports from government agencies, and reports by market research firms. We confirm that, where such information is reproduced herein, such information has been accurately reproduced and that, so far as we are aware and are able to ascertain from information published by publicly available sources and other publications, no facts have been omitted that would render the reproduced information inaccurate or misleading. Industry publications, reports, and other published data generally state that the information contained therein has been obtained from sources believed to be reliable, but we cannot assure you that the information contained in these reports, and therefore the information contained in this Prospectus/Offer to Exchange or any amendment or supplement to this Prospectus/Offer to Exchange that is derived therefrom, is accurate or complete. Our estimates may prove to be inaccurate because of the method by which we obtain some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process, and other limitations and uncertainties. As a result, although we believe our sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
This Prospectus/Offer to Exchange and the documents incorporated herein by reference contain statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding our financial position and business strategy, and the plans and objectives of management for our future operations. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Prospectus/Offer to Exchange, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward- looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions. These statements are inherently uncertain and you should not put undue reliance on these statements, including, for example, statements about:
•
our vision and strategy;

•
our market opportunity;

•
our expectations regarding our product candidates and their related benefits;

•
the anticipated timing of key events and initiation of our studies and release of clinical data;

•
our beliefs regarding potential benefits or limitations of competing products both in development and approved; and

•
our expectations regarding the general acceptability and maintenance of our products by regulatory authorities, payors, physicians, and patients.

In addition, statements of belief and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Prospectus/Offer to Exchange, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Many factors could cause actual future events to differ materially from the forward-looking statements in this Prospectus/Offer to Exchange, including, but not limited to:
•
the fact that we have incurred significant losses since inception, and expect to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future;

•
the fact that we require substantial additional capital to finance our operations, and if we are unable to raise such capital when needed or on acceptable terms, we may be forced to delay, reduce,

•
and/or eliminate one or more of our development programs or future commercialization efforts;

•
our ability to obtain and maintain regulatory approval of any of our product candidates;

•
our ability to research, discover and develop additional product candidates;

•
our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•
our ability to renew existing contracts or enter into new ones;

•
our reliance on third-party contract development manufacturing organizations for the manufacture of clinical materials;

•
our ability to respond to general economic conditions;

•
our ability to effectively manage growth;

•
our ability to attract and retain qualified directors, officers, employees and key personnel;

•
our ability to compete with larger pharmaceutical and biotechnology companies that have greater resources, technology, relationships and/or expertise;

•
the impact from future regulatory, judicial, and legislative changes in our industry;

•
our ability to protect and enhance our corporate reputation and brand;

•
our public securities’ potential liquidity and trading;

•
the approval of the Warrant Amendment and our ability to require that all outstanding warrants be exchanged for Class A ordinary shares;

•
the exchange of the IPO warrants for Class A ordinary shares pursuant to the Offer, which will increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders;

•
our ability to maintain the listing of the Public Warrants on Nasdaq; and

•
the lack of a third-party determination that the Offer or the Consent Solicitation is fair to warrant holders.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Prospectus/Offer to Exchange are more fully described under the section titled “Risk Factors” in this Prospectus/Offer to Exchange and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this Prospectus/Offer to Exchange. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

v

SUMMARY
The Offer and Consent Solicitation
This summary provides a brief overview of the key aspects of the Offer and Consent Solicitation. Because it is only a summary, it does not contain all of the detailed information contained elsewhere in this Prospectus/Offer to Exchange or in the documents incorporated herein by reference or included as exhibits to the registration statement that contains this Prospectus/Offer to Exchange. Accordingly, you are urged to carefully review this Prospectus/Offer to Exchange in its entirety (including all documents incorporated herein by reference or filed as exhibits to the registration statement that contains this Prospectus/Offer to Exchange, which exhibits may be obtained by following the procedures set forth herein in the section entitled “Where You Can Find More Information”).
Summary of the Offer and Consent Solicitation
The Company
We are a clinical stage, multi-asset immunology company dedicated to developing novel dual-pathway antibodies for a range of autoimmune and inflammatory diseases with unmet needs. Leveraging the extensive experience of our team, we identify relevant diseases and develop our differentiated assets in those diseases. Our strategic focus is to harness the power of dual-pathway biology to provide a broader and deeper level of clinical benefit to patients with autoimmune and inflammatory diseases.
We are currently developing three clinical-stage product candidates to address indications with high unmet needs and significant commercial opportunity.
•
Tibulizumab (ZB-106) is an IgG-scFv bispecific dual-antagonist antibody engineered by the fusion of elements of TALTZ® (ixekizumab) and tabalumab that neutralizes IL-17A and BAFF. These cytokines play pivotal roles in various inflammatory and autoimmune disorders. By targeting IL-17A and BAFF, tibulizumab demonstrates potential in mitigating chronic inflammation while preserving immune system integrity. Three Phase 1/1b clinical studies have been completed with tibulizumab, including in participants with rheumatoid arthritis and Sjögren’s syndrome. We plan to initiate a Phase 2 study in systemic sclerosis (“SSc”) in the fourth quarter of 2024 and a Phase 2 study in hidradenitis suppurativa (HS) in the second quarter of 2025.

•
ZB-168 is a fully human, high affinity monoclonal antibody that binds and neutralizes the IL-7 receptor chain (IL-7R) alpha. IL-7Rα sits at the nexus of two key immune pathways, IL-7 and thymic stromal lymphopoietin (TSLP), thus IL-7Rα has the potential to block activation through either of these pathways. As a result, we believe ZB-168 could be therapeutically relevant in a broad set of indications where the IL-7 or TSLP pathways may be involved. Three Phase 1/1b clinical studies have been conducted to date. There are additional IL-7Rα inhibitors under development for conditions like alopecia areata, atopic dermatitis and ulcerative colitis, with potential data in 2024. We are actively assessing the competitive landscape and evaluating potential therapeutic indications to guide our future development efforts for ZB-168.
•
Torudokimab (ZB-880) is a fully human, high affinity monoclonal antibody that neutralizes IL-33, preventing ST2-dependent and ST2-independent (e.g., RAGE) inflammation. The IL-33/ST2 axis stands as a validated therapeutic target for conditions such as chronic obstructive pulmonary disease (COPD) and asthma. Three Phase 1/2 clinical studies have been conducted to date. We are actively assessing the competitive landscape and evaluating potential therapeutic indications to guide our future development efforts for torudokimab.

Together, ibulizumab (ZB-106), torudokimab (ZB-880) and ZB-168 are referred to as the “ZB Assets”.
Corporate Contact Information
Our principal executive offices are located at 1489 W. Warm Springs Rd. #110 Henderson, Nevada, and our telephone number is (702) 825-9872. We maintain a website at https://zurabio.com where general information about us is available. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Prospectus/Offer to Exchange or the registration statement of which it forms a part, and the inclusion of our website address in this Prospectus/Offer to Exchange is an inactive textual reference only.
Warrants that Qualify for the Offer
As of July 23, 2024, a total of 12,809,996 IPO warrants were outstanding, including public warrants and private placement warrants, each exercisable for one share of our Class A ordinary shares at a price of $11.50 per share, subject to adjustments pursuant to the Warrant Agreement. Pursuant to the Offer, we are offering up to an aggregate of 3,842,999 of our Class A ordinary shares in exchange for all of our outstanding IPO warrants. For the avoidance of doubt, the 2023 Pre-Funded Warrants and the 2024 Pre-Funded Warrants (as more fully described herein) are not included in this offering and are not part of the IPO warrants.
Under the Warrant Agreement, we may call the public warrants for redemption at our option:
•
in whole and not in part;

•
upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”) to each public warrant holder; and

•
at a price of $0.01 per public warrant if, and only if, the last reported sales price of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like); provided that there is an effective registration statement covering the Class A ordinary shares issuable upon exercise of the public warrants, and a current prospectus relating thereto, available throughout the 30-day redemption period.
The private placement warrants will not be redeemable by us so long as they are held by JATT Ventures, L.P., a Cayman Islands exempted limited partnership (the “Sponsor”), members of the Sponsor, or their permitted transferees. The Sponsor or its permitted transferees have the option to exercise the private placement warrants on a cashless basis. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us (except during the Offer and Consent Solicitation and within 10 business days after the Expiration Date) and exercisable by the holders on the same basis as the public warrants. If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its private placement warrants for that number of our Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of our Class A ordinary shares underlying the private placement warrants, multiplied by the excess of the “sponsor exercise fair market value” (defined below) over the exercise price of the private placement warrants by (y) the sponsor exercise fair market value.
The “sponsor exercise fair market value” will mean the average last reported sale price of our Class A ordinary shares for the ten trading days ending on the third trading day prior to the date on which the notice of private placement warrant exercise is sent to Continental Stock Transfer & Trust Company.
The IPO warrants expire on March 20, 2028, subject to certain terms and conditions.
Market Price of Our Class A Ordinary Shares
Our Class A ordinary shares and public warrants are listed on the Nasdaq under the symbols “ZURA” and “ZURAW,” respectively. See “Market Information, Dividends, and Related Shareholder Matters.”
The Offer
Each IPO warrant holder who tenders IPO warrants for exchange pursuant to the Offer will receive 0.30 of our Class A ordinary shares for each IPO warrant so exchanged. No fractional Class A ordinary shares will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of IPO warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of our Class A ordinary shares on the Nasdaq on the last trading day of the Offer Period, less any applicable withholding taxes. Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered IPO warrants.

Holders of the IPO warrants tendered for exchange will not have to pay any of the exercise price for the tendered IPO warrants in order to receive Class A ordinary shares in the exchange.
The Class A ordinary shares issued in exchange for the tendered IPO warrants will be unrestricted and freely transferable, as long as the holder is not an affiliate of ours and was not an affiliate of ours within the three months prior to the proposed transfer of such shares.
The Offer is being made to all IPO warrant holders except those holders who reside in states or other jurisdictions where an offer, solicitation, or sale would be unlawful (or would require further action in order to comply with applicable securities laws).
The Consent Solicitation
In order to tender IPO warrants in the Offer and Consent Solicitation, holders are required to consent (by executing the Letter of Transmittal and Consent or requesting that their broker or nominee consent on their behalf) to an amendment to the Warrant Agreement governing the IPO warrants as set forth in the Warrant Amendment attached hereto as Annex A. If approved, the Warrant Amendment would permit the Company to require that all IPO warrants that are outstanding upon the closing of the Offer be exchanged for Class A ordinary shares at a ratio of 0.27 Class A ordinary shares per IPO warrant (a ratio which is 10% less than the exchange ratio applicable to the Offer). Upon such exchange, no IPO warrants will remain outstanding.
Purpose of the Offer and Consent Solicitation
The purpose of the Offer and Consent Solicitation is to attempt to simplify our capital structure and reduce the potential dilutive impact of the IPO warrants. See “The Offer and Consent Solicitation — Background and Purpose of the Offer and Consent Solicitation.”
Offer Period
The Offer and Consent Solicitation will expire on the Expiration Date, which is 11:59 p.m., Eastern Time, on August 8, 2024, or such later time and date to which we may extend. All IPO warrants tendered for exchange pursuant to the Offer and Consent Solicitation, and all required related paperwork, must be received by the exchange agent by the Expiration Date, as described in this Prospectus/Offer to Exchange.
If the Offer Period is extended, we will make a public announcement of such extension by no later than 9:00 a.m., Eastern Time, on the next business day following the Expiration Date as in effect immediately prior to such extension.
We may withdraw the Offer and Consent Solicitation only if the conditions of the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Promptly upon any such withdrawal, we will return the tendered IPO warrants (and the related consent to the Warrant Amendment will be revoked). We will announce our decision to withdraw the Offer and Consent Solicitation by disseminating notice by public announcement or otherwise as permitted by applicable law. See “The Offer and Consent Solicitation — General Terms — Offer Period.”
Amendments to the Offer and Consent Solicitation
We reserve the right at any time or from time to time to amend the Offer and Consent Solicitation, including by increasing or (if the conditions to the Offer are not satisfied) decreasing the exchange ratio of Class A ordinary shares issued for every IPO warrant exchanged or by changing the terms of the Warrant Amendment. If we make a material change in the terms of the Offer and Consent Solicitation or the information concerning the Offer and Consent Solicitation, or if we waive a material condition of the Offer and Consent Solicitation, we will extend the Offer and Consent Solicitation to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “The Offer and Consent Solicitation — General Terms — Amendments to the Offer and Consent Solicitation.”
Conditions to the Offer and Consent Solicitation
The Offer is subject to customary conditions, including the effectiveness of the registration statement of which this Prospectus/Offer to Exchange forms a part and the absence of any action or proceeding, statute, rule, regulation, or order that would challenge or restrict the making or completion of the Offer. The Offer is not conditioned upon the receipt of a minimum number of tendered IPO warrants. As such, we will accept all tendered IPO warrants regardless of the number we receive. However, the Consent Solicitation is conditioned upon receiving the consent of holders of at least a majority of the outstanding public warrants and a majority of the private placement warrants (which is the minimum threshold required to amend the Warrant Agreement). Warrantholders may not consent to the Warrant Amendment without tendering their IPO warrants in the Offer, and may not tender such IPO warrants without consenting to the Warrant Amendment. If we receive consents from holders of less than a majority of the outstanding public warrants and less than a majority of the private placement warrants (less than the minimum threshold required to amend the Warrant Agreement), we will accept all the IPO warrants tendered however the Warrant Amendment will not become effective. We may waive some of the conditions to the Offer. See “The Offer and Consent Solicitation — General Terms — Conditions to the Offer and Consent Solicitation.” Promptly upon any such termination and withdrawal, we will return the tendered IPO warrants (and the related consent to the Warrant Amendment will be revoked). We will announce our decision to withdraw the Offer and Consent Solicitation by disseminating notice by public announcement or otherwise as permitted by applicable law. See “The Offer and Consent Solicitation —  General Terms — Offer Period.”
We will not complete the Offer and Consent Solicitation unless and until the registration statement described above is effective. If the registration statement is not effective at the Expiration Date, we may extend, suspend, or cancel the Offer and Consent Solicitation, and will inform IPO warrant holders of such event.
Withdrawal Rights
If you tender your IPO warrants for exchange and change your mind, you may withdraw your tendered IPO warrants (and thereby automatically revoke the related consent to the Warrant Amendment) at any time prior to the Expiration Date, as described in greater detail in the section titled “The Offer and Consent Solicitation — Withdrawal Rights.” If the Offer Period is extended, you may withdraw your tendered IPO warrants (and thereby automatically revoke the related consent to the Warrant Amendment) at any time until the extended Expiration Date. In addition, tendered IPO warrants that are not accepted by us for exchange by August 8, 2024 may thereafter be withdrawn by you until such time as the IPO warrants are accepted by us for exchange.
Participation by Directors, Officers and Affiliates
Certain of our affiliates have agreed to tender their respective IPO warrants in the Offer and to consent to the Warrant Amendment in the Consent Solicitation pursuant to the Tender and Support Agreement. Except as required by the Tender and Support Agreement, none of our directors, officers or affiliates are required to participate in the Offer. See “The Offer and Consent Solicitation —  Interests of Directors, Executive Officers and Others” on page 72 of this Prospectus/Offer to Exchange for further information.
Federal and State Regulatory
Approvals
Other than compliance with the applicable federal and state securities laws, no federal or state regulatory requirements must be complied with and no federal or state regulatory approvals must be obtained in connection with the Offer and Consent Solicitation.
Absence of Appraisal or Dissenters’ Rights
Holders of our IPO warrants do not have any appraisal or dissenters’ rights under applicable law in connection with the Offer and Consent Solicitation.
U.S. Federal Income Tax Consequences of the Offer
For a U.S. Holder (as defined below in “Material U.S. Federal Income Tax Consequences”) of our IPO warrants participating in the Offer and for any holders of our IPO warrants subsequently exchanged for Class A ordinary shares pursuant to the terms of the Warrant Amendment, we intend to treat such U.S. Holder’s exchange of IPO warrants for our Class A ordinary shares as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) pursuant to which, subject to the discussion of the PFIC rules below under “Material U.S. Federal Income Tax Consequences — Passive Foreign Investment Company Rules,” (i) such U.S. Holder should not recognize any gain or loss on the exchange of IPO warrants for Class A ordinary shares (except to the extent of any cash payment received in lieu of a fractional share in connection with the Offer or such subsequent exchange), (ii) such U.S. Holder’s aggregate tax basis in our Class A ordinary shares received in the exchange should equal the U.S. Holder’s aggregate tax basis in such U.S. Holder’s IPO warrants surrendered in the exchange (except to the extent of any tax basis allocated to a fractional share for which a cash payment is received in connection with the Offer or such subsequent exchange), and (iii) such U.S. Holder’s holding period for our Class A ordinary shares received in the exchange should include the U.S. Holder’s holding period for the surrendered IPO warrants. However, because there is a lack of direct legal authority regarding the U.S. federal income tax consequences of the exchange of our IPO warrants for our Class A ordinary shares, there can be no assurance in this regard and alternative characterizations are possible by the U.S. Internal Revenue Service (the “IRS”) or a court, including ones that would require U.S. Holders to recognize taxable income on the exchange of IPO warrants for our Class A ordinary shares.
Although the issue is not free from doubt, if the Warrant Amendment is approved, we intend to treat all IPO warrants not exchanged for Class A ordinary shares in the Offer as having been exchanged for “new” warrants pursuant to the Warrant Amendment and to treat such deemed exchange as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code, pursuant to which, subject to the discussion of the PFIC rules below under “Material U.S. Federal Income Tax Consequences — Passive Foreign Investment Company Rules,”(i) a U.S. Holder of such IPO warrants should not recognize any gain or loss on the deemed exchange of IPO warrants for “new” warrants, (ii) such U.S. Holder’s aggregate tax basis in the “new” warrants deemed to be received in the exchange should equal the U.S. Holder’s aggregate tax basis in such U.S. Holder’s existing IPO warrants deemed surrendered in the exchange, and (iii) such U.S. Holder’s holding period for the “new” warrants deemed to be received in the exchange should include the U.S. Holder’s holding period for the IPO warrants deemed surrendered. Because there is a lack of direct legal authority regarding the U.S. federal income tax consequences of a deemed exchange of IPO warrants for “new” warrants pursuant to the Warrant Amendment, there can be no assurance in this regard and alternative characterizations by the IRS or a court are possible, including ones that would require U.S. Holders to recognize taxable income. See “Market Information, Dividends, and Related Shareholder Matters — Material U.S. Federal Income Tax Consequences.”
No Recommendation
Neither we nor any of our board of directors, our management, the dealer manager, the exchange agent, the information agent, or any other person makes any recommendation on whether you should tender or refrain from tendering all or any portion of your IPO warrants or consent to the Warrant Amendment, and no one has been authorized by any of them to make such a recommendation.
Risk Factors
For risks related to the Offer and Consent Solicitation, please read the section titled “Risk Factors” in this Prospectus/Offer to Exchange and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this Prospectus/Offer to Exchange.
Exchange Agent
The depositary and exchange agent for the Offer and Consent Solicitation is:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Dealer Manager
The dealer manager for the Offer and Consent Solicitation is:
Cantor Fitzgerald & Co.
110 East 59th Street
New York, NY 10022
We have other business relationships with the dealer manager, as described in “The Offer and Consent Solicitation — Dealer Manager.”
Additional Information
We recommend that our IPO warrant holders review the registration statement on Form S-4, of which this Prospectus/Offer to Exchange forms a part, including the exhibits that we have filed with the SEC in connection with the Offer and Consent Solicitation and our other materials that we have filed with the SEC, as well as the other documents we have filed with the SEC that are incorporated herein by reference as described under “Where You Can Find More Information; Incorporation by Reference,” before making a decision on whether to tender for exchange in the Offer and consent to the Warrant Amendment. All reports and other documents we have filed with the SEC can be accessed electronically on the SEC’s website at www.sec.gov.
You should direct (1) questions about the terms of the Offer and Consent Solicitation to the dealer manager at its address listed above and (2) questions about the exchange procedures and requests for additional copies of this Prospectus/Offer to Exchange, the Letter of Transmittal and Consent, or Notice of Guaranteed Delivery to the information agent at the below address and phone number:
Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, New Jersey 07003
Call Toll Free: 1-844-717-2302
Email: zura@allianceadvisors.com
Emerging Growth Company and Smaller Reporting Company
The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use the extended transition period for complying with new or revised accounting standards, and as a result of this election, the Company’s consolidated financial statements may not be comparable to companies that comply with public company Financial Accounting Standards Board (“FASB”) standards’ effective dates. The Company may take advantage of these exemptions up until the last day of the fiscal year following the fifth anniversary of an offering or such earlier time that it is no longer an emerging growth company. The Company expects to no longer be an emerging growth company effective December 31, 2026.
For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with the SEC. These provisions include, but are not limited to:
•
being permitted to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, subject to certain exceptions;

•
not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

•
reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements, including in this Prospectus/Offer to Exchange;

•
not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; and

•
exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have elected to take advantage of certain of the reduced disclosure obligations in this Prospectus/Offer to Exchange and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to our Class A shareholders may be different than what you might receive from other public reporting companies in which you hold equity interests.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until December 31, 2024.
Summary Risk Factors
You should carefully consider the risks discussed under the heading “Risk Factors” in this Prospectus/Offer to Exchange and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this Prospectus/Offer to Exchange, before making a decision to participate in the Offer and Consent Solicitation. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. Some of these risks are summarized below.
•
The Warrant Amendment, if approved, will allow us to require that all outstanding IPO warrants be exchanged for Class A ordinary shares at a ratio 10% lower than the exchange ratio applicable to the Offer.

•
The exchange of IPO warrants for Class A ordinary shares will increase the number of shares eligible for future resale and result in dilution to our shareholders.

•
We have not obtained a third-party determination that the Offer or the Consent Solicitation is fair to IPO warrant holders.

•
There is no guarantee that tendering your IPO warrants in the Offer will put you in a better future economic position.

•
The number of Class A ordinary shares offered in the Offer is fixed. The market price of our Class A ordinary shares may fluctuate, and the market price of our Class A ordinary shares when we deliver our Class A ordinary shares in exchange for your IPO warrants could be less than the market price at the time you tender your IPO warrants.

•
We have a limited operating history, were not involved in the prior phase 1 clinical studies of our product candidates, and have not as a company initiated, conducted or completed any of our own clinical trials, and have not taken a product through to commercialization.

•
We have incurred losses since inception, and we expect to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future. We have not generated any revenue from the ZB Assets and may never generate revenue or become profitable.

•
Our recurring losses from operations and financial condition could raise substantial doubt about our ability to continue as a going concern.

•
If we are unable to raise capital when needed, or on acceptable terms, we may be forced to delay, reduce and/or eliminate one or more of our development programs or future commercialization efforts.

•
We have never successfully completed the regulatory approval process for any product candidates and we may be unable to do so for any product candidates we develop.

•
We are substantially dependent on the success of the ZB Assets, and our anticipated clinical trials of the ZB Assets may not be successful.

•
We may find it difficult to enroll patients in our clinical trials. If we experience delays or difficulties in the enrollment of patients in clinical trials, our successful completion of clinical trials and our potential receipt of marketing approvals could be delayed or prevented.

•
The results of preclinical testing and early clinical trials may not be predictive of the success of our later clinical trials, and the results of our clinical trials may not satisfy the requirements of the U.S. Food and Drug Administration (“FDA”), European Medicines Agency (“EMA”), or other foreign regulatory authorities.

•
Preclinical and clinical development involves a lengthy and expensive process with uncertain outcomes, and results of earlier studies and trials may not be predictive of future clinical trial results.

•
Preliminary, interim data from our clinical trials that we announce or publish may change as more patient data become available and are subject to audit and verification procedures.

•
We may develop the ZB Assets in combination with other therapies, which exposes us to additional risks related to clinical trial design, regulatory requirements, other agents or active pharmaceutical or biological ingredients used in combination with our product candidates.

•
If the FDA or other regulatory authorities revoke their approval of these other therapies or revoke their approval of, or if safety, efficacy, manufacturing or supply issues arise with, the therapies we may choose to evaluate in combination with any product candidate we develop, we may be unable to obtain approval.

•
We depend on license agreements with Pfizer and Lilly to permit us to use certain patents, know-how and technology. Termination of these rights or the failure to comply with obligations under these agreements could materially harm our business and prevent us from developing or commercializing the ZB Assets.

•
Our ability to protect our patents and other proprietary rights is uncertain. We enjoy only limited geographical protection with respect to our licensed patents and may not be able to protect our intellectual property rights throughout the world. Patent terms may not protect our competitive position with respect to the ZB Assets for an adequate amount of time. If we do not obtain patent term extension in the United States under the Drug Price Competition and Patent Term Restoration Act of 1984 (the “Hatch-Waxman Act”) and in foreign countries under similar legislation, our business may be materially harmed.

•
Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated if we fail to comply with these requirements.

•
We may not be able to maintain or enforce trade secret protection for our product candidates.

•
Changes to patent laws in the United States and other jurisdictions could diminish the value of patents in general, thereby impairing our ability to protect the ZB Assets.

•
The regulatory approval processes of the FDA, EMA, and other foreign regulatory authorities are complex, time-consuming, and inherently unpredictable. Of the large number of products in development, only a small percentage successfully complete regulatory approval processes and are commercialized.

•
We will be subject to extensive ongoing regulatory obligations and continued regulatory review after any potential product approval, which may result in significant additional expense and we may be subject to penalties if we fail to comply with regulatory requirements.

•
Our employees, independent contractors, consultants, commercial collaborators, principal investigators, contract research organizations (“CROs”), suppliers and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

•
Our business operations and current and future arrangements with investigators, healthcare professionals, consultants, governmental and private third-party payors, patient organizations and customers will be subject to applicable healthcare regulatory laws, which could expose us to penalties.

•
Healthcare legislative and regulatory reform discourse and potential or enacted measures may have a material adverse impact on our business and results of operations and legislative or political discussions surrounding the desire for and implementation of pricing reforms may adversely impact our business. Since its enactment, there have been numerous judicial, administrative, executive, and legislative challenges to certain aspects of the Patient Protection and Affordable Care Act (the “ACA”). It is unclear how other healthcare reform measures of the Biden or future administrations or other efforts, if any, to amend or challenge the ACA, will impact our business.

•
We are dependent on our key personnel and anticipate hiring new key personnel. If we are not successful in attracting and retaining qualified personnel, including consultants, we may not be able to successfully implement our business strategy.

•
In order to successfully implement our plans and strategies, we will need to grow the size of our organization and we may experience difficulties in managing this growth.

•
Our internal computer systems, or those of any of our CROs, manufacturers, other contractors or consultants or potential future collaborators, may fail or suffer security or data privacy breaches or other unauthorized or improper access to, use of, or destruction of our proprietary or confidential data, employee data or personal data.

•
We may, in the future, form or seek collaborations or strategic alliances or enter into licensing arrangements, and we may not realize the benefits of such collaborations, alliances or licensing arrangements.

•
The market price of our securities may be volatile and may decline in the future. Our operating results may fluctuate significantly.

•
We have not paid cash dividends in the past and we do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the capital appreciation, if any, of our Class A ordinary shares.

•
Future sales of a substantial number of our Class A ordinary shares may cause the price of our ordinary shares to decline. Sales and issuances of our Class A ordinary shares and future exercise of warrants or registration rights, could result in additional dilution of the percentage ownership of our shareholders and could cause our share price to fall.

•
If certain holders of our Class A ordinary shares sell a significant portion of their securities, it may negatively impact the market price of our Class A ordinary shares and such holders still may receive significant proceeds.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA
The following tables present the summary historical consolidated financial data for Zura Bio Limited for the periods and at the dates indicated. The summary consolidated statements of operations data and summary consolidated statements of cash flows data presented below for the years ended December 31, 2023 and 2022 and the summary consolidated balance sheet data presented below as of December 31, 2023 and 2023 have been derived from the consolidated financial statements of Zura Bio Limited incorporated by reference in this Prospectus/Offer to Exchange and/or the Company’s accounting records. The summary consolidated statements of operations data and summary consolidated statements of cash flows data presented below for the six months ended March 31, 2024 and 2023 and the summary consolidated balance sheet data presented below as of March 31, 2024 were derived from the unaudited consolidated financial statements of Zura Bio Limited incorporated by reference in this Prospectus/Offer to Exchange and/or the Company’s accounting records. The unaudited consolidated financial statements of Zura Bio Limited have been prepared on the same basis as the audited consolidated financial statements and, in our opinion, have included all adjustments, which include normal recurring adjustments, necessary to present fairly in all material respects our financial position and results of operations. The results for any interim period are not necessarily indicative of the results that may be expected for the full year.
Historical results are not necessarily indicative of the results expected for any future period. You should read the summary historical consolidated financial data below, together with our consolidated financial statements and related notes thereto incorporated by reference in this Prospectus/Offer to Exchange and the other information appearing elsewhere in this Prospectus/Offer to Exchange.
	Three Months Ended March 31		Year Ended December 31,	From January 18, 2022 (date of inception) to December 31,
(in millions)	2024	2023	2023	2022
Consolidated Statements of Operations Data:
Operating expenses:
Research and development	$3,593	$4,884	$43,999	$23,689
General and administrative	4,786	2,835	18,639	3,473
Total operating expenses	8,379	7,719	62,638	27,162
Loss from operations	(8,379)	(7,719)	(62,638)	(27,162)
Other (income)/expense, net	(23)	10	(17)	23
Interest income	(1,215)	(1)	(2,186)	(8)
Dividend income	—	—	(1,392)	—
Change in fair value of private placement warrants	606	(177)	(724)	—
Change in fair value of note payable	—	2,244	2,244	156
Loss before income taxes	(7,747)	(9,795)	(60,563)	(27,333)
Income tax expense	—	—	—	—
Net loss before redeemable noncontrolling interest	(7,747)	(9,795)	(60,563)	(27,333)
Net loss attributable to redeemable noncontrolling interest	—	203	203	1,595
Net loss	(7,747)	(9,592)	(60,360)	(25,738)
Accretion of redeemable noncontrolling interest to redemption value	—	(203)	(7,220)	(6,652)
Adjustment of redeemable noncontrolling interest from redemption value to carrying value	7,017	—	—	—
Deemed contribution from redeemable noncontrolling interest	—	—	9,212	—
Deemed dividend to redeemable noncontrolling interest	—	—	(10,875)	—
Net loss attributable to common stockholders	(730)	(9,795)	(69,243)	(32,390)
Net loss per share attributable to Class A Ordinary Shareholders of Zura, basic and diluted	$(0.02)	$(2.76)	$(2.09)	$(141.97)
Weighted-average Class A Ordinary Shares used in computing net loss per share attributable to Class A Ordinary Shareholders of Zura, basic and diluted	46,914,542	3,551,906	33,064,036	228,148

	Three Months Ended March 31		Year Ended December 31,
Consolidated Statements of Cash Flows Data:	2024	2023	2023	2022
Net cash used in operating activities	$(4,982)	$(3,257)	$(15,054)	$(1,202)
Net cash used in investing activities	(5,007)	—	(8,000)	(12,000)
Net cash provided by financing activities	—	45,653	121,293	14,769
	As of March 31,	As of December 31,
(in millions, except for per share data)	2024	2023	2022
Consolidated Balance Sheets Data:
Cash and cash equivalents	89,817	99,806	1,567
Prepaid expenses and other current assets	657	1,037	209
Total current assets	90,474	100,843	1,776
Property and equipment, net	9	—	—
Deferred offering costs	—	—	3,486
Total assets	90,483	100,843	5,262
Accounts payable and accrued expenses	14,674	20,302	4,428
Note payable	—	—	7,756
Research and development license consideration liability	—	—	2,634
Total current liabilities	14,674	20,302	14,818
Private placement warrants	1,596	990	—
Total liabilities	16,270	21,292	14,818
Redeemable noncontrolling interest	11,663	18,680	10,000
Series A-1 convertible preferred shares	—	—	12,500
Total Zura Bio Limited shareholders’ equity (deficit)	61,009	59,330	(32,056)
Noncontrolling interest	1,541	1,541	—
Total stockholders’ equity (deficit)	62,550	60,871	(32,056)
Book value per Class A Ordinary Share	$1.30

RISK FACTORS
In consultation with your own advisors, you should carefully consider, among other matters, the factors set forth below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this Prospectus/Offer to Exchange, before making a decision to participate in the Offer and Consent Solicitation. If any of the risks contained in or incorporated by reference into this Prospectus/Offer to Exchange develop into actual events, our business, financial condition, liquidity, results of operations, and prospects could be materially and adversely affected. Some statements in this Prospectus/Offer to Exchange, including statements in the following risk factors, constitute forward-looking statements. See the “Cautionary Note Regarding Forward Looking Statements” section in this Prospectus/Offer to Exchange.
Risks Related to Our IPO Warrants and the Offer and Consent Solicitation
The Warrant Amendment, if approved, will allow us to require that all outstanding IPO warrants be exchanged for Class A ordinary shares at a ratio 10% lower than the exchange ratio applicable to the Offer.
If we complete the Offer and Consent Solicitation and obtain the requisite approval of the Warrant Amendment by holders of the IPO warrants, the Company will have the right to require holders of all IPO warrants that remain outstanding upon the closing of the Offer to exchange each of their IPO warrants for 0.27 Class A ordinary shares. This represents a ratio of Class A ordinary shares per IPO warrant that is 10% less than the exchange ratio applicable to the Offer. Although we intend to require an exchange of all remaining outstanding IPO warrants as a result of the approval of the Warrant Amendment, we would not be required to effect such an exchange and may defer doing so, if ever, until most economically advantageous to us.
Pursuant to the terms of the Warrant Agreement, subject to certain limited exceptions, all modifications or amendments require the vote or written consent of the holders of at least a majority of the public warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the Warrant Agreement with respect to the private placement warrants, a majority of the number of the then outstanding private placement warrants. Therefore, one of the conditions to the adoption of the Warrant Amendment is the receipt of the consent of holders of at least a majority of the outstanding public warrants and a majority of the private placement warrants. Pursuant to the Tender and Support Agreement, parties (including certain of our affiliates) representing approximately 40.7% of the outstanding public warrants and approximately 65.3% of the private placement warrants have agreed to tender their public warrants and private placement warrants (as applicable) in the Offer and to consent to the Warrant Amendment in the Consent Solicitation. Accordingly, if holders of an additional approximately 9.3% of the outstanding public warrants consent to the Warrant Amendment in the Consent Solicitation, and the other conditions described herein are satisfied or waived, then the Warrant Amendment will be adopted.
If adopted, we currently intend to require the exchange of all outstanding IPO warrants for Class A ordinary shares as provided in the Warrant Amendment, which would result in the holders of any remaining outstanding IPO warrants receiving approximately 10% fewer shares than if they had tendered their IPO warrants in the Offer.
The exchange of IPO warrants for Class A ordinary shares will increase the number of shares eligible for future resale and result in dilution to our shareholders.
Our IPO warrants may be exchanged for Class A ordinary shares pursuant to the Offer, which will increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders, although there can be no assurance that such IPO warrant exchange will be completed or that all of the holders of the IPO warrants will elect to participate in the Offer. Any IPO warrants remaining outstanding after the exchange likely will be exercised only if the $11.50 per share exercise price is below the market price of our Class A ordinary shares. We also intend to require an exchange of all remaining outstanding IPO warrants assuming the approval of the Warrant Amendment. To the extent such IPO warrants are exchanged following the approval of the Warrant Amendment or exercised, additional Class A ordinary shares will be issued. These issuances of Class A ordinary shares will result in dilution to our shareholders and increase the number of shares eligible for resale in the public market.

We have not obtained a third-party determination that the Offer or the Consent Solicitation is fair to IPO warrant holders.
None of our board of directors, our officers or employees, our affiliates, the dealer manager, the exchange agent, or the information agent makes any recommendation as to whether you should exchange some or all of your IPO warrants or consent to the Warrant Amendment. We have not retained, and do not intend to retain, any unaffiliated representative to act on behalf of the IPO warrant holders for purposes of negotiating the Offer or Consent Solicitation or preparing a report concerning the fairness of the Offer or the Consent Solicitation. You must make your own independent decision regarding your participation in the Offer and the Consent Solicitation.
There is no guarantee that tendering, or not tendering, your IPO warrants in the Offer will put you in a better future economic position.
We can give no assurance as to the market price of our Class A ordinary shares in the future. If you choose to tender some or all of your IPO warrants in the Offer, future events may cause an increase in the market price of our Class A ordinary shares and IPO warrants, which may result in a lower value realized by participating in the Offer than you might have realized if you did not exchange your IPO warrants. Similarly, if you do not tender your IPO warrants in the Offer, there can be no assurance that you can sell your IPO warrants (or exercise them for Class A ordinary shares) in the future at a higher value than would have been obtained by participating in the Offer. In addition, if the Warrant Amendment is adopted, and you choose not to tender some or all of your IPO warrants in the Offer, you may receive fewer shares than if you had tendered your IPO warrants in the Offer. You should consult your own individual tax and/or financial advisor for assistance on how this may affect your individual situation.
The number of Class A ordinary shares offered in the Offer is fixed. The market price of our Class A ordinary shares may fluctuate, and the market price of our Class A ordinary shares when we deliver our Class A ordinary shares in exchange for your IPO warrants could be less than the market price at the time you tender your IPO warrants.
The number of Class A ordinary shares offered in the Offer for each IPO warrant accepted for exchange is fixed at the number of shares specified on the cover of this Prospectus/Offer to Exchange and will fluctuate in value if there is any increase or decrease in the market price of our Class A ordinary shares or the IPO warrants after the date of this Prospectus/Offer to Exchange. Therefore, the market price of our Class A ordinary shares when we deliver Class A ordinary shares in exchange for your IPO warrants could be less than the market price of the IPO warrants at the time you tender your IPO warrants. The market price of our Class A ordinary shares could continue to fluctuate and be subject to volatility during the period of time between when we accept IPO warrants for exchange in the Offer and when we deliver Class A ordinary shares in exchange for IPO warrants, or during any extension of the Offer Period.
We may amend the terms of the IPO warrants in a manner that may be adverse to holders of the IPO warrants with the approval of the holders of at least a majority of the then-outstanding public warrants and a majority of the then-outstanding private placement warrants, which make up the IPO warrants. As a result, the exercise price of your IPO warrants could be increased, the exercise period could be shortened, and the number of Class A ordinary shares purchasable upon exercise of an IPO warrant could be decreased, all without an IPO warrant holder’s approval.
The IPO warrants are issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the IPO warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but all other modifications or amendments require the vote or written consent of the holders of at least a majority of the public warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the Warrant Agreement with respect to the private placement warrants, a majority of the number of the then outstanding private placement warrants. Accordingly, we may amend the terms of the IPO warrants in a manner adverse to a holder if holders of at least a majority of the then-outstanding public warrants and private placement warrants approve of such amendment. Although our ability to amend the terms of the IPO warrants with the consent of at least a majority of the then-outstanding public warrants and private placement warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the IPO warrants, exchange the IPO warrants for cash or Class A ordinary shares, shorten the exercise period, or decrease the number of Class A ordinary shares purchasable upon exercise of an IPO warrant.
Registration of our Class A ordinary shares issuable upon exercise of the IPO warrants under the Securities Act may not be in place when an investor desires to exercise IPO warrants.
Under the terms of the Warrant Agreement, we are obligated to file and maintain an effective registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”), covering the issuance of our Class A ordinary shares issuable upon exercise of the IPO warrants, and thereafter will use our commercially reasonable efforts to maintain a current prospectus relating to the Class A ordinary shares issuable upon exercise of the IPO warrants, until the expiration of the IPO warrants in accordance with the provisions of the Warrant Agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise that represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct, or the SEC issues a stop order. If the shares issuable upon exercise of the IPO warrants are not registered under the Securities Act, we are required to permit holders to exercise their IPO warrants on a cashless basis. However, no IPO warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their IPO warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. If and when the IPO warrants become redeemable by us, we may exercise our redemption right (except during the Offer and Consent Solicitation and within 10 business days after the Expiration Date) even if we are unable to register or qualify the underlying Class A ordinary shares for sale under all applicable state securities laws.
We may redeem your unexpired IPO warrants that are not exchanged prior to their exercise (except during the Offer and Consent Solicitation and within 10 business days after the Expiration Date) at a time that is disadvantageous to you, thereby making your IPO warrants worthless.
We will have the ability to redeem outstanding IPO warrants (excluding any private placement warrants held by the Sponsor or their permitted transferees) at any time after they become exercisable and prior to their expiration (except during the Offer and Consent Solicitation and within 10 business days after the Expiration Date), at $0.01 per IPO warrant, provided that the last reported sales price of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like), we have an effective registration statement under the Securities Act covering our Class A ordinary shares issuable upon exercise of the IPO warrants and a current prospectus relating to them is available. If and when the IPO warrants that are not exchanged become redeemable by us, we may exercise our redemption right (except during the Offer and Consent Solicitation and within 10 business days after the Expiration Date) even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding IPO warrants could force an IPO warrant holder to (i) exercise your IPO warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your IPO warrants at the then-current market price when you might otherwise wish to hold your IPO warrants, or (iii) accept the nominal redemption price which, at the time the outstanding IPO warrants are called for redemption, will be substantially less than the market value of your IPO warrants.
In addition, we may redeem the IPO warrants at any time after they become exercisable and prior to their expiration (except during the Offer and Consent Solicitation and within 10 business days after the Expiration Date) for a number of our Class A ordinary shares determined based on the fair market value of our Class A ordinary share. The value received upon exercise of the IPO warrants (1) may be less than the value the holders would have received if they had exercised their IPO warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the IPO warrants.
The liquidity of the IPO warrants that are not exchanged may be reduced.
If the Warrant Amendment is approved, it is unlikely that any IPO warrants will remain outstanding following the completion of the Offer and Consent Solicitation. See “— The Warrant Amendment, if

approved, will allow us to require that all outstanding IPO warrants be exchanged for Class A ordinary shares at a ratio 10% lower than the exchange ratio applicable to the Offer.” However, if any unexchanged IPO warrants remain outstanding, then the ability to sell such IPO warrants may become more limited due to the reduction in the number of IPO warrants outstanding upon completion of the Offer and Consent Solicitation. Additionally, if we fail to satisfy the Nasdaq’s listing requirements as a result of the exchange, then the market for unexchanged IPO warrants will be further impaired. A more limited trading market might adversely affect the liquidity, market price, and price volatility of unexchanged IPO warrants. If there continues to be a market for our unexchanged IPO warrants, these securities may trade at a discount to the price at which the securities would trade if the number outstanding were not reduced, depending on the market for similar securities and other factors.
Nasdaq may delist our public warrants from trading on its exchange, which could limit public warrant holders’ ability to make transactions in our public warrants.
If the Warrant Amendment is approved, it is unlikely that any IPO warrants will remain outstanding following the completion of the Offer and Consent Solicitation. See “— The Warrant Amendment, if approved, will allow us to require that all outstanding IPO warrants be exchanged for Class A ordinary shares at a ratio 10% lower than the exchange ratio applicable to the Offer.” However, if any unexchanged IPO warrants remain outstanding following the completion of the Offer and Consent Solicitation, we cannot assure you that our IPO warrants will continue to be listed on the Nasdaq in the future. In order to continue listing our public warrants on the Nasdaq, there must be a minimum of at least two registered and active market makers for our public warrants.
If a sufficient number of our public warrant holders exchange their public warrants for Class A ordinary shares in the Offer, there may no longer be at least two registered and active market makers for our public warrants as required by the Nasdaq, and the Nasdaq could delist our public warrants.
If the Nasdaq delists our public warrants from trading on its exchange and we are not able to list our securities on another national securities exchange, our public warrants could be quoted on an over-the-counter market. However, even if this were to occur, holders of public warrants could face significant material adverse consequences, including:
•
a limited availability of market quotations for the public warrants;

•
reduced liquidity for the warrants; and

•
the risk that any market makers that do initially make a market in our unexchanged public warrants eventually cease to do so.

Risks Related to Our Limited Operating History, Financial Position, and Capital Requirements
We have a limited operating history, were not involved in the prior phase 1 clinical studies of our product candidates, and have not as a company initiated, conducted or completed any of our own clinical trials, and have not taken a product through to commercialization.
We are a clinical-stage company with limited operating history. To be cash flow positive and viable, we must develop (alone or in partnership(s)) and eventually commercialize (alone or in partnership(s)) a product or products with significant market potential. This will require us to be successful in a range of challenging activities, including establishing our business model and key third-party relationships; completing preclinical studies and clinical trials of our product candidates; obtaining marketing approval for product candidates; obtaining favorable pricing and reimbursement decisions from governmental and private health care payors in the U.S., Europe and other markets we may seek to enter with our products, if approved; manufacturing, marketing and selling those products for which we (either alone or in partnership(s)) may obtain marketing approval; satisfying any post-marketing requirements; and otherwise monetizing products, for example by licensing or selling assets or the Company.
Our products are not approved for commercial sale. Since our inception in January 2022, we have incurred significant operating losses and have utilized substantial resources to in-license and plan for development of the ZB Assets, organize and staff our company, and provide other general and administrative support. We have not conducted or completed clinical trials, including global late-stage clinical trials. As is widespread practice in the life sciences industry, we will engage third-party clinical trial organizations to conduct preclinical and clinical trials. We cannot be certain that our planned preclinical and clinical trials will begin or be completed on time or at all. Furthermore, we cannot be certain whether our planned preclinical studies and clinical trials will be on budget or have significant cost overruns. We cannot predict whether product candidates will have the desired activity in the clinical trials or whether any side effects will be tolerable. In addition, we have not yet demonstrated an ability to obtain marketing approvals, manufacture a product to commercial scale, or arrange for a third party to do so on our behalf, or conduct sales, marketing and distribution activities necessary for successful product commercialization.
Our ability to generate revenue depends on a number of factors, including, but not limited to, our ability to arrange for third-party contractors to do the following with respect to our product candidates:
•
timely file and gain acceptance of investigational new drug applications or clinical trial authorisations to commence planned clinical trials or future clinical trials;

•
timely initiate preclinical studies and clinical trials;

•
timely enroll patients in clinical trials;

•
successfully complete all safety and efficacy studies (preclinical and clinical) required to obtain U.S. and foreign regulatory approval;

•
run additional clinical trials or other studies beyond those planned to support the approval and commercialization;

•
identify appropriate human doses of our product candidates for use in clinical trials and commercial products;

•
successfully manage the prevalence, duration, and severity of potential side effects or other safety issues, if any;

•
obtain a positive readout from the clinical trials regarding therapeutic activity;

•
successfully demonstrate safety and efficacy to the satisfaction of the FDA, EMA, or similar foreign regulatory authorities;

•
obtain the timely receipt of necessary marketing approvals from the FDA, EMA, and similar foreign regulatory authorities;

•
manufacture sufficient volume and quality of clinical trial materials to enable the completion of our planned clinical trials;

•
establish manufacturing capabilities or make arrangements with third-party manufacturers for future clinical supply and commercial manufacturing;

•
launch commercial sales of our products, if and when approved, whether alone or in collaboration with others;

•
obtain and maintain acceptance of the products, if and when approved, by patients, the medical community, and third-party payors;

•
position our products to effectively compete with other therapies;

•
obtain and maintain favorable coverage and reimbursement for our products;

•
maintain a continued acceptable safety profile following approval;

•
obtain and maintain regulatory exclusivity;

•
obtain and maintain patent and trade secret protection;

•
enforce and defend our intellectual property rights and claims.

Furthermore, third parties have and may allege that they have intellectual property rights that could block our commercial activities and we may need to seek a license, which may not be available or may not be available at a reasonable price. We may also have a contractual dispute, such as a dispute related to patent inventorship or ownership, which may take significant resources, including the management team’s time, to resolve.
Due to the uncertainties and risks associated with these activities, we are unable to accurately and precisely predict the timing and amount of revenues, if any, the extent of any further losses or if or when we might achieve profitability. Consequently, any predictions we make about our future success or viability may not be as accurate as they could be if we had a longer operating history or track record of relative success or if our product candidates were in a more advanced stage of research and development. We may never succeed in these activities and, even if we succeed in commercializing the ZB Assets, we may never generate revenue that is significant enough to justify the investment in development, achieve profitability or otherwise successfully monetize product candidates. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis and we may continue to incur substantial research and development and other expenditures to develop and market additional product candidates. Our failure to become and remain profitable or otherwise successfully monetize the products could decrease the value of our shares and impair our ability to raise capital, reduce or eliminate our research and development efforts, or prevent the expansion of our business, or discontinue our operations. Further, we may encounter unexpected expenses, challenges and complications from known and unknown factors such as a global pandemic.
We have incurred losses since inception, and we expect to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future. We have not generated any revenue from the ZB Assets and may never generate revenue or become profitable.
Investment in biopharmaceutical product development is a highly speculative undertaking and entails substantial upfront costs and capital expenditures over a multi-year timeframe, and ultimately involve a risk that any product candidate will fail to demonstrate adequate efficacy or an acceptable safety profile, gain regulatory approval or become commercially viable. We have no products approved for commercial sale, we have not generated any revenue to date, and we continue to incur research and development and other expenses related to our ongoing operations. We do not expect to generate product revenue unless or until we successfully complete clinical development and obtain regulatory approval from the FDA, EMA and similar foreign regulatory authorities of, and then successfully commercialize, the ZB Assets in one or more indications in one or more territories. We may never succeed in these activities and, even if we do, may never generate revenues that are significant enough to achieve profitability. If we are unable to raise further capital in the near-term, or partner with third parties that fund all or the vast majority of our costs and capital expenditures, then we may be unable to continue operations. We do not expect to generate sufficient revenue through any means to fully fund our operations in the near-term. We cannot assure you that any additional financing that we are able to raise would not have a dilutive impact on your ownership interest in the Company.
We incurred net loss of $7.7 million and an accumulated deficit of $111.2 million for the three months ended March 31, 2024 and net loss of $60.4 million and accumulated deficit of $103.5 million for the year ended December 31, 2023. We expect to continue to incur significant losses for the foreseeable future. Even after finding a means to fund the foreseeable, and unforeseeable, costs to develop our product candidates, thereafter, the progress of our development, and the clinical results achieved, will affect, positively or negatively, the value of our company and accordingly our ability to raise capital. Favorable results may increase the value of the company, increasing our ability to raise capital. Unfavorable results are likely to decrease the value of the company and could impair our ability to raise more capital, which is necessary to maintain our research and development efforts, expand our business and/or continue our operations. A decline in the value of our company could also cause you to lose all or part of your investment.
Our recurring losses from operations and financial condition could raise substantial doubt about our ability to continue as a going concern.
We expect to fund our operations from existing proceeds as well as through the future sale of equity, debt, borrowing under credit facilities or through potential collaborations with other companies or other strategic transactions.

If we need to raise additional capital and are unable to do so, we could be forced to delay, reduce, suspend or cease our research and development programs or any future commercialization efforts, which would have a negative impact on our business, prospects, operating results and financial condition. In the future, in our own required quarterly assessments, we may conclude that there is substantial doubt about our ability to continue as a going concern, and future reports from our independent registered public accounting firm may also contain statements expressing substantial doubt about our ability to continue as a going concern.
If we are unable to raise capital when needed, or on acceptable terms, we may be forced to delay, reduce and/or eliminate one or more of our development programs or future commercialization efforts.
We expect our expenses to increase in connection with our ongoing activities, particularly as we conduct clinical trials of, and seek marketing approval from the FDA, EMA, and similar foreign regulatory authorities for, the ZB Assets. Even if one or more of the ZB Assets are approved for commercial sale, we anticipate incurring costs associated with sales, marketing, manufacturing and distribution activities to launch the ZB Assets. Our expenses could increase beyond expectations if we are required by the FDA, EMA or other regulatory authorities to perform preclinical studies or clinical trials in addition to those that we currently anticipate. Because the design and outcome of our planned and anticipated clinical trials are highly uncertain, we cannot reasonably estimate the actual amount of funding that will be necessary to successfully complete the development and commercialization of the ZB Assets. Our future capital requirements depend on many factors, including factors that are not within our control.
We do not have any committed external sources of funds and adequate additional financing may not be available to us on acceptable terms, or at all. We may be required to seek additional funds sooner than planned through public or private equity offerings, debt financing, collaborations and licensing arrangements or other sources. Such financing may dilute our shareholders or the failure to obtain such financing may restrict our operating activities. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences and anti-dilution protections that adversely affect your rights as a shareholder. Debt financing may result in the imposition of debt covenants, increased fixed payment obligations or other restrictions that may affect our business. If we raise additional funds through upfront payments or milestone payments pursuant to future collaborations with third parties, we may have to relinquish valuable rights to the ZB Assets, or grant licenses on terms that are not favorable to us. Our ability to raise additional capital may be adversely impacted by potential worsening global economic and political conditions and volatility in the credit and financial markets in the United States and worldwide. Our failure to raise capital as and when needed or on acceptable terms would have a negative impact on our financial condition and our ability to pursue our business strategy, and we may have to delay, reduce the scope of, suspend or eliminate one or more of our research-stage programs, clinical trials or future commercialization efforts.
Our business relies on certain rights licensed from Pfizer and Lilly that can be terminated in certain circumstances. If we breach the agreements, or if we are unable to satisfy our obligations under which we license rights to the ZB Assets, we could lose the ability to develop and commercialize one or more of the ZB Assets.
Our ability to develop and commercialize the ZB Assets is dependent on the use of certain intellectual property and regulatory rights licensed to us from Pfizer (for ZB-168) and Lilly (for torudokimab and tibulizumab). The licenses set forth certain terms and conditions for maintaining the licenses. In the event that the terms and conditions are not met or we become insolvent or bankrupt, the licenses may be terminated and we will no longer be able to develop and commercialize one or more of the ZB Assets. See “Business — License Agreements — 2022 Lilly License” and “Business — License Agreements — 2023 Lilly License”; “Business — License Agreements — Pfizer Agreement” in our Annual Report on Form 10-K. Further, a wholly owned Pfizer subsidiary is the owner of certain intellectual property licensed to us from Pfizer for ZB-168. The confirmatory three-way license agreement provides Pfizer the necessary rights to give effect to the Pfizer License. See “Business — License Agreements — Pfizer Agreement” in our Annual Report on Form 10-K.
If there is any dispute with Pfizer or Lilly regarding our rights under the Pfizer Agreement or the Lilly Licenses, including if we are unable to meet our milestone obligations or become insolvent or bankrupt, our ability to develop and commercialize one or more of the ZB Assets may be adversely affected. Any uncured, material breach by us under the Pfizer Agreement or the Lilly Licenses could result in our loss of exclusive rights to one or more of the ZB Assets and may lead to a complete termination of our product development efforts for one or more of the ZB Assets.
Due to the significant resources required for the development of the ZB Assets, we must prioritize the pursuit of treatments for certain indications. We may expend our limited resources to pursue a particular indication and fail to capitalize on indications that may be more profitable or for which there is a greater likelihood of success.
We intend to develop treatments for patients with serious immune system disorders. Due to financial or other constraints, we may be required to limit the scope of our development plans. In the event that we are required to limit our development plans for one or more of the ZB Assets, we may be unable to initiate clinical trials with the same scope that we otherwise intended to pursue, or the geographies in which we initiate such trials.
Our decisions concerning the allocation of research, development, collaboration, management, and financial resources toward particular indications may not lead to the development of any viable commercial product and may divert resources away from other opportunities (including other indications) that later prove to have greater commercial potential or a greater likelihood of success. Even if the endpoint(s) of a clinical trial are met for one or more of the ZB Assets, there is no guarantee that such findings will justify initiation of further trials, including Phase 3 trials that would be required for regulatory approval. Even if the ZB Assets successfully conclude Phase 3 and other necessary clinical trials, and thereafter receive(s) marketing approval, they may not achieve market acceptance or commercial success. If we do not accurately evaluate the commercial potential or target market for the ZB Assets, we may relinquish valuable rights through future collaboration, licensing, or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights. We may make incorrect determinations regarding the viability or market potential of the ZB Assets or misread trends in our industry or in the disease states and therapeutic classes which we are pursuing. Finally, our contractual obligations to make milestone payments to Pfizer and Lilly may impact our ability to fund the development of one or more of the ZB Assets.
We may in the future license additional assets, which may require us to expend additional resources and raise additional capital.
We may execute additional transactions to add to our pipeline. We have not yet entered into any agreements for any such in-licensing transactions. In the event that we do enter into any additional in-license agreements, it is likely that we will need to expend additional resources and raise additional capital. The ability to do so, to some extent, is subject to market, economic, financial, competitive, legislative, and regulatory factors as well as other factors that are beyond our control. There can be no assurance that our business will generate cash flow from operations, or that additional capital will be available to us, in amounts sufficient to enable us to fund our needs.
Risks Related to Anticipated Timing for Initiation, Enrollment, and Completion of Any Planned or Future Clinical Trials
We may not be able to initiate clinical trials if the drug product is not timely available in sufficient quantity at clinical trial sites. We may not be able to initiate or continue clinical trials for our product candidates if we are unable to locate and enroll a sufficient number of eligible participants to participate in these trials to conclusion as required by the FDA or foreign regulatory authorities. Additionally, certain clinical trials for our product candidates may be focused on indications with relatively small patient populations, which may further limit enrollment of eligible participants or may result in slower enrollment than we anticipate. The eligibility criteria of our clinical trials, once established, may further limit the pool of available trial participants.
Participant enrollment is a significant factor in the timing of clinical trials, and the timing of our clinical trials depends, in part, on the speed at which we can recruit participants. Participant enrollment and retention in clinical trials depends on many factors, including the size and nature of the patient population, the severity of the disease under investigation, the nature of the trial protocol, the existing body of safety and efficacy data for the product candidate, the number and nature of competing treatments and ongoing clinical trials of competing therapies for the same indication, the proximity of participants to clinical sites, the eligibility criteria for the trial, the ability to adequately monitor participants during a clinical trial, clinicians’ and participants’ perceptions as to the potential advantages of the product candidate being studied, and the risk that participants will drop out of a trial before completing all site visits. There are limited patient pools from which to draw in order to complete our clinical trials in a timely and cost-effective manner, particularly for any rare diseases we are pursuing.
Furthermore, a number of factors could delay or prevent potential participants from participating in our clinical trials. For example, our efforts to build relationships with health care providers or patient communities may not succeed, which could result in delays in participant enrollment in our clinical trials. Delays or failures in planned participant enrollment or retention may result in increased costs, program delays or both, which could have a harmful effect on our ability to develop our product candidates, or could render further development impossible. In addition, natural disasters or public health epidemics may delay or prevent participants from enrolling or from receiving treatment in accordance with the protocol and the required timelines, which could delay our clinical trials, or prevent us or our partners from completing our clinical trials at all, and harm our ability to obtain approval. Further, if participants drop out of our clinical trials, miss scheduled doses or follow-up visits, or otherwise fail to follow clinical trial protocols, the integrity of data from our clinical trials may be compromised or not accepted by the FDA or other regulatory authorities, which would represent a significant setback for the applicable program. In addition, we may rely on CROs and clinical trial sites to ensure proper and timely conduct of our clinical trials and, while we intend to enter into agreements governing their services, we will be limited in our ability to compel their actual performance.
Risks Related to the Clinical Development and Commercialization of Our Product Candidates
Statements included in this Prospectus/Offer to Exchange concerning clinical trials of the ZB Assets have not been reviewed, furnished or endorsed by Pfizer or Lilly, and Pfizer and Lilly have not certified and do not certify any information included herein.
We have never successfully completed the regulatory approval process for any product candidates and we may be unable to do so for any product candidates we develop.
We have not yet demonstrated our ability to obtain regulatory approvals or arrange for a third party to do so on our behalf. If we are required to conduct additional preclinical studies or clinical trials of the ZB Assets beyond those that we currently contemplate, if we are unable to successfully complete preclinical studies or clinical trials of the ZB Assets, or if the corresponding results are not positive or are only modestly positive or if there are safety concerns, we may:
•
be delayed in obtaining regulatory approval from the FDA, EMA or other regulatory authorities for our product candidates;

•
not obtain regulatory approval at all and lose our right and ability under our license from Pfizer to further develop and commercialize the ZB Assets;

•
obtain regulatory approval for indications or patient populations that are not as broad as intended or desired;

•
continue to be subject to post-marketing testing requirements from the FDA, EMA or other regulatory authorities; or

•
have the product removed from the market after obtaining regulatory approval.

We are substantially dependent on the success of the ZB Assets, and our anticipated clinical trials of the ZB Assets may not be successful.
Our future success is substantially dependent on our ability to successfully develop the ZB Assets for future marketing approval, and then successful commercialization.

In 2015, ZB-168 was placed on clinical hold (an order issued by the United States FDA to the sponsor of an investigational new drug application to delay or to suspend a clinical investigation) due to concern regarding IL-7Rα expression on certain cell types within the lung and “insufficient information to address the potential risk that RN168 treatment poses to the respiratory system in humans.” The clinical hold was not the result of any adverse events or safety findings emerging from the ongoing clinical studies. Pfizer’s response to the clinical hold included conducting additional non-clinical experiments, a review of IL-7Rα expression in the lung, and proposed pulmonary monitoring plans for future clinical trials, and a detailed assessment of adverse events in the clinical trials conducted to date. The clinical hold was lifted in 2016 with the following conditions/requirements: before enrolling children in studies with ZB-168, data should be submitted supporting that the potential benefits justify the potential risks. We have subsequently received FDA written responses in September 2023, to our pre-IND application, acknowledging that the completed non-clinical studies appear reasonable to support moving forward to a phase 2 study in alopecia areata.
The ZB Assets will require additional clinical development, evaluation of clinical, preclinical and manufacturing activities, marketing approval in multiple jurisdictions, substantial investment, and significant marketing efforts before we generate any revenues from product sales. We are not permitted to market or promote the ZB Assets before we receive marketing approval from the FDA, EMA and comparable foreign regulatory authorities, and we may never receive such marketing approvals.
The success of the ZB Assets will depend on a variety of factors. We do not have complete control over many of these factors, including certain aspects of clinical development and the regulatory submission process, the manufacturing, marketing, distribution and sales efforts of any third parties with whom we choose to collaborate in the future. Accordingly, we cannot assure you that we will ever be able to generate revenue through the sale of the ZB Assets, even if approved. If we are not successful in commercializing the ZB Assets, or are significantly delayed in doing so, our business will be materially harmed.
We may find it difficult to enroll patients in our clinical trials. If we experience delays or difficulties in the enrollment of patients in clinical trials, our successful completion of clinical trials and our receipt of marketing approvals could be delayed or prevented.
We may not be able to initiate or continue clinical trials for the ZB Assets if we are unable to locate and enroll a sufficient number of eligible patients to participate in trials. Patient enrollment may be affected by various factors, including if our competitors have ongoing clinical trials for product candidates that are under development for the same indications as the ZB Assets, and patients instead enroll in such clinical trials. Our inability to enroll a sufficient number of patients would result in significant delays in completing clinical trials or receipt of marketing approvals and increased development costs or may require us to abandon one or more clinical trials altogether.
The results of preclinical studies and early clinical trials of the ZB Assets may not be predictive of the success of our later clinical trials, and the results of our clinical trials may not satisfy the requirements of the FDA, EMA, or other foreign regulatory authorities.
We will be required to demonstrate with substantial evidence through well-controlled clinical trials that the ZB Assets are safe and effective before we can seek marketing approval. Demonstrations of efficacy or an acceptable safety profile in prior preclinical studies of the ZB Assets do not mean that future clinical trials will yield the same results, and the translational work that we need to conduct may fail. For instance, we do not know whether the ZB Assets will perform in future preclinical studies or clinical trials as the ZB Assets have performed in preclinical studies and early clinical trials conducted by Pfizer and/or Lilly, as applicable.
The ZB Assets may fail to demonstrate in later-stage clinical trials sufficient safety and efficacy to the satisfaction of the FDA, EMA, and other foreign regulatory authorities despite having progressed through preclinical studies and earlier stage clinical trials. Regulatory authorities may also limit the scope of later-stage trials until we have demonstrated satisfactory safety or efficacy results in preclinical studies or earlier-stage trials, which could prevent us from conducting the clinical trials we currently anticipate. There is no guarantee that the FDA, EMA, and other foreign regulatory authorities will consider the data obtained from prior trials sufficient to allow us to initiate clinical trials within the timelines we anticipate, or at all. Even if we are able to initiate our planned clinical trial on schedule, there is no guarantee that we will be able to complete such trial on the timelines we anticipate or that such trial will produce positive results. Any limitation on our ability to conduct clinical trials could delay or prevent regulatory approval or limit the size of the patient population that can be treated by the ZB Assets, if approved.
Preclinical and clinical development involves a lengthy and expensive process with uncertain outcomes, and results of earlier studies and trials may not be predictive of future clinical trial results.
Our clinical trials may not be conducted as planned or completed on schedule, if at all, and a failure of one or more clinical trials can occur at any stage. The outcome of preclinical studies and early-stage clinical trials may not be predictive of the success of later clinical trials, and the outcome of preclinical studies and early-stage clinical trials for a product candidate for a particular indication may not be predictive of the success of preclinical studies and early-stage clinical trials for the same product candidate for a different indication. Unexpectedly favorable results for the standard of care in any Phase 2 or Phase 3 trial could lead to unfavorable comparisons to the ZB Assets. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their product candidates.
We cannot guarantee that any clinical trials will be initiated or conducted as planned or completed on schedule, if at all. We also cannot be sure that submission of an investigational new drug application (“IND”) or similar application will result in the FDA, EMA, or other regulatory authority, as applicable, allowing clinical trials to begin in a timely manner, if at all. Moreover, even if these trials begin, issues may arise that could cause regulatory authorities to suspend or terminate such clinical trials. Events that may prevent successful or timely initiation or completion of clinical trials include: inability to generate timely or sufficient preclinical, toxicology or other in vivo or in vitro data to support the initiation or continuation of clinical trials; delays in reaching a consensus with regulatory authorities on study design or implementation of the clinical trials; delays or failure in obtaining regulatory authorization to commence a trial; delays in reaching agreement on acceptable terms with prospective CROs and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and clinical trial sites; delays in identifying, recruiting and training suitable clinical investigators; delays in obtaining required institutional review board (“IRB”) approval at each clinical trial site; failure to requalify drug substance or drug product for use in clinical trials; failure to demonstrate comparability of drug substance or drug product for regulatory authorization; delays in manufacturing, testing, releasing, validating or importing/exporting sufficient stable quantities of the ZB Assets for use in clinical trials, or the inability to do any of the foregoing; failure by our CROs, other third parties or us to adhere to clinical trial protocols; failure to perform in accordance with the FDA’s or any other regulatory authority’s good clinical practice requirements (“GCPs”) or applicable regulatory guidelines in other countries; changes to the clinical trial protocols; clinical sites deviating from trial protocol or dropping out of a trial; changes in regulatory requirements and guidance that require amending or submitting new clinical protocols; selection of clinical endpoints that require prolonged periods of observation or analyses of resulting data; transfer of manufacturing processes to larger-scale facilities operated by a contract manufacturing organization (“CMO”) and delays or failure by our CMOs or us to make any necessary changes to such manufacturing process; delays or failure in completing technology transfer for the ZB Assets; delays or failure in obtaining or releasing drug substance or drug product from licensors or third parties; licensors or third parties being unwilling or unable to perform quality control testing of drug substance or drug product; licensors or third parties being unwilling or unable to provide a right of reference to preclinical, manufacturing or clinical data for the ZB Assets; and licensors or third parties being unwilling or unable to satisfy their contractual obligations to us.
We could also encounter delays if a clinical trial is suspended or terminated by us, by the IRBs of the institutions in which such clinical trials are being conducted, by the Data Safety Monitoring Board, if any, for such clinical trial or by the FDA or other regulatory authorities. Such authorities may suspend or terminate a clinical trial due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical trial protocols, inspection of the clinical trial operations or trial site by the FDA, EMA, or other regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from the ZB Assets, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial. If we are required to conduct additional clinical trials or other testing of the ZB Assets beyond those that we currently contemplate, if we are unable to successfully complete clinical trials of the ZB Assets, if the results of these trials are not positive or are only moderately positive or if there are safety concerns, our business and results of operations may be adversely affected and we may incur significant additional costs.
Preliminary, interim data from our clinical trials that we announce or publish may change as more patient data become available and are subject to audit and verification procedures.
From time to time, we may publicly disclose preliminary data from our preclinical studies and clinical trials, which are based on a preliminary analysis of then-available data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data. We might also make assumptions, estimations, calculations and conclusions as part of our analyses of these data without the opportunity to fully and carefully evaluate complete data. As a result, the preliminary results that we report may differ from future results of the same studies, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated or subsequently made subject to audit and verification procedures.
From time to time, we may also disclose interim data from our preclinical studies and clinical trials. Interim data are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available or as patients from our clinical trials continue other treatments. Further, others, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the approvability or commercialization of the ZB Assets and our company in general. In addition, the information we choose to publicly disclose regarding a particular preclinical study or clinical trial is based on what is typically extensive information, and you or others may not agree with what we determine is material or otherwise appropriate information to include in our disclosure. If the preliminary or interim data that we report differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain approval for, and commercialize, the ZB Assets may be harmed, which could harm our business, operating results, prospects or financial condition.
We may develop the ZB Assets in combination with other therapies, which exposes us to additional risks related to clinical trial design, regulatory requirements, other agents or active pharmaceutical or biological ingredients used in combination with our product candidates.
In the future, we may develop the ZB Assets to be used in combination with one or more approved or investigational therapies. The necessary clinical trials and regulatory approval requirements for such combination therapies can be more complex, time consuming, expensive, and uncertain than for single-drug therapies. Even if any product candidate we develop were to receive marketing approval or be commercialized for use in combination with other existing approved therapies, we would continue to be subject to the risks that the FDA or other regulatory authorities could revoke approval of the therapy used in combination with our product candidates or that safety, efficacy, intellectual property, manufacturing or supply issues could arise with these existing therapies. This could result in our own products being removed from the market or being less successful commercially.
If the FDA or other regulatory authorities revoke their approval of these other therapies or revoke their approval of, or if safety, efficacy, manufacturing or supply issues arise with, the therapies we choose to evaluate in combination with any product candidate we develop, we may be unable to obtain approval.
We may also evaluate our future product candidates in combination with one or more other therapies that have not yet been approved for marketing by the FDA or other regulatory authorities. We will not be able to market any product candidate we develop in combination with any such unapproved therapies that do not ultimately obtain marketing approval. In addition, unapproved therapies face the same risks described with respect to our product candidates, including the potential for serious adverse effects, delays in clinical trials and lack of FDA approval.
The ZB Assets may have a safety profile that could prevent regulatory approval of clinical trials, marketing approval or market acceptance, or limit commercial potential.
Patients in previous trials for the ZB Assets experienced adverse events. If the ZB Assets are associated with unacceptable side effects or have unexpected characteristics in preclinical studies or clinical trials when used alone or in combination with other approved products or INDs, we may need to interrupt, delay or abandon development or limit development to more narrow uses or subpopulations in which such potential side effects or other characteristics may be less prevalent, less severe or more acceptable from a risk-benefit perspective. Treatment-related side effects could also affect patient recruitment or the ability of enrolled patients to complete the trials or result in potential product liability claims. Any of these occurrences may prevent us from achieving or maintaining market acceptance of the ZB Assets and may adversely affect our business, financial condition and prospects significantly.
Additionally, if the ZB Assets receive marketing approval, we or others may later identify unexpected or unexpectedly severe side effects or adverse events caused by the ZB Assets. In such cases, regulatory authorities may suspend, limit or withdraw approvals of or seek an injunction against their manufacture or distribution, require additional warnings on the label, including “boxed” warnings, or issue safety alerts, require press releases or other communications containing warnings or other safety information, require us to change the way the ZB Assets is administered or conduct additional clinical trials or post-approval studies, require us to create a risk evaluation and mitigation strategy (“REMS”) which could include a medication guide outlining the risks of such side effects for distribution to patients or impose fines, injunctions or criminal penalties. We could also be sued and held liable for harm caused to patients, and our reputation may suffer. Any of these events could prevent us from achieving or maintaining market acceptance of the ZB Assets, if approved, and could seriously harm our business.
The ZB Assets are protein therapeutics and thus carry the risk of provoking immune responses.
The ZB Assets are protein therapeutics, which can provoke adverse immune responses when administered to patients. For example, the formation of anti-drug antibodies (“ADA”) were observed in the majority of patients who were dosed with ZB-168 in a phase 1b trial in T1D mellitus, including 54.5% of patients who developed neutralizing ADA. Although these ADAs did not appear to affect drug concentrations based on visual inspection, there can be no assurance that ADAs will not develop in future studies that may reduce exposure or lead to adverse safety events. The development of ADA could also trigger hypersensitivity reactions that manifest as serious adverse events for the ZB Assets, including but not limited to anaphylaxis. If patients experience adverse events, including anaphylaxis, our trials could be delayed or stopped and our development programs may be halted entirely if this is observed during clinical development. Even if ADAs are not detected in early clinical trials, they may be detected after product launch and may significantly reduce the commercial potential or even result in the product being pulled from the market.
Risks Related to our Dependence on Third Parties or Their Actions
We intend to rely on third parties to conduct, supervise, and monitor our preclinical studies and clinical trials, and if those third parties perform in an unsatisfactory manner, it may harm our business.
We do not currently have the ability to independently conduct preclinical studies or clinical trials required to develop our product candidates. We intend to rely on CROs, clinical trial sites, and other third parties to ensure the proper and timely conduct of our preclinical studies and clinical trials, and we expect to have limited influence over their actual performance. We intend to rely upon CROs and others to monitor, manage, and report data for our clinical trials, which includes biostatistical analysis and programming. Our reliance on the CROs and others will not relieve us of our regulatory responsibilities.
We, our CROs, and other third parties we might engage will be required to comply with good laboratory practices (“GLPs”) and GCPs, which are regulations and guidelines enforced by the FDA and comparable foreign regulatory authorities in the form of International Conference on Harmonization guidelines for any of our product candidates that are in preclinical and clinical development. The regulatory authorities enforce GCPs through periodic inspections of trial sponsors, principal investigators, and clinical trial sites. Although we will rely on CROs and others to conduct GCP-compliant clinical trials, we remain responsible for ensuring that each of our GLP preclinical studies and clinical trials is conducted in accordance with our investigational plan and protocol and applicable laws and regulations, and our reliance on the CROs and others does not relieve us of our regulatory responsibilities. If we, CROs and other third parties we engage fail to comply with GCPs, the clinical data generated in our clinical trials may be deemed unreliable and the

FDA or comparable foreign regulatory authorities may require us to perform additional clinical trials for approval. Accordingly, if our CROs or others fail to comply with these regulations or fail to recruit a sufficient number of participants, we may be required to repeat clinical trials, which would delay the regulatory approval process.
While we will have agreements governing their activities, CROs and other third parties we engage will not be our employees, and we will not directly control whether or not they devote sufficient time and resources to our programs. These CROs and others may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical trials, or other product development activities which could harm our business. We face the risk of potential unauthorized disclosure or misappropriation of our intellectual property by CROs and others, which may reduce our trade secret protection and allow our potential competitors to access and exploit our proprietary technology. In addition, certain of our agreements with CROs or other third parties provide for monetary and other limitations on their liability. If our CROs do not successfully carry out their contractual duties or obligations, fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements or for any other reasons, our clinical trials may be extended, delayed or terminated, and we may not be able to obtain regulatory approval for, or successfully commercialize our product candidates.
If our relationships with any CROs terminate, we may not be able to enter into arrangements with alternative CROs or do so on commercially reasonable terms. Switching or adding additional CROs involves substantial cost and requires management time and focus. In addition, there is a natural transition period when a new CRO commences work. As a result, delays occur, which can negatively impact our ability to meet our desired clinical development timelines. Though we intend to carefully manage our relationships with our CROs, there can be no assurance that we will not encounter challenges or delays in the future or that these delays or challenges will not have a negative impact on our business, financial condition, and prospects.
In addition, investigators for our clinical trials may serve as scientific advisors or consultants to us from time to time and receive compensation in connection with such services. Under certain circumstances, we may be required to report some of these relationships to the FDA. The FDA may conclude that a financial relationship between us and an investigator has created a conflict of interest or otherwise affected interpretation of the trial. The FDA may therefore question the integrity of the data generated at the applicable clinical trial site and the utility of the clinical trial itself may be jeopardized. This could result in a delay in approval, or rejection, of our marketing applications by the FDA and may ultimately lead to the denial of product approval.
We do not have our own manufacturing capabilities and will rely on third parties to produce clinical and commercial supplies of our product candidates. Reliance on third parties increases the risk that we will not have sufficient quantities of our product candidates or such quantities at an acceptable cost.
We have no or limited experience in drug formulation or manufacturing as a company, and we do not own or operate, and we do not expect to own or operate, facilities for drug manufacturing, storage and distribution, or testing. We are dependent on third parties, including some located in China, such as WuXi AppTec, to manufacture the clinical supplies of our product candidates. For any activities conducted in China, we are exposed to the increased possibility of supply disruptions and higher costs in the event of changes in the policies of the U.S. or Chinese governments, political unrest or unstable economic conditions including sanctions on China or any of our China-based suppliers. Our manufacturing costs could also increase as a result of potential future appreciation of the local currency in China or increased labor costs if the demand for skilled laborers increases and/or the availability of skilled labor declines in China. In addition, certain Chinese biotechnology companies may become subject to trade restrictions, sanctions, other regulatory requirements, or proposed legislation by the U.S. government, which could restrict or even prohibit our ability to work with such entities, thereby potentially disrupting the supply of material to us. For example, the recently proposed BIOSECURE Act introduced in the U.S. House of Representatives, and a substantially similar bill in the U.S. Senate, target U.S. government contracts, grants, and loans for entities that use equipment and services from certain specified Chinese biotechnologies service provides, including WuXi AppTec, and authorizes the U.S. government to include additional Chinese biotechnologies companies of concern. If these bills become law, or similar laws are passed, they would have the potential to severely restrict the ability of companies to work with certain Chinese biotechnology companies of concern without losing the ability to contract with, or otherwise receive funding from, the U.S. government. Such disruption could have adverse effects on the development of our product candidates and our business operations.
Further, we also will rely on third-party manufacturers to supply us with sufficient quantities of our product candidates, to be used, if approved, for commercialization. We do not have long-term supply agreements or commitments with a manufacturer to produce raw materials, active pharmaceutical ingredients or the finished products of our product candidates or the associated packaging. Furthermore, the raw materials for our product candidates are sourced, in some cases, from a single-source supplier. If we were to experience an unexpected loss of supply of any of our product candidates or any of our future product candidates for any reason, whether as a result of manufacturing, supply or storage issues or otherwise, we could experience delays, disruptions, suspensions or terminations of, or be required to restart or repeat, any pending or ongoing clinical trials. For example, adverse macroeconomic or geopolitical developments such as a health epidemic or pandemic, or the ongoing conflicts in Ukraine and the Middle East, could impact our ability to procure sufficient supplies for the development of our products and product candidates. Any significant delay in the supply of a product candidate, or the raw material components thereof, for an ongoing clinical trial due to the need to replace a third-party manufacturer could considerably delay completion of our clinical trials, product testing and potential regulatory approval of our product candidates.
Our reliance on third-party manufacturers entails various risks, some of which we would not be subject to if we manufactured product candidates ourselves, including:
•
inability to meet our drug specifications and quality requirements consistently;

•
delay or inability to procure or expand sufficient manufacturing capacity;

•
issues related to scale-up of manufacturing;

•
costs and validation of new equipment and facilities required for scale-up;

•
failure to comply with current good manufacturing practices (“cGMP”) or similar foreign standards;

•
inability to negotiate manufacturing agreements with third parties under commercially reasonable terms, if at all;

•
termination or nonrenewal of manufacturing agreements with third parties in a manner or at a time that is costly or damaging to us;

•
reliance on single sources for drug components or finished drug product;

•
lack of qualified backup suppliers for components or finished drug product purchased from a sole or single source supplier;

•
misappropriation of proprietary information, including our trade secrets and know-how;

•
the mislabeling of clinical supplies, potentially resulting, e.g., in the wrong dose amounts being supplied or study drug or placebo not being properly identified;

•
clinical supplies not being delivered to clinical sites on time, leading to clinical trial interruptions;

•
operations of our third-party manufacturers or suppliers being disrupted by conditions unrelated to our business or operations, including the bankruptcy of the manufacturer or supplier; and

•
carrier disruptions or increased costs that are beyond our control.

We do not have complete control over all aspects of the manufacturing process of, and are dependent on, our contract manufacturing partners for compliance with cGMP regulations for manufacturing both active drug substances and finished drug products. Third-party manufacturers may not be able to or may fail to comply with cGMP regulations or similar regulatory requirements outside of the United States. If our contract manufacturers cannot successfully manufacture material that conforms to our specifications and the strict regulatory requirements of the FDA or others, they will not be able to secure and/or maintain marketing approval for their manufacturing facilities. In addition, we do not have control over the ability of our contract manufacturers to maintain adequate quality control, quality assurance and qualified personnel. If the FDA or a foreign regulatory authority does not approve these facilities for the manufacture of our product candidates or if it withdraws any such approval in the future, we may need to find alternative manufacturing facilities, which would significantly impact our ability to develop, obtain marketing approval for or market our product candidates, if approved. Our failure, or the failure of our third-party manufacturers, to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates or drugs, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of our product candidates or drugs and harm our business and results of operations.
Our current and anticipated future dependence upon others for the manufacture of our product candidates or drugs may adversely affect our potential future profit margins and our ability to commercialize any product candidates that may receive marketing approval on a timely and competitive basis.
Risks Related to Our Intellectual Property
Our business relies on certain licensing rights from Pfizer for ZB-168 that can be terminated in certain circumstances. If we breach the agreement, or if we are unable to satisfy our obligations under which we license rights to torudokimab from Pfizer, we could lose the ability to develop and commercialize ZB-168.
We are party to a license agreement with Pfizer under which we were granted rights to certain patents, know-how and technology that are important and necessary to our business, including for ZB-168. Our rights to use these patents and employ the inventions claimed therein, as well as the exploitation of licensed technology and know-how, are subject to the continuation of, and our compliance with, the terms of our license agreement.
Our license agreement with Pfizer imposes upon us various diligence, payment and other obligations, including as described in the section titled “Business — License Agreements — Pfizer Agreement.”
If we fail to comply with any of our obligations under the Pfizer Agreement, or we are subject to a bankruptcy or dissolution, Pfizer may have the right to terminate the license agreement, in which event we would not be able to market any ZB-168 product.
We are heavily reliant upon the license from Pfizer to certain patent rights that are important or necessary to the development of ZB-168. Pfizer retains all rights not expressly granted by the license as well as retaining rights to make, have made, use and import ZB-168 or any products containing ZB-168 for all internal research, development and regulatory purposes, except that Pfizer does not have the right to conduct clinical trials to develop ZB-168 or any products containing ZB-168.
We are responsible for filing, prosecuting (including in connection with any reexaminations, oppositions and the like) and maintaining the licensed patent rights and to provide Pfizer a reasonable opportunity to review and comment on proposed submissions to any patent office and reasonably consider any comments provided by Pfizer. We must notify Pfizer prior to permitting any patent right to go abandoned. Pfizer may then choose at its option to continue prosecution or maintenance of said patent right and the license granted to us will become nonexclusive as to that right. The patents and patent applications licensed by Pfizer were not drafted by us or our attorneys, and we have not controlled or had any input into the prosecution of these patents and patent applications. We cannot be certain that drafting or prosecution of those patents and patent applications were conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents.
Pursuant to the Pfizer Agreement, we are required to prepare a development plan and use Commercially Reasonable Efforts (as that term is defined in the Pfizer Agreement) to develop and seek regulatory approval for ZB-168 in several countries and then to commercialize each product where regulatory approval is obtained. If we fail to comply with the obligations under our license agreement, or if we use the licensed intellectual property in an unauthorized manner, we may be required to pay damages and Pfizer may have the right to terminate the license. If our license agreement is terminated, we may not be able to develop, manufacture, market or sell the product candidate covered by our agreement and those being tested or approved in combination with such product. Such an occurrence could materially adversely affect the value of the product candidate being developed under any such agreement.

Pursuant to the Pfizer Agreement, we have the first right, but not the obligation, to enforce the licensed patents at our expense. Without Pfizer’s consent, we may not settle any such initiated litigation that would (i) adversely affect the validity, enforceability or scope of any of the licensed patent rights, (ii) give rise to liability of Pfizer or its Affiliates (as defined in the Pfizer Agreement), (iii) admit non-infringement of any licensed patent rights, or (iv) otherwise impair Pfizer’s rights in any licensed technology or the license agreement. If we decide not to enforce the licensed patents, our licensor has the option to enforce them and may determine not to pursue litigation against other companies that are infringing these patents, or may pursue such litigation less aggressively than is desirable. Without protection for the intellectual property we license, other companies might be able to offer substantially identical products for sale, which could adversely affect our competitive business position and harm our business prospects.
Our business relies on certain licensing rights from Lilly for torudokimab that can be terminated in certain circumstances. If we breach the agreement, or if we are unable to satisfy our obligations under which we license rights to torudokimab from Lilly, we could lose the ability to develop and commercialize torudokimab.
Our ability to continue to develop and commercialize torudokimab is dependent on the use of certain intellectual property that is licensed to us from Lilly. The license sets forth certain terms and condition for maintaining the license. In the event that the terms and conditions are not met or we become insolvent or bankrupt, the license may be terminated and we will no longer be able to develop and commercialize torudokimab.
The Lilly-Z33 License imposes upon us various diligence, payment and other obligations, as described in the section titled “Business — License Agreements — 2022 Lilly License.”
If we fail to comply with any of our obligations under the Lilly-Z33 License, Lilly may have the right to terminate the license agreement, in which event we would not be able to market any torudokimab product.
If there is any dispute with Lilly regarding our rights under the Lilly-Z33 License, including if we are unable to meet our milestone obligations or become insolvent or bankrupt, our ability to develop and commercialize torudokimab may be adversely affected. Any uncured, material breach by us under the Lilly‑Z33 License could result in our loss of exclusive rights to torudokimab and may lead to a complete termination of our product development efforts for torudokimab.
Our business relies on certain licensing rights from Lilly for tibulizumab that can be terminated in certain circumstances. If we breach the agreement, or if we are unable to satisfy our obligations under which we license rights to tibulizumab from Lilly, we could lose the ability to develop and commercialize tibulizumab.
Our ability to continue to develop and commercialize tibulizumab is dependent on the use of certain intellectual property that is licensed to us from Lilly. The license sets forth certain terms and conditions for maintaining the license. In the event that the terms and conditions are not met or we become insolvent or bankrupt, the license may be terminated and we will no longer be able to develop and commercialize tibulizumab.
Our license agreement with Lilly for tibulizumab imposes upon us various diligence, payment and other obligations, as described in the section titled “Business — License Agreements — 2023 Lilly License.”
If we fail to comply with any of our obligations under the Lilly-ZB17 License, Lilly may have the right to terminate the license agreement, in which event we would not be able to market any tibulizumab product.
If there is any dispute with Lilly regarding our rights under the Lilly-ZB17 License, including if we are unable to meet our milestone obligations or become insolvent or bankrupt, our ability to develop and commercialize tibulizumab may be adversely affected. Any uncured, material breach by us under the Lilly-ZB17 License could result in our loss of exclusive rights to tibulizumab and may lead to a complete termination of our product development efforts for tibulizumab.
Intellectual property disputes may impact our business and/or our ability to develop and commercialize the ZB Assets
Disputes may arise regarding intellectual property subject to, and any of our rights and obligations under, any license or other strategic agreement, including:

•
the scope of rights granted under the license agreement and other interpretation-related issues;

•
the extent to which our technology and processes infringe, misappropriate or violate the intellectual property of the licensor that is not subject to the license agreement;

•
our diligence obligations under the license agreement and what activities satisfy those diligence obligations;

•
the sublicensing of patent and other rights to third parties under any such agreement or collaborative relationships;

•
the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our partners; and

•
the priority of invention of patented technology.

In addition, the agreements under which we license intellectual property or technology to or from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, results of operations and prospects. Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidate.
Our business also would suffer if any current or future licensors fail to abide by the terms of the license, if the licensors fail to enforce licensed patents against infringing third parties, if the licensed patents or other rights are found to be invalid or unenforceable, or if we are unable to enter into necessary licenses on acceptable terms. Moreover, our licensors may own or control intellectual property that has not been licensed to us and, as a result, we may be subject to claims, regardless of their merit, that we are infringing, misappropriating or otherwise violating the licensor’s rights.
In addition, if we are unable to successfully obtain rights to required third-party intellectual property rights or maintain the existing intellectual property rights we have, we may have to seek alternative options, such as developing new product candidates with design-around technologies, which may require more time and investment, or abandon development of the relevant research programs or product candidates and our business, financial condition, results of operations and prospects could suffer.
Our ability to protect our patents and other proprietary rights is uncertain, exposing us to the possible loss of competitive advantage.
Our success depends in large part on our ability to obtain and maintain patent protection for the ZB Assets and their uses, components, formulations, methods of manufacturing and methods of treatment, as well as our ability to operate without infringing on or violating the proprietary rights of others. We have licensed rights, including composition of matter patent families, related to the ZB Assets. Licensing assets from third parties involves technical and scientific due diligence to assess the opportunity, the strength of the intellectual property protection for the asset and the ability to commercialize the asset. This due diligence is usually conducted over a relatively short period of time. It can be difficult to identify all the issues relevant to the assessment. Failure to identify all the relevant issues can impact negatively on the value of the asset.
Our intellectual property strategy is, where appropriate, to file new patent applications on inventions, including improvements to existing products/candidates and processes to improve our competitive edge or to improve business opportunities. We continually assess and refine our intellectual property strategy to ensure appropriate protection and rights are secured. Thus, we may be able to file patent applications in the United States and abroad related to our novel discoveries and technologies, for example new uses/methods of treatment, new formulations and improvements to manufacturing methods, that are important to our business, as opportunities arise.
Identifying and seeking patent protection is expensive and time consuming and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost, in a timely manner or in all jurisdictions where protection may be commercially advantageous, or we may financially not be able to protect our proprietary rights at all. Despite our efforts to protect our proprietary rights, unauthorized parties may be able to obtain and use information we regard as proprietary. Where possible, we seek to file for patent protection in commercial jurisdictions relevant to the product or technology; however, this is assessed on a case-by-case basis.
The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. Our future patent applications may not result in patents being issued which protect our technology or product candidates or which do not effectively prevent others from commercializing competitive technologies and product candidates. The patent examination process may require us or our licensors to narrow the scope of the claims of our or our licensors’ pending and future patent applications, which may limit the scope of patent protection that may be obtained. We cannot assure you that all of the potentially relevant prior art relating to our patents and patent applications has been found. If such prior art exists, it can invalidate a patent or prevent a patent application or certain patent claims from being issued.
The issuance of a patent does not ensure that it is valid or enforceable. Therefore, even if we are issued a patent, it may not be valid or enforceable against third parties. Issued patents may be challenged, narrowed, invalidated or circumvented. In addition, court decisions may introduce uncertainty in the enforceability or scope of patents owned by pharmaceutical and biotechnology companies. Thus, any of our patents, including patents that we may rely on to protect our market for approved products, may be held invalid or unenforceable by a court.
Because patent applications in the United States, Europe and many other jurisdictions are typically not published until 18 months after filing, and because publications of discoveries in scientific literature lag behind actual discoveries, we cannot be certain that we or our licensors were the first to make the inventions claimed in our issued patents or future patent applications, or that we or our licensors were the first to file for protection of the corresponding inventions. As a result, we may not be able to obtain or maintain protection for certain inventions. Such patent protection may be of insufficient scope to achieve our business objectives.
In addition, the issuance of a patent does not necessarily give us the right to practice the patented invention. Third parties may have blocking patents that prevent marketing of our products or working our own technology. We endeavor to identify early third-party patents and patent applications which may be block a product or technology, to minimize this risk. However, relevant patents or patent applications may be overlooked or missed, which may in turn impact our ability to commercialize the ZB Assets.
The term of a patent depends upon the laws of the country in which it is issued. In most jurisdictions, including the United States, Europe, China and Japan, the basic patent term is 20 years from the earliest filing date of a non-provisional patent application, subject to the payment of renewal fees. Some jurisdictions, including the United States, Europe and Japan, provide for up to an additional five years as a patent term extension for therapeutic products that require marketing approval. The requirements for this supplementary protection are set by the relevant authorities in the given jurisdiction. Products approved before the expiry of the basic patent term may benefit from such a patent term extension. It is our strategy to apply for such supplementary protection, where possible.
In addition to patent protection, statutory provisions in the United States, Europe and other jurisdictions may provide a period of clinical data exclusivity which may be followed by an additional period of market exclusivity to compensate for the time required for regulatory approval of our product candidates. Once the relevant criteria are satisfied, the protection applies. The length of protection depends on the jurisdiction and may also depend on the type of therapy.
Third parties may seek to market “similar” versions of our approved products, if any. Alternatively, third parties may seek approval to market their own products, similar or otherwise, that compete with our products. We may not be able to block the commercialization of these products, which may erode our commercial position in the marketplace.
If disputes over intellectual property and other rights that we have licensed, own in the future or co-own in the future prevent or impair our ability to maintain our licensing or exclusivity arrangements on acceptable terms, we may be unable to successfully develop and commercialize the affected product candidate.

We enjoy only limited geographical protection with respect to our licensed patents and may not be able to protect our intellectual property rights throughout the world.
We may not be able to protect our intellectual property rights throughout the world and the legal systems in certain countries may not favor enforcement or protection of patents, trade secrets and other intellectual property. Filing, prosecuting and defending patents worldwide can be prohibitively expensive and our intellectual property rights in some foreign jurisdictions may be less extensive than those in the United States.
The life of a patent and the protection it affords is limited. For example, in the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest US non-provisional filing date. In Europe, the expiration of an invention patent is 20 years from its filing date. Certain US patents have a longer patent term pursuant to patent term adjustment (35 U.S.C. §154(b)).
Our competitors may operate in countries where we do not have patent protection and can freely use our technologies and discoveries. For example, we may lack patent protection or pending patent applications in manufacturing countries such as China, India, and Singapore.
Even if patents are granted, they may be difficult to enforce in certain countries, for example, in China. Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. If we or any of our licensors is forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business and financial condition may be adversely affected. Many countries also limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent.
Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated if we fail to comply with these requirements.
Periodic maintenance and annuity fees on any issued patent are due to be paid to the United States Patent and Trademark Office (“USPTO”) and foreign patent agencies over the lifetime of a patent. In addition, the USPTO and other foreign patent agencies require compliance with a number of procedural, documentary, and other similar provisions during the patent application process. While an inadvertent failure to make payment of fees or to comply with such provisions can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which such non-payment or non-compliance will result in the abandonment or lapse of the patent or patent application, and the partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include failure to respond to official actions within prescribed time limits, and non-payment of fees and failure to properly legalize and submit formal documents within prescribed time limits. If we or our licensors fail to maintain the patents and patent applications covering our product candidates or if we or our licensors otherwise allow our patents or patent applications to be abandoned or lapse, our competitors might be able to enter the market, which would hurt our competitive position and could impair our ability to successfully commercialize our product candidates.
Issued patents covering one or more of our product candidates could be found invalid or unenforceable.
Any issued patents that we may license or own covering the ZB Assets could be narrowed or found invalid or unenforceable if challenged in court or before administrative bodies in the United States or abroad, including the USPTO. We may be subject to claims challenging the inventorship, validity, or enforceability of our patents and/or other intellectual property. Finally, changes in US patent law, or laws in other countries, could diminish the value of patents in general, thereby impairing our ability to protect the ZB Assets. Further, if we encounter delays in our clinical trials or delays in obtaining regulatory approval, the period of time during which we could market the ZB Assets under patent protection would be reduced. Thus, the patents that we own and license may not afford us any meaningful competitive advantage.
Moreover, we or our licensors may be subject to a third-party pre-issuance submission of prior art to the USPTO or become involved in opposition, derivation, revocation, reexamination, inter partes review, post-grant review or interference proceedings. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate, our patent rights, allow third parties to commercialize our technology or the ZB Assets and compete directly with us, or result in our inability to manufacture or commercialize drugs without infringing third-party patent rights. If the breadth or strength of protection provided by our patents and patent applications is threatened, regardless of the outcome, it could dissuade companies from collaborating with us to license, develop or commercialize the ZB Assets.
We may not be able to maintain or enforce trade secret protection for our product candidates.
In addition to seeking patents, we may also rely on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position. Any disclosure, either intentional or unintentional, by our employees, the employees of third parties with whom we share our facilities or third-party consultants and vendors that we engage to perform research, clinical trials or manufacturing activities, or misappropriation by third parties (such as through a cybersecurity breach) of our trade secrets or proprietary information could enable competitors to duplicate or surpass our technological achievements, thus eroding our competitive position. In order to protect our proprietary technology and processes, we rely in part on confidentiality agreements with our collaborators, employees, consultants, outside scientific collaborators and sponsored researchers and other advisors. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure. We may need to share our proprietary information, including trade secrets, with future business partners, collaborators, contractors and others located in countries at heightened risk of theft of trade secrets, including through direct intrusion by private parties or foreign actors and those affiliated with or controlled by state actors. In addition, while we undertake efforts to protect trade secrets and other confidential information from disclosure, others may independently discover trade secrets and proprietary information, and in such cases, we may not be able to assert any trade secret rights against such party. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.
We may be subject to damages resulting from claims that we or our employees have wrongfully used or disclosed confidential information of our competitors or are in breach of non-competition or non-solicitation agreements with our competitors.
As is common in the biotechnology and pharmaceutical industries, we employ individuals and engage the services of consultants who previously worked for other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although no claims against us are currently pending, we may be subject to claims that these employees or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers, or that our consultants have used or disclosed trade secrets or other proprietary information of their former or current clients. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses, and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions, or other interim proceedings or developments, and, if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our Class A ordinary shares. This type of litigation or proceeding could substantially increase our operating losses and reduce our resources available for development activities. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can. Uncertainties resulting from the initiation and continuation of patent litigation or other intellectual property related proceedings could adversely affect our ability to compete in the marketplace.
Patent terms may not protect our competitive position with respect to the ZB Assets for an adequate amount of time.
The life of a patent, and the protection it affords, is limited. Once patents covering the ZB Assets have expired, we may be open to competition from competitive products, including generics or biosimilars. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our licensed and owned patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.
If we do not obtain patent term extension in the United States under the Hatch-Waxman Act and in foreign countries under similar legislation, our business may be materially harmed.
In the United States, the patent term of a patent that covers an FDA-approved drug may be eligible for limited patent term extension, which permits patent term restoration as compensation for the patent term lost during the FDA regulatory review process. The Hatch-Waxman Act permits a patent term extension of up to five years beyond the expiration of the patent. The length of the patent term extension is related to the length of time the drug is under regulatory review. However, a patent extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval, only one patent applicable to an approved drug may be extended and only those claims covering the approved drug or its use it may be extended. Similar provisions are available in Europe and certain other non-United States jurisdictions to extend the term of a patent that covers an approved drug.
If and when the ZB Assets receive FDA approval, we expect to apply for patent term extension on patents covering those ZB Assets, there is no guarantee that the applicable authorities will agree with our assessment of whether such extension should be granted, and even if granted, the length of such extension. We may not be granted patent term extension either in the United States or in any foreign country because of, for example, failing to exercise due diligence during the testing phase or regulatory review process, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents or otherwise failing to satisfy applicable requirements. Moreover, the term of extension, as well as the scope of patent protection during any such extension, afforded by the governmental authority could be less than we request. If we are unable to obtain any patent term extension or the term of any such extension is less than we request, our competitors may obtain approval of competing products following the expiration of our patent rights, and our business, financial condition, results of operations and prospects could be materially harmed.
It is possible that we will not obtain patent term extension under the Hatch-Waxman Act for a U.S. patent covering one or more of the ZB Assets even where that patent is eligible for patent term extension, or if we obtain such an extension, it may be for a shorter period than we had sought.
There are detailed rules and requirements regarding the patents that may be submitted to the FDA for listing in the Licensed Biological Products with Reference Product Exclusivity and Biosimilarity or Interchangeability Evaluations (also known as the “Purple Book”), a searchable, online database that contains information about biological products, including biosimilar and interchangeable biological products, licensed (approved) by the FDA under the Public Health Service (PHS) Act. We may be unable to obtain patents covering those ZB Assets that contain one or more claims that satisfy the requirements for listing in the Purple Book. Even if we submit a patent for listing in the Purple Book, the FDA may decline to list the patent, or a manufacturer of biosimilar or interchangeable drugs may challenge the listing. If the ZB Assets are approved and patents covering the ZB Assets are not listed in the Purple Book, a manufacturer of biosimilar or interchangeable drugs would not have to provide advance notice to us of any abbreviated new drug application filed with the FDA to obtain permission to sell a biosimilar or interchangeable version of either of the ZB Assets.
Changes to patent laws in the United States and other jurisdictions could diminish the value of patents in general, thereby impairing our ability to protect the ZB Assets.
Changes in either the patent laws or interpretation of patent laws in the United States, including patent reform legislation such as the Leahy-Smith America Invents Act (the “Leahy-Smith Act”) could increase the uncertainties and costs surrounding the prosecution of our future owned and in-licensed patent applications and the maintenance, enforcement or defense of our owned and in-licensed patents. The Leahy-Smith Act includes a number of significant changes to United States patent law. These changes include provisions that affect the way patent applications are prosecuted, redefine prior art, provide more efficient and cost-effective avenues for competitors to challenge the validity of patents, and enable third-party submission of prior art to the USPTO during patent prosecution and additional procedures to challenge the validity of a patent at USPTO-administered post-grant proceedings, including post-grant review, inter partes review, and derivation proceedings. Assuming that other requirements for patentability are met, prior to March 2013, in the United States, the first to invent the claimed invention was entitled to the patent, while outside the United States, the first to file a patent application was entitled to the patent. After March 2013, under the Leahy-Smith Act, the United States transitioned to a first-to-file system in which, assuming that the other statutory requirements for patentability are met, the first inventor to file a patent application will be entitled to the patent on an invention regardless of whether a third party was the first to invent the claimed invention. As such, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our patents, all of which could have a material adverse effect on our business, financial condition, results of operations and prospects.
In addition, the patent positions of companies in the development and commercialization of biologics and pharmaceuticals are particularly uncertain. Recent US Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and altered the rights of patent owners in certain situations. This combination of events has created uncertainty with respect to the validity and enforceability of patents once obtained. Depending on future legislation by the US Congress, decisions by the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that could have a material adverse effect on our patent rights and our ability to protect, defend and enforce our patent rights in the future. For example, in the case Amgen v. Sanofi, the Supreme Court held broad functional antibody claims invalid for lack of enablement. Similarly, in the case Juno v. Kite, the Federal Circuit held genus claims directed to CAR-T cells invalid for lack of written description for failing to provide disclosure commensurate with the scope of the claims. While we do not believe that any of the patents licensed or owned by us will be found wholly invalid based on these decisions, we cannot predict how future decisions by the courts, Congress or the USPTO may impact the value of our patents. Similarly, changes in the patent laws of other jurisdictions could adversely affect our ability to obtain and effectively enforce our patent rights, which would have a material adverse effect on our business and financial condition.
We may not identify relevant third-party patents or may incorrectly interpret the relevance, scope or expiration of a third-party patent, which might adversely affect our ability to develop and market the ZB Assets.
We cannot guarantee that any of our patent searches or analyses, including the identification of relevant third-party patents, the scope of said patent claims or the expiration of relevant patents, are complete, accurate or thorough, nor can we be certain that we have identified each and every third-party patent and pending application in the United States and abroad that is relevant to or necessary for the commercialization of the ZB Assets. The scope of a patent claim is determined by an interpretation of the law, the written disclosure in a patent and the patent’s prosecution history. Our interpretation of the relevance or the scope of a patent or a pending application may be incorrect. Our determination of the expiration date of any patent that we consider relevant may be incorrect. Our failure to identify and correctly interpret relevant patents may negatively impact our ability to develop and market the ZB Assets.
In addition, because some patent applications in the United States may be maintained in secrecy until the patents are issued, patent applications in the United States and many foreign jurisdictions are typically not published until 18 months after filing, and publications in the scientific literature often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for technology covered by our patents or our pending applications, or that we were the first to invent the technology. Our competitors may have filed, and may in the future file, patent applications covering the ZB Assets or technology similar to ours. Any such patent application may have priority over our patent applications or patents, which could require us to obtain rights to patents covering such technologies.
We may be subject to claims challenging the inventorship of our patents and other intellectual property.
We generally enter into confidentiality and intellectual property assignment agreements with our employees, consultants, and contractors. These agreements generally provide that inventions conceived by the party in the course of rendering services to us will be our exclusive property. However, those agreements may not be honored and may not effectively assign intellectual property rights to us. Moreover, there may be some circumstances where we are unable to negotiate such ownership rights.
We may be subject to claims that former employees, collaborators or other third parties have an interest in our patents or other intellectual property as an inventor or co-inventor. The failure to name the proper inventors on a patent application can result in the patents issuing thereon being unenforceable. Inventorship disputes may arise from conflicting views regarding the contributions of different individuals named as inventors, the effects of foreign laws where foreign nationals are involved in the development of the subject matter of the patent, conflicting obligations of third parties involved in developing the ZB Assets or as a result of questions regarding co-ownership of potential joint inventions. Arbitration or litigation may be necessary to resolve these and other claims challenging inventorship and/or ownership. Alternatively, or additionally, we may enter into agreements to clarify the scope of our rights in such intellectual property. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, arbitration or litigation could result in substantial costs and be a distraction to management and other employees.
We may be subject to patent infringement claims or may need to file claims to protect our intellectual property, which could result in substantial costs and liability and prevent us from commercializing the ZB Assets.
Because the intellectual property landscape in the biotechnology industry is rapidly evolving and is interdisciplinary, it is difficult to conclusively assess our freedom to operate without infringing on or violating third-party rights. If a third party successfully brings a claim against us, we may be required to pay substantial damages, be forced to abandon the ZB Assets and/or seek a license from the patent holder. In addition, any intellectual property claims (e.g., patent infringement or trade secret theft) brought against us, whether or not successful, may cause us to incur significant legal expenses and divert the attention of our management and key personnel from other business concerns. We cannot be certain that patents owned or licensed by us will not be challenged by others in the course of litigation. Some of our competitors may be able to sustain the costs of complex intellectual property litigation more effectively than we can. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise funds at a particular market price.
Competitors may infringe or otherwise violate our patents, trademarks, copyrights or other intellectual property. To counter infringement or other violations, we may be required to file claims, which can be expensive and time-consuming. Any such claims could provoke these parties to assert counterclaims against us, including claims alleging that we infringe their patents or other intellectual property rights. In addition, in a patent infringement proceeding, a court or administrative body may decide that one or more of the patents we assert is invalid or unenforceable, in whole or in part, construe the patent’s claims narrowly or refuse to prevent the other party from using the technology at issue on the grounds that our patents do not cover the technology. Similarly, if we assert trademark infringement claims, a court or administrative body may determine that the marks we have asserted are invalid or unenforceable or that the party against whom we have asserted trademark infringement has superior rights to the marks in question. In such a case, we could ultimately be forced to cease use of such marks. In any intellectual property litigation, even if we are successful, any award of monetary damages or other remedy we receive may not be sufficient.
Further, we may be required to protect our patents through procedures created to challenge the validity of a patent at the USPTO. An adverse determination in any such submission or proceeding could reduce the scope or enforceability of, or invalidate, our patent rights, which could adversely affect our competitive position. Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in United States federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action.
In addition, if any of the ZB Assets is found to infringe the intellectual property rights of third parties, these third parties may assert infringement claims against our future licensees and other parties with whom we have business relationships and we may be required to indemnify those parties for any damages they suffer as a result of these claims, which may require us to initiate or defend protracted and costly litigation on behalf of licensees and other parties regardless of the merits of such claims. If any of these claims succeed, we may be forced to pay damages on behalf of those parties or may be required to obtain a license.
Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or other legal proceedings relating to our intellectual property rights, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation or other proceedings.
Our license from Pfizer is subject to retained rights.
Pfizer retains certain rights under its license agreement with us, including (a) the right to make, have made, use and import the underlying technology for all internal research, development and regulatory purposes; provided, that Pfizer shall not have the right to conduct clinical trials to develop the underlying technology in the treatment, diagnosis or prevention of diseases in humans, (b) the right to use the licensed patent rights and know-how for purposes other than those exclusively license to us under the Pfizer Agreement and (c) the rights that have been provided by Pfizer to (i) a reagent supplier to make or sell the underlying technology or (ii) a non-commercial entity to use the underlying technology, in each case in the form of non- cGMP samples of the underlying technology in milligram quantities solely as a research reagent.
Pfizer may also use for any purpose information in non-tangible form which may be retained by persons who have had access to ZB-168 and the licensed know-how, including ideas, concepts or techniques contained therein.
It is difficult to monitor whether Pfizer limits its use of the technology to these uses, and we could incur substantial expenses to enforce our rights to our licensed technology in the event of misuse.
Our licenses from Lilly are subject to retained rights.
Lilly retains certain rights under its license agreement with us, including the right to use the underlying technology for internal research, development and regulatory purposes. It is difficult to monitor whether Lilly limits its use of the technology to these uses, and we could incur substantial expenses to enforce our rights to our licensed technology in the event of misuse.
We may not be able to effectively secure first-tier technologies when competing against other companies or investors.
Our future success may require that we acquire patent rights and know-how to new or complementary technologies. However, we compete with a substantial number of other companies that may also compete for technologies we desire. In addition, many venture capital firms and other institutional investors, as well as other biotechnology companies, invest in companies seeking to commercialize various types of emerging technologies. Many of these companies have greater financial, scientific and commercial resources than us. Therefore, we may not be able to secure the technologies we desire. Furthermore, should any commercial undertaking by us prove to be successful, there can be no assurance competitors with greater financial resources will not offer competitive products and/or technologies.
Numerous factors may limit any potential competitive advantage provided by our intellectual property rights.
The degree of future protection afforded by our intellectual property rights, whether licensed or owned, is uncertain because intellectual property rights have limitations, and may not adequately protect our business, provide a barrier to entry against our competitors or potential competitors, or permit us to maintain our competitive advantage. Moreover, if a third party has intellectual property rights that cover the practice of our technology, we may not be able to fully exercise or extract value from our intellectual property rights. The factors that may limit any potential competitive advantage provided by our intellectual property rights include:
•
pending patent applications that we may file or license may not lead to issued patents;

•
patents, should they issue, that we own or license, may not provide us with any competitive advantages, or may be challenged and held invalid or unenforceable;

•
others may be able to develop and/or practice technology that is similar to our technology or aspects of our technology but that is not covered by the claims of any of our owned or in-licensed patents, should any such patents issue;

•
third parties may compete with us in jurisdictions where we do not pursue and obtain patent protection;

•
we (or our licensor) might not have been the first to make the inventions covered by a pending patent application that we own or license;

•
we (or our licensor) might not have been the first to file patent applications covering a particular invention;

•
others may independently develop similar or alternative technologies without infringing our intellectual property rights;

•
we may not be able to obtain and/or maintain necessary licenses on reasonable terms or at all;

•
third parties may assert an ownership interest in our intellectual property and, if successful, such disputes may preclude us from exercising exclusive rights, or any rights at all, over that intellectual property;

•
we may not be able to maintain the confidentiality of our trade secrets or other proprietary information;

•
we may not develop or in-license additional proprietary technologies that are patentable; and

•
the patents of others may have an adverse effect on our business.

•
Should any of these events occur, they could significantly harm our business and results of operation.

If approved, our product candidates that are regulated as biologics may face competition from biosimilars or interchangeable biosimilars approved through an abbreviated regulatory pathway.
The Biologics Price Competition and Innovation Act of 2009 (“BPCIA”), was enacted as part of the ACA to establish an abbreviated pathway for the approval of biosimilar and interchangeable biological products. The regulatory pathway establishes legal authority for the FDA to review and approve biosimilar biologics, including the possible designation of a biosimilar as “interchangeable” based on its similarity to an approved biologic. Under the BPCIA, a reference biological product may be granted 12 years of data exclusivity from the time of first licensure of the product, and the FDA will not accept an application for a biosimilar or interchangeable product based on the reference biological product until four years after the date of first licensure of the reference product. In addition, the approval of a biosimilar product may not be made effective by the FDA until 12 years from the date on which the reference product was first licensed. During this 12-year period of exclusivity, another company may still develop and receive approval of a competing biologic, so long as their biologics license application (“BLA”) does not rely on the reference product, sponsor’s data or submit the application as a biosimilar application. The law is complex and is still being interpreted and implemented by the FDA. As a result, its ultimate impact, implementation, and meaning are subject to uncertainty, and any new policies or processes adopted by the FDA could have a material adverse effect on the future commercial prospects for our biological products.
We believe that if any of the ZB Assets is approved in the United States as a biological product under a BLA it would qualify for the 12-year period of exclusivity. However, there is a risk that this exclusivity could be shortened due to congressional action or otherwise, or that the FDA will not consider the subject product candidate to be a reference product for competing products, potentially creating the opportunity for biosimilar competition sooner than anticipated. Moreover, the extent to which a biosimilar, once approved, will be substituted for any one of the reference products in a way that is similar to traditional generic substitution for non-biological drug products is not yet clear, and will depend on a number of marketplace and regulatory factors that are still developing. The approval of a biosimilar or interchangeable biosimilar of our product candidates could have a material adverse impact on our business due to increased competition and pricing pressure.

Risks Related to Regulatory and Legal Compliance
The regulatory approval processes of the FDA, EMA, and other foreign regulatory authorities are complex, time-consuming and inherently unpredictable. If we are not able to obtain, or if there are delays in obtaining, required regulatory approvals for the ZB Assets, we may not be able to commercialize, or may be delayed in commercializing, the ZB Assets, and our ability to generate revenue will be materially impaired.
The process of obtaining regulatory approvals in the United States, European Union (“EU”), and other jurisdictions is complex, expensive and typically takes many years following commencement of clinical trials, if approval is obtained at all, and can vary substantially based upon a variety of factors, including the type, complexity and novelty of the product candidates involved. We cannot commercialize the ZB Assets without first obtaining regulatory approval from the FDA in the United States and comparable foreign regulatory authorities outside of the United States. Before obtaining regulatory approvals for the commercial sale of the ZB Assets, we must demonstrate through complex and expensive preclinical studies and clinical trials that the ZB Assets are both safe and effective for each targeted indication. Securing regulatory approval also requires the submission of information about the drug manufacturing process to, and inspection of manufacturing facilities by, the relevant regulatory authorities. Further, the ZB Assets may not be effective, may be only moderately effective or may prove to have unacceptable or unintended side effects, toxicities or other characteristics that may preclude our obtaining marketing approval. The FDA, EMA, and comparable foreign regulatory authorities have discretion in the approval process and may refuse to accept any application or may decide that the data we submit are insufficient for product approval and require additional preclinical, clinical studies or other data. Any of the ZB Assets could be delayed in receiving, or fail to receive, regulatory approval for many reasons, including: the FDA, EMA, or comparable foreign regulatory authorities may disagree with the design or implementation of our clinical trials; we may be unable to demonstrate to the satisfaction of the FDA, EMA, or comparable foreign regulatory authorities that is the ZB Assets are safe and effective for their proposed indications; the results of clinical trials may not meet the level of statistical significance required by the FDA, EMA, or comparable foreign regulatory authorities for approval; serious and unexpected drug-related side effects may be experienced by participants in our clinical trials or by individuals using products similar to the ZB Assets; we may be unable to demonstrate that the clinical and other benefits of the ZB Assets outweigh their safety risks; the FDA, EMA or comparable foreign regulatory authorities may disagree with our interpretation of data from preclinical studies or clinical trials; the data collected from clinical trials of the ZB Assets may not be acceptable or sufficient to support the submission of a BLA or other submission or to obtain regulatory approval in the United States or elsewhere, and we may be required to conduct additional clinical trials; the FDA, EMA, or the applicable foreign regulatory authority may disagree regarding the formulation, labeling and/or the specifications of the ZB Assets; the FDA, EMA, or comparable foreign regulatory authorities may fail to approve the manufacturing processes or facilities of third-party manufacturers with which we contract for clinical or commercial supplies; and the approval policies or regulations of the FDA, EMA, or comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval. Further, the approval requirements for the ZB Assets are likely to vary by jurisdiction such that success in one jurisdiction is not necessarily predicative of success elsewhere.
Of the large number of products in development, only a small percentage successfully complete the FDA, EMA, or foreign regulatory approval processes and are commercialized. The lengthy approval process as well as the unpredictability of future clinical trial results may result in our failing to obtain regulatory approval to market the ZB Assets, which would significantly harm our business, results of operations and prospects.
If we were to obtain approval, regulatory authorities may approve the ZB Assets for fewer or more limited indications than we request, including failing to approve the most commercially promising indications, may grant approval contingent on the performance of costly post-marketing clinical trials, or may approve the ZB Assets with a label that does not include the labeling claims necessary or desirable for the successful commercialization of the ZB Assets. If we are not able to obtain, or if there are delays in obtaining, required regulatory approvals for the ZB Assets, we may not be able to commercialize, or may be delayed in commercializing, the ZB Assets and our ability to generate revenue could be materially impaired.

We will be subject to extensive ongoing regulatory obligations and continued regulatory review after any potential product approval, which may result in significant additional expense and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with the ZB Assets.
Any regulatory approvals that we may receive for the ZB Assets will require the submission of reports to regulatory authorities and surveillance to monitor the safety and efficacy of the ZB Assets, may contain significant limitations related to use restrictions for specified age groups, warnings, precautions or contraindications, and may include burdensome post-approval study or risk management requirements. In addition, if the FDA, EMA, or comparable foreign regulatory authorities approve the ZB Assets, the ZB Assets and the activities associated with their respective development and commercialization, including their design, testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale, distribution, import and export will be subject to comprehensive regulation by the FDA, EMA, and comparable foreign regulatory authorities. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as ongoing compliance with cGMPs, and compliance with GCPs for any clinical trials that we conduct following approval. In addition, manufacturers of drug products and their facilities are subject to continual review and periodic, unannounced inspections by the FDA, EMA, and other regulatory authorities for compliance with applicable regulations including cGMPs.
If we or a regulatory authority discover previously unknown problems with the ZB Assets, such as adverse events of unanticipated severity or frequency, or problems with the facilities where the ZB Assets are manufactured, a regulatory authority may impose restrictions on the ZB Assets, the manufacturing facility or us, including requiring recall or withdrawal of the ZB Assets from the market or suspension of manufacturing, restrictions on our ability to conduct clinical trials, including full or partial clinical holds on ongoing or planned trials, restrictions on the manufacturing process, warning or untitled letters, civil and criminal penalties, injunctions, product seizures, detentions or import bans, voluntary or mandatory publicity requirements and imposition of restrictions on operations, including costly new manufacturing requirements. The occurrence of any event or penalty described herein may inhibit our ability to commercialize the ZB Assets and generate revenue and could require us to expend significant time and resources to respond and could generate negative publicity.
The FDA’s, EMA’s and other comparable regulatory authorities’ policies may change and additional government regulations may be enacted that could prevent, limit, delay, increase the cost or risks of obtaining regulatory approval of our product candidates, including if as a result new or more costly or difficult to achieve clinical trial or manufacturing quality requirements are imposed. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any regulatory approval that we may have obtained, which would adversely affect our business, prospects and ability to achieve or sustain profitability.
Due to unfavorable pricing regulations and/or third-party coverage and reimbursement policies, we may not be able to offer the ZB Assets at competitive prices which would seriously harm our business.
Our ability to successfully commercialize the ZB Assets also will depend in part on the extent to which reimbursement will be available from government health administration authorities, private health insurers and other organizations. Government authorities and other third-party payors, such as private health insurers and health maintenance organizations, decide which medications they will pay for and establish reimbursement levels.
The FDA, EMA and other regulatory agencies actively enforce the laws and regulations prohibiting the promotion of unapproved (off-label) uses.
If one or more of the ZB Assets is approved and we are found to have improperly promoted off-label uses, we may become subject to significant liability. If we cannot successfully manage the promotion of the ZB Assets, if approved, we could become subject to significant liability, which would materially adversely affect our business and financial condition.

Our employees, independent contractors, consultants, commercial collaborators, principal investigators, CROs, suppliers and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.
We are exposed to the risk that our employees, independent contractors, consultants, commercial collaborators, principal investigators, CROs, suppliers and vendors acting for or on our behalf may engage in misconduct or other improper activities. We have adopted a Code of Conduct applicable to all employees of the Company, and we have contractual compliance obligations in our agreements with our third-party collaborators, but it is not always possible to identify and deter misconduct by these parties and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations.
Our business operations and current and future arrangements with investigators, healthcare professionals, consultants, governmental and private third-party payors, patient organizations and customers will be subject to applicable healthcare regulatory laws, which could expose us to penalties.
Our business operations and current and future arrangements with investigators, healthcare professionals, consultants, third-party payors, patient organizations and customers may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations. These laws may constrain the business or financial arrangements and relationships through which we conduct our operations, including how we research, market, sell and distribute the ZB Assets, if approved. See the section titled “Business — Health Care Laws and Regulations” for a more detailed description of the laws that may affect our ability to operate.
Ensuring that our internal operations and future business arrangements with third parties comply with applicable healthcare laws and regulations will involve substantial costs. Healthcare providers, physicians and third-party payors play a primary role in the recommendation and prescription of any product candidates for which we obtain regulatory approval. Our future arrangements with third-party payors may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we market, sell and distribute any product candidates for which we obtain regulatory approval.
The size of the potential market for the ZB Assets is difficult to estimate and, if any of our assumptions are inaccurate, the actual markets for our product candidates may be smaller than our estimates.
Our current and future target patient populations are based on our beliefs and estimates regarding the incidence or prevalence of certain types of the indications that may be addressable by the ZB Assets, which is derived from a variety of sources, including scientific literature and surveys of clinics. Our estimations may prove to be incorrect and the number of potential patients may turn out to be lower than expected. The total addressable market opportunity for our product candidates will ultimately depend upon a number of factors including the diagnosis and treatment criteria included in the final label, if approved for sale in specified indications, acceptance by the medical community, patient access, the success of competing therapies and product pricing and reimbursement. Even if we obtain significant market share for our product candidates, because the potential target populations could be small, we may never achieve profitability without obtaining regulatory approval for additional indications.
Healthcare legislative and regulatory reform discourse and potential or enacted measures may have a material adverse impact on our business and results of operations and legislative or political discussions surrounding the desire for and implementation of pricing reforms may adversely impact our business.
In the United States and some foreign jurisdictions, there have been, and continue to be, several legislative and regulatory changes and proposed changes regarding healthcare systems that could prevent or delay marketing approval of product candidates, restrict or regulate post-approval activities, and affect our ability to profitably sell any product candidates for which we may obtain marketing approval.
Payors, whether domestic or foreign, or governmental or private, are developing increasingly sophisticated methods of controlling healthcare costs and those methods are not always specifically adapted for new technologies. In both the United States and certain foreign jurisdictions, there have been a number of legislative and regulatory changes that could impact our ability to sell our products profitably. In particular, in 2010, the ACA was enacted, which, among other things, subjected biologic products to potential competition by lower-cost biosimilars; addressed a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected; increased the minimum Medicaid rebates owed by most manufacturers under the Medicaid Drug Rebate Program; extended the Medicaid Drug Rebate program to utilization of prescriptions of individuals enrolled in Medicaid managed care organizations; subjected manufacturers to new annual fees and taxes for certain branded prescription drugs; created a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D; and provided incentives to programs that increase the federal government’s comparative effectiveness research.
There has been heightened governmental scrutiny recently over the manner in which drug manufacturers set prices for their marketed products, which have resulted in several U.S. presidential executive orders, Congressional inquiries, proposed and enacted federal and state legislation, and other regulatory actions designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, reform government program reimbursement methodologies for drug products, and otherwise reduce drug prices. For example, the Inflation Reduction Act of 2022 (“IRA”), among other things, (1) extends enhanced subsidies for individuals purchasing health insurance coverage through plan year 2025 in the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, marketplaces, (2) eliminates the “donut hole” under the Medicare Part D program beginning in 2025 by significantly lowering the beneficiary maximum out-of-pocket cost and through a newly established manufacturer discount program, (3) directs U.S. Department of Health and Human Services (“HHS”) to negotiate the price of certain single-source drugs and biologics covered under Medicare and (4) imposes rebates under Medicare Part B and Medicare Part D to penalize price increases that outpace inflation. The IRA and related federal actions are likely to have a significant impact on the pharmaceutical industry. At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.
We cannot predict what healthcare reform initiatives may be adopted in the future. We expect that these and other healthcare reform measures that may be adopted may result in more rigorous coverage criteria and in additional downward pressure on the price that we receive for any approved product. Reform measures that result in decreased physician reimbursement may adversely affect our business. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability, or commercialize our product candidates.
Since its enactment, there have been numerous judicial, administrative, executive, and legislative challenges to certain aspects of the ACA. It is unclear how other healthcare reform measures of the Biden or future administrations or other efforts, if any, to amend or challenge the ACA, will impact our business.
Other legislative changes have been proposed and adopted in the United States since the ACA was enacted. Additionally, there has been increasing legislative and enforcement interest in the United States with respect to specialty drug pricing practices. Specifically, there have been several recent U.S. Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs.
At a federal level, President Biden signed an Executive Order on July 9, 2021 affirming the administration’s policy to (i) support legislative reforms that would lower the prices of prescription drug and biologics, including by allowing Medicare to negotiate drug prices, by imposing inflation caps, and, by supporting the development and market entry of lower-cost generic drugs and biosimilars; and (ii) support the enactment of a public health insurance option. Among other things, the Executive Order also directs the HHS to provide a report on actions to combat excessive pricing of prescription drugs, enhance the domestic drug supply chain, reduce the price that the Federal government pays for drugs, and address price gouging in the industry; and directs the FDA to work with states and Indian Tribes that propose to develop section 804 Importation Programs in accordance with the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and the FDA’s implementing regulations. The FDA released such implementing regulations on September 24, 2020, which went into effect on November 30, 2020, providing guidance for states to build and submit importation plans for drugs from Canada. On September 25, 2020, the HHS’s Centers for Medicare & Medicaid Services (“CMS”) stated that drugs imported by states under this rule will not be eligible for federal rebates under Section 1927 of the Social Security Act and manufacturers would not report these drugs for “best price” or Average Manufacturer Price purposes. Since these drugs are not considered covered outpatient drugs, CMS further stated it will not publish a National Average Drug Acquisition Cost for these drugs. If implemented, importation of drugs from Canada may materially and adversely affect the price we receive for any of our product candidates. Further, on November 20, 2020, CMS issued an Interim Final Rule implementing the Most Favored Nation, or MFN, Model under which Medicare Part B reimbursement rates would have been calculated for certain drugs and biologicals based on the lowest price drug manufacturers receive in Organization for Economic Cooperation and Development countries with a similar gross domestic product per capita. However, the MFN rule was immediately challenged in federal courts and on August 6, 2021 CMS announced a proposed rule to rescind it. Additionally, on December 2, 2020, HHS published a regulation removing safe harbor protection for price reductions from pharmaceutical manufacturers to plan sponsors under Part D, either directly or through pharmacy benefit managers, unless the price reduction is required by law. The rule also creates a new safe harbor for price reductions reflected at the point-of-sale, as well as a safe harbor for certain fixed fee arrangements between pharmacy benefit managers and manufacturers. On November 30, 2020, HHS published a regulation removing safe harbor protection for price reductions from pharmaceutical manufacturers to plan sponsors under Part D, either directly or through pharmacy benefit managers, unless the price reduction is required by law. The rule also creates a new safe harbor for price reductions reflected at the point-of-sale, as well as a safe harbor for certain fixed fee arrangements between pharmacy benefit managers and manufacturers. In response to litigation, the Biden administration agreed to delay the effective date of the rule until January 1, 2023. Further, implementation of these changes and new safe harbors for point-of-sale reductions in price for prescription pharmaceutical products and pharmacy benefit manager service fees are currently under review by the Biden administration and may be amended or repealed. Although a number of these and other proposed measures may require authorization through additional legislation to become effective, and the Biden administration may reverse or otherwise change these measures, both the Biden administration and Congress have indicated that it will continue to seek new legislative measures to control drug costs. The effect of these legislative and executive activities on our business model and operations is currently unclear.
At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.
If we fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of our business.
We and our external partners are subject to complex environmental, health and safety laws and regulations, including those governing laboratory procedures, the handling, use, storage, treatment and disposal of hazardous materials and wastes, and the rehabilitation of contaminated sites. Our operations, including those performed by our external partners, may involve the use of hazardous and flammable materials, including chemicals and biological and radioactive materials. In addition, we and/or our external partners may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. These current or future laws and regulations may impair our research, development or commercialization efforts. Failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions.

We are subject to laws and regulations related to privacy, data protection, information security and consumer protection across different markets where we conduct our business. Our actual or perceived failure to comply with such obligations could harm our business.
We are subject to laws and regulations related to, among other things, privacy, data protection, information security and consumer protection across different markets where we conduct our business. Such laws and regulations are constantly evolving and changing and are likely to remain uncertain for the foreseeable future. Our actual or perceived failure to comply with such obligations could have an adverse effect on our business, operating results and financial operations. Complying with these numerous, complex, and often changing regulations is expensive and difficult, and failure to comply with any privacy laws or data security laws or any security incident or breach involving the potential or actual misappropriation, loss or other unauthorized processing, use or disclosure of sensitive or confidential patient, consumer or other personal information, whether by us, one of our collaborators or another third party, could adversely affect our business, financial condition, and results of operations, including but not limited to investigation costs, material fines and penalties, compensatory, special, punitive, and statutory damages, litigation, consent orders regarding our privacy and security practices, requirements that we provide notices, credit monitoring services, and/or credit restoration services or other relevant services to impacted individuals, adverse actions against our licenses to do business, reputational damage and injunctive relief.
European data collection is also governed by restrictive regulations governing the use, processing and cross-border transfer of personal information. The collection, use, storage, disclosure, transfer, or other processing of personal data regarding individuals in Europe, including personal health data, is subject to the EU General Data Protection Regulation (“GDPR”), which imposes strict requirements for processing the personal data of individuals within the European Economic Area (the “EEA”), such as Norway, Iceland and Liechtenstein. The GDPR is directly applicable in each EU member state and is extended to the EEA. The GDPR is wide-ranging in scope and imposes numerous requirements on companies that process personal data, including requirements relating to processing health and other sensitive data, obtaining consent of the individuals to whom the personal data relates, providing information to individuals regarding data processing activities, implementing safeguards to protect the security and confidentiality of personal data, providing notification of data breaches, and taking certain measures when engaging third-party processors. The GDPR implements more stringent operational requirements than its predecessor legislation. Compliance with the GDPR will be a rigorous and time-intensive process that may increase our cost of doing business or require us to change our business practices, and despite those efforts, there is a risk that we may be subject to fines and penalties, litigation, and reputational harm in connection with our European activities. For example, the GDPR applies extraterritorially, requires us to make more detailed disclosures to data subjects, requires disclosure of the legal basis on which we can process personal data, makes it harder for us to obtain valid consent for collecting and processing personal data (including data from clinical trials), requires the appointment of data protection officers, such as when sensitive personal data, such as health data, is processed on a large scale, provides more robust rights for data subjects, including far reaching information rights and the right to erasure, introduces mandatory data breach notification through the EU, imposes additional obligations on us when contracting with service providers and requires us to adopt appropriate privacy governance, including policies, procedures, training, and data audit. The GDPR provides that EU member states and EEA countries may establish their own laws and regulations that go beyond the GDPR in certain areas, such as regarding the mandatory appointment of data protection officers or further limiting the processing of personal data, including genetic, biometric, or health data, which could limit our ability to use and share personal data or could cause our costs to increase. Among other requirements, the GDPR regulates transfers of personal data subject to the GDPR to third countries that have not been found to provide adequate protection to such personal data, including the United States, and the efficacy and longevity of current transfer mechanisms between the EU and the United States remains uncertain. For example, in 2016, the EU and the United States agreed to a transfer framework for data transferred from the EU to the United States (the “Privacy Shield”), but the Privacy Shield was invalidated in July 2020 by the Court of Justice of the European Union (“CJEU”). While the CJEU upheld the adequacy of the standard contractual clauses (a standard form of contract approved by the European Commission as an adequate personal data transfer mechanism, and potential alternative to the Privacy Shield), it made clear that reliance on them alone may not necessarily be sufficient in all circumstances. Use of the standard contractual clauses must now be assessed on a case-by-case basis taking into account the legal regime applicable in the destination country, in particular applicable surveillance laws and rights of individuals and additional measures and/or contractual provisions may need to be put in place, however, the nature of these additional measures is currently uncertain. After Brexit the United Kingdom is also a third country from an EU perspective, but the EU Commission adopted adequacy decisions for the United Kingdom on June 28, 2021 largely permitting the free flow of data from the EU to the United Kingdom. However, for the first time, the adequacy decisions include a so-called “sunset clause” and, therefore, will automatically expire four years after their entry into force.
We cannot assure you that our third-party service providers with access to our or our customers’, suppliers’, trial patients’ and employees’ personally identifiable and other sensitive or confidential information will not breach contractual obligations imposed by us, or that they will not experience data security breaches or attempts thereof, which could have a corresponding effect on our business, including putting us in breach of our obligations under privacy laws and regulations and/or which could in turn adversely affect our business, results of operations, and financial condition. We cannot assure you that our contractual measures and our own privacy and security-related safeguards will protect us from the risks associated with the third-party processing, use, storage, and transmission of such information. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, and prospects.
We do not have a compliance program in place consistent with Federal agencies’ guidances on corporate compliance programs.
We have not established a formal compliance function with the independence and resources that Federal regulators would expect of established corporate compliance programs. We are in the process of developing policies and procedures for compliance training, auditing, and monitoring activities. We have not established a dedicated Chief Compliance Officer. Accordingly, risks associated with regulatory schemes described herein may arise undetected and unmitigated by corporate leadership. Furthermore, any potential enforcement action for regulatory violations might result in compliance obligations in addition to fines, penalties, or administrative actions (e.g., U.S. Department of Justice monitorships or U.S. Department of Health and Human Services, Office of Inspector General Corporate Integrity Agreements).
Risks Related to Our Business Operations, Employee Matters, and Managing Growth
We are dependent on our key personnel and anticipate hiring new key personnel. If we are not successful in attracting and retaining qualified personnel, including consultants, we may not be able to successfully implement our business strategy.
Our ability to compete in the highly competitive biotechnology and pharmaceutical industries depends upon our ability to attract and retain qualified managerial, scientific and medical personnel. We are dependent on our managerial, scientific and medical personnel, including our Chief Executive Officer, Chief Operating Officer, Chief Medical Officer, Chief Financial Officer and Chief Scientific Officer. If we do not succeed in attracting and retaining qualified personnel, it could materially adversely affect our business, financial condition and results of operations. We could in the future have difficulty attracting and retaining experienced personnel and may be required to expend significant financial resources in our employee recruitment and retention efforts. We have relied upon and plan to continue to rely upon third parties, including consultants, to act in management roles for the Company. While we have agreements with such third parties, we do not have the same ability to influence their time commitment to the Company as we would if they were employees. Furthermore, we are dependent on our ability to attract, hire, relocate and retain qualified managerial, scientific and medical personnel from various jurisdictions. Therefore, immigration requirements may have a significant influence on our human resources planning. Immigration applications can take several months or more to be finalized. If we are unable to complete the requisite visa applications, either as a result of changing requirements or otherwise, our ability to successfully implement our business strategy could suffer, which could have a material adverse effect on our business, financial condition, results of operations and prospects.
We rely on third parties, including consultants, independent clinical investigators and CROs to conduct and sponsor some of the clinical trials of our product candidates. Any failure by a third party to meet its obligations with respect to the clinical development of our product candidates may delay or impair our ability to obtain regulatory approval for our product candidates.
We have relied upon and plan to continue to rely upon third parties, including independent clinical investigators, academic partners, medical institutions, regulatory affairs consultants and third-party CROs, to conduct our preclinical studies and clinical trials, including in some instances sponsoring such clinical trials, and to engage with regulatory authorities and monitor and manage data for our ongoing preclinical and clinical programs. While we have, or will have, agreements governing the activities of such third parties, we will control only certain aspects of their activities and have limited influence over their actual performance.
Any of these third parties may terminate their engagements with us under certain circumstances. We may not be able to enter into alternative arrangements or do so on commercially reasonable terms. In addition, there is a natural transition period when a new contract research organization begins work. As a result, delays would likely occur, which could negatively impact our ability to meet our expected clinical development timelines and harm our business, financial condition and prospects.
We remain responsible for ensuring that each of our preclinical studies and clinical trials is conducted in accordance with the applicable protocol and legal, regulatory and scientific standards, and our reliance on these third parties does not relieve us of our regulatory responsibilities. We and our third-party contractors and CROs are required to comply with GCP requirements, which are regulations and guidelines enforced by the FDA, the Competent Authorities of the Member States of the EEA and other regulatory authorities for all of our products in clinical development. Regulatory authorities enforce these GCP requirements through periodic inspections of trial sponsors, principal investigators and trial sites. If we fail to exercise adequate oversight over any of our academic partners or CROs or if we or any of our academic partners or CROs do not successfully carry out their contractual duties or obligations, fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements, or for any other reasons, the clinical data generated in our clinical trials may be deemed unreliable and the FDA, the EMA or other regulatory authorities may require us to perform additional clinical trials before approving our marketing applications. We cannot assure you that upon a regulatory inspection of us, our academic partners or our CROs or other third parties performing services in connection with our clinical trials, such regulatory authority will determine that any of our clinical trials complies with GCP regulations. In addition, our clinical trials must be conducted with product produced under applicable cGMP regulations. Our failure to comply with these regulations may require us to repeat clinical trials, which would delay the regulatory approval process.
Furthermore, the third parties conducting clinical trials on our behalf are not our employees, and except for remedies available to us under our agreements with such contractors, we cannot control whether or not they devote sufficient time, skill and resources to our ongoing development programs. These contractors may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical trials or other drug development activities, which could impede their ability to devote appropriate time to our clinical programs. If these third parties, including clinical investigators, do not successfully carry out their contractual duties, meet expected deadlines or conduct our clinical trials in accordance with regulatory requirements or our stated protocols, we may not be able to obtain, or may be delayed in obtaining, marketing approvals for our product candidates. If that occurs, we will not be able to, or may be delayed in our efforts to, successfully commercialize our product candidates.
In addition, with respect to investigator-sponsored trials that may be conducted, we do not control the design or conduct of these trials, and it is possible that the FDA or EMA will not view these investigator- sponsored trials as providing adequate support for future clinical trials or market approval, whether controlled by us or third parties, for any one or more reasons, including elements of the design or execution of the trials or safety concerns or other trial results. We expect that such arrangements may provide us certain information rights with respect to the investigator-sponsored trials, including the ability to obtain a license to obtain access to use and reference the data, including for our own regulatory submissions, resulting from the investigator-sponsored trials. However, we do not have control over the timing and reporting of the data from investigator-sponsored trials, nor do we own the data from the investigator-sponsored trials. If we are unable to confirm or replicate the results from the investigator-sponsored trials or if negative results are obtained, we would likely be further delayed or prevented from advancing further clinical development. Further, if investigators or institutions breach their obligations with respect to the clinical development of our product candidates, or if the data proves to be inadequate compared to the firsthand knowledge we might have gained had the investigator-sponsored trials been sponsored and conducted by us, then our ability to design and conduct any future clinical trials ourselves may be adversely affected. Additionally, the FDA or

EMA may disagree with the sufficiency of our right of reference to the preclinical, manufacturing or clinical data generated by these investigator-sponsored trials, or our interpretation of preclinical, manufacturing or clinical data from these investigator-sponsored trials. If so, the FDA or EMA may require us to obtain and submit additional preclinical, manufacturing, or clinical data.
In order to successfully implement our plans and strategies, we will need to grow the size of our organization and we may experience difficulties in managing this growth.
We expect to experience significant growth in the number of our employees and/or number of consultants as well as the scope of our operations, particularly in the areas of drug development, clinical operations, regulatory affairs and, potentially, others. To manage our anticipated future growth, we must continue to implement and develop our managerial, operational and financial systems, expand our facilities and continue to recruit and train additional qualified personnel. Due to our limited financial resources and the limited experience of our management team in managing a company with such anticipated growth, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel.
Our internal computer systems, or those of any of our CROs, manufacturers, other contractors or consultants or potential future collaborators, may fail or suffer security or data privacy breaches or other unauthorized or improper access to, use of, or destruction of our proprietary or confidential data, employee data or personal data, which could result in additional costs, loss of revenue, significant liabilities, harm to our brand and material disruption of our operations.
Despite the implementation of security measures in an effort to protect systems that store our information, given their size and complexity and the increasing amounts of information maintained on our internal information technology systems and those of our third-party CROs, other contractors (including sites performing our clinical trials) and consultants, these systems are potentially vulnerable to breakdown or other damage or interruption from service interruptions, system malfunction, natural disasters, terrorism, war and telecommunication and electrical failures, as well as security breaches from inadvertent or intentional actions by our employees, contractors, consultants, business partners and/or other third parties, or from cyber-attacks by malicious third parties, which may compromise our system infrastructure or lead to the loss, destruction, alteration or dissemination of, or damage to, our data. To the extent that any disruption or security breach were to result in a loss, destruction, unavailability, alteration or dissemination of, or damage to, our data or applications, or for it to be believed or reported that any of these occurred, we could incur liability and reputational damage and the development and commercialization of the ZB Assets could be delayed. Further, our insurance policies may not be adequate to compensate us for the potential losses arising from any such disruption in, or failure or security breach of, our systems or third-party systems where information important to our business operations or commercial development is stored.
We currently rely, and plan to rely in the future, on third parties to conduct and support our preclinical studies and clinical trials. If these third parties do not properly and successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval of or commercialize the ZB Assets.
We plan to utilize and depend upon independent investigators and collaborators, such as medical institutions, CROs, contract development and manufacturing organization (“CDMOs”) and strategic partners, to conduct and support our preclinical studies and clinical trials under agreements with us. We will rely heavily on these third parties over the course of our preclinical studies and clinical trials, and we control only certain aspects of their activities. As a result, we will have less direct control over the conduct, timing and completion of these preclinical studies and clinical trials and the management of data developed through preclinical studies and clinical trials than would be the case if we were relying entirely upon our own staff. Nevertheless, we are responsible for ensuring that each of our studies and trials is conducted in accordance with the applicable protocol, legal, regulatory and scientific standards, and our reliance on these third parties does not relieve us of our regulatory responsibilities. We and our third-party contractors and CROs are required to comply with GCP regulations, which are regulations and guidelines enforced by the FDA and comparable foreign regulatory authorities for product candidates in clinical development. If we or any of these third parties fail to comply with applicable GCP regulations, the clinical data generated in our clinical trials may be deemed unreliable and the FDA, EMA, or comparable foreign regulatory authorities may require us to perform additional clinical trials before approving our marketing applications. We cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of our clinical trials comply with GCP regulations, even if responsibilities have been outlined in agreements with external partners, such as CROs. In addition, our clinical trials must be conducted with product produced under cGMP regulations. Our failure to comply with these regulations may require us to repeat clinical trials, which would delay the regulatory approval process. Moreover, our business may be implicated if any of these third parties violates federal or state fraud and abuse or false claims laws and regulations or healthcare privacy and security laws.
Any third parties conducting our clinical trials will not be our employees and, except for remedies available to us under our agreements with such third parties, we cannot control whether they devote sufficient time and resources to the ZB Assets. These third parties may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical trials or other product development activities, which could affect their performance on our behalf. If these third parties do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced, or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our clinical trials may be extended, delayed or terminated and we may not be able to complete development of, obtain regulatory approval of or successfully commercialize the ZB Assets.
We intend to rely on third parties to manufacture the ZB Assets. There can be no assurance that we will successfully negotiate future agreements with third-party manufacturers for the ZB Assets on acceptable terms or at all. Our business could be adversely affected if the third-party manufacturers are unable to produce the ZB Assets, fail to provide us with sufficient quantities of the ZB Assets or fail to do so at acceptable quality levels or prices.
We do not currently own or operate any facility that may be used to manufacture the ZB Assets (including any drug substance or finished drug product) and must rely on CDMOs to produce them for us. We have not yet validated the commercial scale and may not be able to do so for the ZB Assets for approval. For tibulizumab, we do not currently own any cGMP compliant drug product and will not be able to conduct any clinical trials until we do. There can be no assurance that we will successfully negotiate agreements with CDMOs to manufacture future ZB Assets on acceptable terms or at all.
We have not participated in the manufacturing process of, and are completely dependent on, our contract manufacturing partners for manufacture of the ZB Assets and for compliance with cGMP requirements and any other regulatory requirements of the FDA or other regulatory authorities for the manufacture of the ZB Assets. If our partners do not successfully carry out their contractual duties, meet expected deadlines, or manufacture the ZB Assets in accordance with regulatory requirements, or if there are disagreements between us and our CDMO, we will not be able to complete, or may be delayed in completing, the clinical trials required to support approval of the ZB Assets or the FDA, EMA or other regulatory agencies may refuse to accept our clinical or preclinical data. If the FDA, EMA, or a comparable foreign regulatory authority does not approve these facilities for the manufacture of the ZB Assets or if it withdraws any approval in the future, we may need to find alternative manufacturing facilities, which would require the incurrence of significant additional costs and materially and adversely affect our ability to develop, obtain regulatory approval for or market the ZB Assets, if approved. Similarly, our failure, or the failure of our CDMOs, to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of the ZB Assets, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of the ZB Assets and harm our business and results of operations.
Moreover, if any CDMO on which we will rely are unable to produce the ZB Assets at all, or fail to manufacture quantities of the ZB Assets at quality levels necessary to meet our clinical requirements, or regulatory requirements at a scale sufficient to meet anticipated demand, and at a cost that allows us to continue development and to achieve profitability, our business, financial condition and prospects could be materially and adversely affected. Our business could be similarly affected by business disruptions to our third-party providers with potential impacts on our future revenue and financial condition and our costs and expenses. If any CDMOs we contract with are unable to meet our timelines or cost and quantity demands, we may need to find additional CDMOs and negotiate new manufacturing agreements. We may also incur substantial fees if we contract with a CDMO to access a cell-line and may incur substantial fees if we ultimately decide not to use that cell-line or that CDMO for the manufacturing of the ZB Assets and need to obtain resources elsewhere. Each of these risks could delay or prevent the commencement as well as the completion of our clinical trials or the approval of the ZB Assets by the FDA, including by causing us to have to rerun clinical studies, which would result in higher costs and could adversely impact the commercialization of the ZB Assets.
In addition, some third party CDMOs have intellectual property, such as patents and/or know-how for which they require an annual fee, milestones and/or royalties. These financial obligations increase the overall cost of goods and can reduce profitability or reduce the valuation of the product. We have such agreements in place, and may need additional agreements in the future.
We may, in the future, form or seek collaborations or strategic alliances or enter into licensing arrangements, and we may not realize the benefits of such collaborations, alliances or licensing arrangements.
We may, in the future, form or seek strategic alliances, create joint ventures or collaborations, or enter into licensing arrangements with third parties that we believe will complement or augment our development and commercialization efforts with respect to the ZB Assets and/or the Company more broadly. Any of these relationships may require us to increase our near and long-term expenditures, issue securities that dilute our existing shareholders or disrupt our management and business.
In addition, we face significant competition in seeking appropriate strategic partners and the negotiation process is time-consuming and complex. Moreover, we may not be successful in our efforts to establish a strategic partnership or other alternative arrangements for our product candidates because they may be deemed to be at too early of a stage of development for collaborative effort and third parties may not view our product candidates as having the requisite potential to demonstrate safety and efficacy and obtain marketing approval. Further, collaborations involving our product candidates are subject to numerous risks, which may include the following:
•
collaborators have significant discretion in determining the efforts and resources that they will apply to a collaboration;

•
collaborators may not pursue development and commercialization of our product candidates or may elect not to continue or renew development or commercialization of our product candidates based on clinical trial results, changes in their strategic focus due to the acquisition of competitive products, availability of funding or other external factors, such as a business combination that diverts resources or creates competing priorities;

•
collaborators may delay clinical trials, provide insufficient funding for a clinical trial, stop a clinical trial, abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

•
collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our product candidates;

•
a collaborator with marketing and distribution rights to one or more products may not commit sufficient resources to their marketing and distribution;

•
collaborators may not properly protect our intellectual property or proprietary information or may use our intellectual property or proprietary information in a way that gives rise to actual or threatened litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential liability;

•
disputes may arise between us and a collaborator that cause the delay or termination of the research, development or commercialization of our product candidates, or that result in costly litigation or arbitration that diverts management attention and resources;

•
collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidate; and

•
collaborators may own or co-own intellectual property covering our product candidates that results from our collaborating with them, and in such cases, we would not have the exclusive right to such intellectual property or may require a license from the collaborator for such intellectual property in order to commercialize the product candidate and/or discourage generic competition.

As a result, if we enter into future collaboration agreements and strategic partnerships or license our product candidates, we may not be able to realize the benefit of such transactions if we are unable to successfully integrate them with our existing operations and company culture, which could delay our timelines or otherwise adversely affect our business. We also cannot be certain that, following a strategic transaction or license, we will achieve the revenue or specific net income that justifies such transaction. Furthermore, if conflicts arise between our future corporate or academic collaborators or strategic partners and us, the other party may act in a manner adverse to us and could limit our ability to implement our strategies. Any delays in entering into future collaborations or strategic partnership agreements related to our product candidates could delay the development and commercialization of our product candidates in certain geographies for certain indications, which would harm our business prospects, financial condition and results of operations.
The increasing use of social media platforms presents new risks and challenges.
Social media is increasingly being used to communicate about our clinical development programs and the diseases our therapeutics are being developed to treat, and we intend to utilize appropriate social media in connection with our commercialization efforts following approval of our product candidates, if any. Social media practices in the biotechnology and biopharmaceutical industry continue to evolve and regulations and regulatory guidance relating to such use are evolving and not always clear. This evolution creates uncertainty and risk of noncompliance with regulations applicable to our business, resulting in potential regulatory actions against us, along with the potential for litigation related to off-label marketing or other prohibited activities and heightened scrutiny by the FDA, the SEC and other regulators. For example, patients may use social media channels to comment on their experience in an ongoing blinded clinical trial or to report an alleged adverse event. If such disclosures occur, there is a risk that trial enrollment may be adversely impacted, that we may fail to monitor and comply with applicable adverse event reporting obligations or that we may not be able to defend our business or the public’s legitimate interests in the face of the political and market pressures generated by social media due to restrictions on what we may say about our product candidates. There is also a risk of inappropriate disclosure of sensitive information or negative or inaccurate posts or comments about us on any social networking website. In addition, we may encounter attacks on social media regarding our company, management, product candidate or products. If any of these events were to occur or we otherwise fail to comply with applicable regulations, we could incur liability, face regulatory actions or incur other harm to our business.
Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.
As a public company, we are subject to the periodic reporting requirements of the Exchange Act. We designed our disclosure controls and procedures to reasonably assure that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. For example, we could fail to recognize actual or potential conflicts arising from the relationship or arrangement that our directors or executive officers have with another company. Our directors or executive officers could inadvertently fail to disclose a new relationship or arrangement causing us to fail to make a required related party transaction disclosure. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

We may identify material weaknesses in our internal control over financial reporting in the future or fail to maintain an effective system of internal control over financial reporting, which may result in material misstatements of our consolidated financial statements or cause us to fail to meet periodic reporting obligations.
As a public company, Zura is required to comply with SEC rules that implement Section 404 of the Sarbanes-Oxley Act and make an ongoing, formal assessment of the effectiveness of our internal controls over financial reporting.
We cannot assure you that the measures we have taken to date, and actions we may take in the future, will prevent or avoid control deficiencies that could lead to material weaknesses in our internal control over financial reporting in the future. Our current controls, and any new controls that we develop, may become inadequate because of changes in conditions in our business. Further, deficiencies in our disclosure controls and internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our operating results or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods.
We have performed a formal evaluation of our internal control over financial reporting under the supervision and with the participation of management, including our principal executive officer and principal financial officer, as required by Section 404 of the Sarbanes-Oxley Act. We have not engaged an independent registered public accounting firm to perform an audit of our internal control over financial reporting as of any balance sheet date or for any period reported in our financial statements. We are required to evaluate and disclose changes made in our internal controls and procedures on a quarterly basis. Failure to comply with the Sarbanes-Oxley Act could potentially subject us to sanctions or investigations by the SEC, the applicable stock exchange or other regulatory authorities, which would require additional financial and management resources.
If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired, which may adversely affect investor confidence in Zura and, as a result, the market price of our ordinary shares.
As a public company, we are required to comply with the requirements of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, including, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We continue to develop and refine our disclosure controls and other procedures that are designed to ensure that information we are required to disclose in the reports that we will file with the SEC are recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act, is accumulated and communicated to our management, including our principal executive and financial officers.
We must continue to improve our internal control over financial reporting. We are currently required to make a formal assessment of the effectiveness of our internal control over financial reporting. To achieve compliance with these requirements within the prescribed time period, we will be engaging in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of our internal control over financial reporting, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. There is a risk that we will not be able to conclude, within the prescribed time period or at all, that our internal control over financial reporting is effective as required by Section 404 of the Sarbanes-Oxley Act. Moreover, our testing, or the subsequent testing by our independent registered public accounting firm, may reveal additional deficiencies in our internal control over financial reporting that are deemed to be material weaknesses.
Any failure to implement and maintain effective disclosure controls and procedures and internal control over financial reporting, including the identification of one or more material weaknesses, could cause investors to lose confidence in the accuracy and completeness of our financial statements and reports, which would likely adversely affect the market price of our ordinary shares. In addition, we could be subject to sanctions or investigations by the stock exchange on which our ordinary shares are listed, the SEC and other regulatory authorities.
Increasing regulatory focus on privacy and security issues and expanding laws and regulatory requirements could impact our business models and expose us to increased liability.
We are subject to global data protection, privacy and security laws, regulations and codes of conduct that relate to our business activities, which may include sensitive, confidential, and personal information. These laws, regulations and codes are inconsistent across jurisdictions and are subject to evolving and differing (sometimes conflicting) interpretations. Government officials and regulators, privacy advocates and class action attorneys are increasingly scrutinizing how companies collect, process, use, store, share and transmit personal data. This scrutiny can result in new and shifting interpretations of existing laws, thereby further impacting our business. For example, GDPR in the European Economic Area, and the United Kingdom continues to be interpreted by European and UK courts in novel ways leading to shifting requirements, country specific differences in application and uncertain enforcement priorities. More recently enacted laws, such as the Personal Information Protection Law in China, and new and emerging state laws in the United States on privacy, data and related technologies, such as the California Consumer Privacy Act, the California Privacy Rights Act, the Colorado Privacy Act and the Virginia Consumer Data Protection Act, as well as industry self-regulatory codes and regulatory requirements, create new privacy and security compliance obligations and expand the scope of potential liability, either jointly or severally with our customers and suppliers. As a security example, pursuant to the U.S. Securities and Exchange Commission’s Rules on Cybersecurity Risk Management, Strategy, Governance, and Incident Disclosure, we are required to make certain disclosures related to material cybersecurity incidents and the reasonably likely impact of such an incident on a Current Report on Form 8-K and will be required to make certain other cybersecurity disclosures in our Annual Report on Form 10-K. Determining whether a cybersecurity incident is notifiable or reportable may not be straightforward and any such mandatory disclosures could be costly and lead to negative publicity, loss of customer confidence in the effectiveness of our security measures, diversion of management’s attention and governmental investigations.
While we have invested in readiness to comply with applicable requirements, the dynamic and evolving nature of these laws, regulations and codes, as well as their interpretation by regulators and courts, may affect our ability to implement our business models effectively and to adequately address disclosure requirements. These laws, regulations and codes may also impact our innovation and business drivers and may force us to bear the burden of more obligations. Perception of our practices, products, services or solutions, even if unfounded, as a violation of individual privacy, data protection rights or cybersecurity requirements, subjects us to public criticism, lawsuits, investigations, claims and other proceedings by regulators, industry groups or other third parties, all of which could disrupt or adversely impact our business and reputation and expose us to increased liability, fines and other punitive measures including prohibition on sales of our products, services or solutions, restrictive judicial orders and disgorgement of data.
We face substantial competition, which may result in others discovering, developing, licensing or commercializing products before or more successfully than we do.
We face substantial competition from major pharmaceutical companies and biotechnology companies worldwide. Many of our competitors have significantly greater financial, technical and human resources. Smaller and early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. As a result, our competitors may discover, develop, license or commercialize products before or more successfully than we do.
Furthermore, pharmaceutical companies that develop and/or market products for the indications we are pursuing are likely to represent substantial competition. These include companies actively developing and/or marketing IL-7R inhibitors (such as Q32 Bio Inc. and OSE Immunotherapeutics SA); as well as TSLPR inhibitors (such as Upstream Bio, Inc.), IL-33 inhibitors (such as Regeneron/Sanofi and AstraZeneca), ST2 inhibitors (such as Roche/Genentech), IL-17A inhibitors (such as MoonLake, Novartis, and Acelryin), and BAFF inhibitors (such as GSK). The above mechanisms may be of potential therapeutic use in one or more of the indications we plan to pursue in the Phase 2 program. If the ZB Assets do not offer sustainable advantages over competing products, we may otherwise not be able to successfully compete against current and future competitors.
Our competitors may obtain regulatory approval of their products more rapidly than we may or may obtain patent protection or other intellectual property rights that limit our ability to develop or commercialize the ZB Assets. Our competitors may also develop drugs that are more effective, more convenient, more widely used or less costly or have a better safety profile than the ZB Assets and these competitors may also be more successful than us in manufacturing and marketing their products.
Furthermore, we also face competition more broadly across the market for existing cost-effective and reimbursable treatments for T-cell and B-cell mediated diseases, autoimmune diseases, and inflammatory diseases. The ZB Assets, if approved, may compete with these existing drug and other therapies but may not be competitive with them in price. We expect that if the ZB Assets are approved, they will be priced at a significant premium over generic, including branded generic, products. As a result, obtaining market acceptance of, and gaining significant share of the market for the ZB Assets will pose challenges.
Public health crises such as pandemics or similar outbreaks have affected and could continue to seriously and adversely affect our preclinical studies and anticipated clinical trials, business, financial condition and results of operations.
As a result of pandemics, related “shelter in place” orders and other public health guidance measures, we may experience disruptions that could seriously harm our business. Potential disruptions include but are not limited to: delays or difficulties in enrolling patients in, initiating or expanding our clinical trials, including delays or difficulties with clinical site initiation and recruiting clinical site investigators and clinical site staff; increased rates of patients withdrawing from our clinical trials following enrollment as a result of contracting COVID-19 or other health conditions or being forced to quarantine; interruption of key clinical trial activities, such as clinical trial site data monitoring and efficacy, safety and translational data collection, processing and analyses, due to limitations on travel imposed; recommendations by federal, state or local governments, employers and others or interruptions of clinical trial subject visits, which may impact the collection and integrity of subject data and clinical trial endpoints; diversion of healthcare resources away from the conduct of clinical trials, including the diversion of hospitals serving as our clinical trial sites and hospital staff supporting the conduct of our clinical trials; delays or disruptions in preclinical experiments and IND-enabling studies due to restrictions of on-site staff and unforeseen circumstances at CROs and vendors; interruption or delays in the operations of the FDA, EMA, and comparable foreign regulatory authorities including delays in receiving approval from local regulatory authorities to initiate our planned clinical trials; interruption of, or delays in receiving, supplies of the ZB Assets due to staffing shortages, raw materials shortages, production slowdowns or stoppages and disruptions in delivery systems; and limitations on employee or other resources that would otherwise be focused on the conduct of our clinical trials and preclinical work, including because of sickness of employees or their families, the desire of employees to avoid travel or contact with large groups of people, an increased reliance on working from home, school closures or mass transit disruptions.
Pandemics and other public health guided measures may also affect the ability of the FDA, EMA, and other regulatory authorities to perform routine functions. If global health concerns prevent the FDA, EMA, or other regulatory authorities from conducting their regular inspections, reviews or other regulatory activities, it could significantly impact the ability of the FDA, EMA, or other regulatory authorities to timely review and process our regulatory submissions, which could have a material adverse effect on our business.
The extent to which pandemics evolve may affect our clinical trials, business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, such as the duration of the pandemic, new or continued travel restrictions and actions to contain the outbreak or treat its impact, such as social distancing and quarantines or lock-downs, business closures or business disruptions. Future developments in these and other areas present material uncertainty and risk with respect to our clinical trials, business, financial condition and results of operations.
Pandemics and other similar disruptions may also have the effect of heightening many of the other risks described in this “Risk Factors” section.

Our business, operations, financial position, and clinical development plans and timelines could be materially adversely affected by international conflict.
Our financial position and operations may be materially and adversely affected by international conflicts, including military action (e.g., in Ukraine and Israel) and economic sanctions imposed by certain governments. These conflicts may impact our ability to carry out clinical development activities in certain countries or regions. As our ability to continue to operate will be dependent on raising debt and equity finance, any adverse impact to those markets as a result of international conflict, including due to increased market volatility, decreased availability in third-party financing and/or a deterioration in the terms on which it is available (if at all), could negatively impact our business, operations or financial position. The extent of any potential impact is not yet determinable, however.
Third-party manufacturers in other countries may be subject to U.S. legislation or investigations, including the proposed BIOSECURE Act, sanctions, trade restrictions, and other foreign regulatory requirements, which could increase the cost or reduce the supply of material available to us, delay the procurement or supply of such material, delay or impact clinical trials, and could adversely affect our financial condition and business prospects.
We currently rely on WuXi Biologics (Shanghai) and its affiliates (“WuXi Biologics”) as the sole supplier of torudokimab. Accordingly, there is a risk that supplies of torudokimab may be significantly delayed by, or may become unavailable as a result of, manufacturing, equipment, process, regulatory, or business-related issues affecting that company. We may also face additional manufacturing and supply-chain risks due to the regulatory and political structure of The People’s Republic of China (“PRC”), or as a result of the international relationship with the PRC, including but not limited to potential sanctions imposed by the U.S. government on WuXi. Although we are developing plans to move certain activities outside of WuXi Biologics’ Chinese facilities, there can be no assurance that our plans will be successful or that our operations would not be impacted in the future by a negative impact on the supply of, or use of, torudokimab. See “Risks Related to our Dependence on Third Parties or Their Actions — We do not have our own manufacturing capabilities and will rely on third parties to produce clinical and commercial supplies of our product candidates. Reliance on third parties increases the risk that we will not have sufficient quantities of our product candidates or such quantities at an acceptable cost.”
Risks Related to Ownership of Our Class A Ordinary Shares
Since the consummation of the Business Combination, the market value of our securities has fluctuated. Future fluctuations in the price of our securities could contribute to the loss of all or part of a shareholder’s investment. The market prices for securities of biotechnology and pharmaceutical companies have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. If an active market for our securities continues, the market price of our ordinary shares may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:
•
our ability to commercialize the ZB Assets, if approved;

•
the status and cost of our marketing commitments for the ZB Assets;

•
announcements regarding results of any clinical trials relating to our product candidates;

•
unanticipated serious safety concerns related to the use of the ZB Assets;

•
adverse regulatory decisions;

•
changes in laws or regulations applicable to the ZB Assets, including but not limited to clinical trial requirements for approvals;

•
legal disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for the ZB Assets, government investigations and the results of any proceedings or lawsuits, including, but not limited to, patent or shareholder litigation;

•
our decision to initiate a clinical trial, not initiate a clinical trial or to terminate an existing clinical trial;

•
our dependence on third parties;

•
announcements of the introduction of new products by our competitors;

•
market conditions and trends in the pharmaceutical and biotechnology sectors;

•
announcements concerning product development results or intellectual property rights of others;

•
future issuances of ordinary shares or other securities;

•
the recruitment or departure of key personnel;

•
failure to meet or exceed any financial guidance or expectations regarding product development milestones that we may provide to the public;

•
actual or anticipated variations in quarterly operating results;

•
our failure to meet or exceed the estimates and projections of the investment community;

•
overall performance of the equity markets and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies;

•
announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

•
changes in financial estimates by us or by any securities analysts who might cover our shares;

•
fluctuation of the market values of any of our potential strategic investments;

•
issuances of debt or equity securities;

•
compliance with our contractual obligations

•
sales of our Class A ordinary shares by us or our shareholders in the future;

•
trading volume of our Class A ordinary shares;

•
ineffectiveness of our internal controls;

•
publication of research reports about us or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts;

•
general political and economic conditions;

•
effects of natural or man-made catastrophic events;

•
effects of public health crises, pandemics and epidemics; and

•
other events or factors, many of which are beyond our control.

Further, the equity markets in general have recently experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of our Class A ordinary shares, which could cause a decline in the value of our Class A ordinary shares. Price volatility of our Class A ordinary shares might worsen if the trading volume of our Class A ordinary shares is low. In the past, shareholders have initiated class action lawsuits against pharmaceutical and biotechnology companies following periods of volatility in the market prices of these companies’ share. Such litigation, if instituted against Zura, could cause it to incur substantial costs and divert management’s attention and resources from our business. The realization of any of the above risks or any of a broad range of other risks, including those described in these “Risk Factors,” could have a dramatic and material adverse impact on the market price of our Class A ordinary shares.
We have not paid cash dividends in the past and we do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the capital appreciation, if any, of our Class A ordinary shares.
We have not paid cash dividends on our ordinary shares and we do not anticipate paying cash dividends on our ordinary shares in the foreseeable future. The payment of dividends on our shares will depend on our ability to comply with relevant legal requirements as well as our earnings, financial condition and other business and economic factors affecting us at such time as the Zura Board may consider relevant. Since we do not intend to pay dividends, a shareholder’s ability to receive a return on such shareholder’s investment will depend on any future appreciation in the market value of our ordinary shares. There is no guarantee that a Class A ordinary share will appreciate or even maintain the price at which our shareholders have purchased it.
Future sales of a substantial number of our Class A ordinary shares may cause the price of our securities to decline.
If our existing shareholders sell, or indicate an intention to sell, substantial amounts of our Class A ordinary shares, the trading price of our securities could decline and it could impair our ability to raise capital through the sale of additional securities. Certain Zura shareholders and directors entered into lock-up agreements in connection with the Business Combination and are subject to lock-up provisions that restrict their ability to transfer our Class A ordinary shares or any security convertible into or exercisable or exchanged for our Class A ordinary shares until 6 months, 12 months and 24 months, as applicable, from the Effective Time, subject to certain exceptions. Additionally, our directors and executive officers entered into lock-up agreements in connection with the April 2024 Private Placement, which restrict their ability to transfer our Class A ordinary shares or any security convertible into or exercisable or exchanged for our Class A ordinary shares until 90 days after the closing of the April 2024 Private Placement.
Sales and issuances of our Class A ordinary shares and future exercise of warrants or registration rights, could result in additional dilution of the percentage ownership of our shareholders and could cause our share price to fall.
If we sell our Class A ordinary shares, convertible securities or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing shareholders, and new investors could gain rights, preferences, and privileges senior to existing holders of our Class A ordinary shares. Sales of a substantial number of our Class A ordinary shares in the public market, including the resale of the Class A ordinary shares held by our shareholders, could occur at any time. These sales, or the perception in the market that the holders of a large number of Class A ordinary shares intend to sell shares, could reduce the market price of our Class A ordinary shares. Of the 63,818,809 Class A ordinary shares outstanding as of July 23, 2024, an aggregate of 4,162,968 shares are currently subject to restrictions on transfer pursuant to the lock-up agreements. These shares will become eligible for public sale on March 21, 2025. Pursuant to our Amended and Restated Registration Rights Agreement, dated March 20, 2023, by and among us and the shareholders party thereto (the “Registration Rights Agreement”), certain shareholders are entitled to have a registration statement kept effective for a prolonged period of time such that registered resales of their Class A ordinary shares can be made.
The resale, or expected or potential resale, of a substantial number of our Class A ordinary shares in the public market could adversely affect the market price for our Class A ordinary shares and make it more difficult for you to sell your holdings at times and prices that you determine are appropriate. In addition, our Class A ordinary shares are also subject to potential dilution from the exercise of warrants and stock options, the issuance of Class A ordinary shares pursuant to the vesting of restricted stock units, and issuance of Class A ordinary shares in connection with future equity and or convertible debt financings. Sales of substantial numbers of such shares in the public market, including the resale of the Class A ordinary shares held by our shareholders, could adversely affect the market price of our Class A ordinary shares, the impact of which is increased as the value of our stock price increases.
Our operating results may fluctuate significantly.
We expect our operating results to be subject to quarterly, and possibly annual, fluctuations. Our net loss and other operating results will be affected by numerous factors, including:
•
variations in the level of expenses related to our development programs;

•
the addition or termination of clinical trials;

•
any intellectual property infringement lawsuit in which we may become involved;

•
regulatory developments affecting the ZB Assets, regulatory approvals, and the level of underlying demand for such products and purchasing patterns; and

•
our execution of any collaborative, licensing or similar arrangements, and the timing of payments we may make or receive under these arrangements.

If our quarterly or annual operating results fall below the expectations of investors or securities analysts, the price of our ordinary shares could decline substantially. Furthermore, any quarterly or annual fluctuations in our operating results may, in turn, cause the price of our ordinary shares to fluctuate substantially.
If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse opinion regarding our share, our share price and trading volume could decline.
The trading market for our Class A ordinary shares will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. Since we became public through a merger, securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our ordinary shares. If no or few securities or industry analysts commence coverage of us, the trading price for our shares would be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover it issues an adverse opinion regarding us, our business model, our intellectual property or our share performance, or if our clinical trials and operating results fail to meet the expectations of analysts, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.
Raising additional capital may cause dilution to our existing shareholders, restrict our operations or require it to relinquish rights to the ZB Assets.
We may issue additional equity securities to fund future expansion and pursuant to equity incentive or employee benefit plans. It may also issue additional equity for other purposes. These securities may have the same rights as our Class A ordinary shares or, alternatively, may have dividend, liquidation or other preferences to our Class A ordinary shares. The issuance of additional equity securities will dilute the holdings of existing shareholders and may reduce the share price of our Class A ordinary shares.
Pursuant to the Equity Incentive Plan, which became effective the day prior to the Closing, we are authorized to grant equity awards to our employees, directors and consultants. In addition, pursuant to the Employee Share Purchase Plan (the “ESPP”), which became effective the day prior to the Closing, we are authorized to sell shares to our employees. A total of 9,594,213 and 4,029,898 our Class A ordinary shares have been reserved for future issuance under the Equity Incentive Plan and the ESPP, respectively. In addition, the Equity Incentive Plan provides for annual automatic increases in the number of shares reserved thereunder, beginning on January 1, 2024. As a result of such annual increases, our shareholders may experience additional dilution, which could cause the price of our Class A ordinary shares to fall.
If we raise additional funds through collaboration, licensing or other similar arrangements, we may have to relinquish valuable rights to the ZB Assets, or grant licenses on terms unfavorable to us. If adequate funds are not available, our ability to achieve profitability or to respond to competitive pressures would be significantly limited and we may be required to delay, significantly curtail or eliminate the development of the product candidates.
Our principal shareholders, directors and executive officers own a significant percentage of our capital shares, and have significant influence over our management.
Our directors, executive officers, holders of 5% or more of our capital shares and their respective affiliates beneficially own, in the aggregate, approximately 88.9% of our issued and outstanding voting shares as of July 23, 2024. This concentration of voting power may make it less likely that any other holder of our Class A ordinary shares will be able to affect the way we are managed and could delay or prevent an acquisition on terms that other shareholders may desire. This could prevent transactions in which shareholders might otherwise recover a premium for their shares over current market prices. See above for additional information regarding our influence and control. See “Principal Shareholders” for information regarding the ownership of our outstanding shares by our directors, executive officers, and current beneficial owners of 5% or more of our voting securities and their respective affiliates.
If our estimates or judgments relating to our critical accounting policies are based on assumptions that change or prove to be incorrect, our operating results could fall below our publicly announced guidance or the expectations of securities analysts and investors, resulting in a decline in the market price of our ordinary shares.
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets, liabilities, equity, revenue and expenses that are not readily apparent from other sources. If our assumptions change or if actual circumstances differ from our assumptions, our operating results may be adversely affected and could fall below our publicly announced guidance or the expectations of securities analysts and investors, resulting in a decline in the market price of our Class A ordinary shares.
Anti-takeover provisions in the Company’s Second Amended and Memorandum and Articles of Association (the “MAA”) and under Cayman Islands law could make an acquisition, which may be beneficial to our shareholders, more difficult and may prevent attempts by our shareholders to replace or remove our current management.
The MAA and the Cayman Islands Companies Act contain provisions that could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our shareholders. Among other things, these provisions:
•
allow the Zura Board to authorize the issuance of up to 1,000,000 undesignated preference shares, the terms of which may be established and which may be issued without shareholder approval, and which may include supermajority voting, special approval, dividend, or other rights or preferences superior to the rights of other shareholders;

•
provide that directors may only be removed (a) for cause by the vote of a majority of the other directors then in office or (b) by the affirmative vote of holders of at least 662∕3% in voting power of all the then-outstanding Zura shares entitled to vote thereon, voting together as a single class;

•
prohibit shareholder action by written resolution;

•
provide that extraordinary general meetings may only be called by or at the direction of (a) the Chairman of the Zura Board, the Zura Board or the Chief Executive Officer or (b) members holding not less than 10% in par value of the issued shares which as at the date of the requisition for a meeting carry the right to vote at general meetings;

•
provide that any alteration, amendment or repeal, in whole or in part, of any provision of the MAA by our shareholders will require the affirmative vote of the holders of at least 662∕3% in voting power of all the then-outstanding Zura shares entitled to vote thereon, voting together as a single class; and

•
establish advance notice requirements for nominations for elections to the Zura Board and for proposing matters that can be acted upon by shareholders at shareholder meetings.

These anti-takeover provisions and other provisions in the MAA and Cayman Islands law could make it more difficult for shareholders or potential acquirors to obtain control of the Zura Board or initiate actions that are opposed by our then-current Zura Board and could also delay or impede a merger, tender offer or proxy contest involving us. The existence of these provisions could negatively affect the price of our Class A ordinary shares and limit opportunities for a shareholder to realize value in a corporate transaction. For information regarding these and other provisions, see the section titled “Description of Securities.” In addition, if prospective takeovers are not consummated for any reason, we may experience negative reactions from the financial markets, including negative impacts on the price of our Class A ordinary shares.
The MAA designates the Cayman Islands as the exclusive forum for certain litigation that may be initiated by our shareholders and the federal district courts of the United States as the exclusive forum for litigation arising under the Securities Act, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us.
Pursuant to the MAA, unless we contest in writing to the selection of an alternative forum, the Courts of the Cayman Islands and any appellate court therefrom, will, to the fullest extent permitted by law, be the sole and exclusive forum for any claim or dispute arising out of or in connection with the MAA or otherwise relating to each shareholder’s shareholding in Zura, including but not limited to (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or other employees to us or our shareholders; (iii) any action asserting a claim arising pursuant to any provision of the Cayman Islands Companies Act, or the MAA; (iv) any action asserting a claim against us governed by the “internal affairs doctrine,” (as such concept is recognized under the laws of the United States of America); provided that, for the avoidance of doubt, the foregoing forum selection provision will not apply to claims arising under the Securities Act, the Exchange Act or any other claim for which the federal district courts are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.
The forum selection provisions in the MAA may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings and there is uncertainty as to whether a court would enforce such provisions. In addition, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. If the enforceability of our forum selection provisions were to be challenged, it may incur additional costs associated with resolving such challenge. While we currently has no basis to expect any such challenge would be successful, if a court were to find its forum selection provisions to be inapplicable or unenforceable with respect to one or more of these specified types of actions or proceedings, we may incur additional costs associated with having to litigate in other jurisdictions, which could result in a diversion of the time and resources of our employees, management and Zura Board, and could have an adverse effect on our business, financial condition and results of operations.
We are an emerging growth company, and it cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our securities less attractive to investors.
We are an emerging growth company, as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements and exemptions from the requirements of holding nonbinding advisory shareholder votes on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our ordinary shares less attractive because we may rely on these exemptions. If some investors find our Class A ordinary shares less attractive as a result, there may be a less active trading market for our Class A ordinary shares and our share price may be more volatile.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the IPO, (b) in which it has total annual gross revenue of at least $1.235 billion, or (c) in which it is deemed to be a large accelerated filer, which requires the market value of our ordinary shares that is held by non-affiliates to exceed $700 million as of the last business day of the second fiscal quarter of such year, and (2) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period.
Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail itself of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, changes in rules of U.S. generally accepted accounting principles or their interpretation, the adoption of new guidance or the application of existing guidance to changes in our business could significantly affect our business, financial condition and results of operations.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements.
We have and will continue to incur increased costs as a result of operating as a public company, and our management will devote substantial time to related compliance initiatives.
As a public company, we have and will continue to incur significant legal, accounting and other expenses that Legacy Zura did not incur as a private company, and these expenses may increase even more after it is no longer an “emerging growth company.” we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations adopted, and to be adopted, by the SEC and Nasdaq. Our management and other personnel will need to continue to devote a substantial amount of time to these compliance initiatives. Moreover, we expect these rules and regulations to substantially increase legal and financial compliance costs and to make some activities more time-consuming and costly, which will increase operating expenses. For example, we expect these rules and regulations to make it more difficult and more expensive to obtain directors’ and officers’ liability insurance and we may be required to incur substantial costs to maintain sufficient coverage. We cannot predict or estimate the amount or timing of additional costs it may incur to respond to these requirements. The impact of these requirements could also make it more difficult to attract and retain qualified persons to serve on the Zura Board, committees of the Zura Board or as executive officers. Advocacy efforts by shareholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.
In addition, we are implementing an enterprise resource planning (“ERP”) system. The ERP system is intended to combine and streamline the management of our financial, accounting, human resources, sales and marketing and other functions, enabling it to manage operations and track performance more effectively. Any disruptions or difficulties in implementing or using the ERP system could adversely affect our controls and harm our business, financial condition and results of operations, including our ability to forecast and collect receivables. Moreover, such disruption or difficulties could result in unanticipated costs and diversion of management attention.
As a public company, we are required to incur additional costs and obligations in order to comply with SEC rules that implement Section 404 of the Sarbanes-Oxley Act. Under these rules, we are required to make a formal assessment of the effectiveness of our internal control over financial reporting. To achieve compliance with Section 404 within the prescribed period, we are engaging in a process to document and evaluate internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of our internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are designed and operating effectively, and implement a continuous reporting and improvement process for internal control over financial reporting.
The rules governing the standards that must be met for management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation to meet the detailed standards under the rules. During the course of testing, our management may identify material weaknesses or deficiencies which may not be remedied in time to meet the deadline imposed by the Sarbanes-Oxley Act. See above for additional information regarding a previously identified material weakness. These reporting and other obligations place significant demands on our management and administrative and operational resources, including accounting resources.
In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of our management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and there could be a material adverse effect on our business, financial condition and results of operations.
A failure to meet Nasdaq’s continued listing requirements could result in a delisting of ordinary shares.
In order to continue to maintain the listing of our securities on Nasdaq, we will be required to demonstrate ongoing compliance with Nasdaq’s continued listing requirements. If we fail to satisfy Nasdaq’s continued listing requirements, such as the minimum number of round-lot shareholders, the minimum dollar value of the public float, the total minimum capital, the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist our Class A ordinary shares. We cannot assure you that we will be able to meet all continued listing requirements.
In the event of a delisting, we can provide no assurance that any action taken to restore compliance with listing requirements would allow our ordinary shares to become listed again, stabilize the market price or improve the liquidity of our ordinary shares, prevent our ordinary shares from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.
The IPO warrants may never be in the money, they may expire worthless and therefore we may not receive cash proceeds from the exercise of warrants. The terms of the IPO warrants may be amended in a manner adverse to a holder if holders of a majority of the then-outstanding IPO warrants approve of such amendment.
The IPO warrants were issued in registered form under the Warrant Agreement between Continental, as warrant agent, and JATT. The Warrant Agreement provides that the terms of the IPO warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or correct any mistake, but requires the approval by the holders of a majority of the then-outstanding IPO warrants to make any change that adversely affects the interests of the registered holders of the IPO warrants. Accordingly, we may amend the terms of the IPO warrants in a manner adverse to a holder if holders of a majority of the then- outstanding IPO warrants approve of such amendment. Although our ability to amend the terms of the IPO Warrants with the consent of majority of the then-outstanding IPO warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the IPO warrants, convert the IPO warrants into cash, shorten the exercise period, or decrease the number of our Class A ordinary shares purchasable upon exercise of an IPO warrant.
The exercise of the IPO warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of our Class A ordinary shares and the spread between the exercise price of the IPO warrant and the price of our Class A ordinary shares at the time of exercise. For example, to the extent that the price of our Class A ordinary shares exceeds $11.50 per share, it is more likely that holders of our Public Warrants and Private Placement Warrants will exercise their warrants. If the price of our Class A ordinary shares is less than $11.50 per share, it is unlikely that such holders will exercise their warrants. As of July 23, 2024, the closing price of our Class A ordinary shares was $3.84 per share. There can be no assurance that all of our IPO warrants will be in the money prior to their expiration. Our Public Warrants under certain conditions, as described in the Warrant Agreement, are redeemable by the Company at a price of $0.01 per warrant or on a cashless basis, except during the Offer and Consent Solicitation and within 10 business days after the Expiration Date. Our Private Placement Warrants are not redeemable so long as they are held by the initial shareholders or permitted transferees and are exercisable on a cashless basis. Our 2023 Pre-Funded Warrants and 2024 Pre-Funded Warrants are not redeemable and are exercisable on a cashless basis. As such, it is possible that we may never generate any cash proceeds from the exercise of our warrants. Accordingly, as of the date of this Prospectus/Offer to Exchange, we have neither included nor intend to include any potential cash proceeds from the exercise of our warrants in our short-term or long-term liquidity projections. We will continue to evaluate the probability of warrant exercise over the life of our warrants and the merit of including potential cash proceeds from the exercise thereof in our liquidity projections. Nevertheless, we believe our existing cash and cash equivalents will be sufficient to fund our operations for at least the next 12 months from the date of this Prospectus/Offer to Exchange. However, our liquidity assumptions may prove to be incorrect, and we could utilize our available financial resources sooner than we currently expect. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth under “Risk Factors” elsewhere in this Prospectus/Offer to Exchange.
If the Company were a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, U.S. Holders of Class A ordinary shares or IPO warrants could be subject to adverse U.S. federal income tax consequences.
If the Company is treated as a PFIC, within the meaning of Section 1297 of the Code for any taxable year (or portion thereof) during which a U.S. Holder (as defined in “Material U.S. Federal Income Tax Consequences”) holds Class A ordinary shares or IPO warrants (regardless of whether the Company remains a PFIC for subsequent taxable years), certain adverse U.S. federal income tax consequences, such as taxation at the highest marginal ordinary income tax rates on capital gains and on certain actual or deemed distributions, and interest charges on certain taxes treated as deferred, may apply to such U.S. Holder and such U.S. Holder might be subject to additional reporting requirements. Under certain circumstances, certain elections may be available to U.S. Holders of Class A ordinary shares to mitigate some of the adverse tax consequences resulting from PFIC treatment, but U.S. Holders will not be able to make similar elections with respect to the IPO warrants.
The Company’s PFIC status for the current taxable year or any subsequent taxable year will not be determinable until after the end of each such taxable year, and the Company cannot assure you that it will not be a PFIC in the current taxable year or in any subsequent taxable year. If the Company were later determined to be a PFIC, you may be unable to make certain advantageous elections with respect to your ownership of the Class A ordinary shares that would mitigate the adverse consequences of the Company’s PFIC status, or making such elections retroactively could have adverse tax consequences to you. The Company is not representing to you, and there can be no assurance, that the Company will not be treated as a PFIC for this taxable year or in any subsequent taxable year. The Company has not sought and will not seek any rulings from the IRS or any opinion from any tax advisor as to such tax treatment. U.S. Holders should consult with, and rely solely upon, their tax advisors to determine the application of the PFIC rules to them and any resultant tax consequences.
Please see the section titled “Material U.S. Federal Income Tax Consequences — Passive Foreign Investment Company Rules” for a more detailed discussion with respect to our potential PFIC status. U.S. Holders (as defined in “Material U.S. Federal Income Tax Consequences”) are urged to consult their tax advisors regarding the possible application of the PFIC rules to holders of our Class A ordinary shares or IPO warrants.

THE OFFER AND CONSENT SOLICITATION
Participation in the Offer and Consent Solicitation involves a number of risks, including, but not limited to, the risks identified in the section above entitled “Risk Factors” and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this Prospectus/Offer to Exchange. IPO warrant holders should carefully consider these risks and are urged to speak with their personal legal, financial, investment, and/or tax advisor as necessary before deciding whether or not to participate in the Offer and Consent Solicitation. In addition, we strongly encourage you to read this Prospectus/Offer to Exchange in its entirety, and the information and documents that have been included herein or are incorporated herein by reference, before making a decision regarding the Offer and Consent Solicitation.
General Terms
Until the Expiration Date, we are offering to holders of our IPO warrants the opportunity to receive 0.30 Class A ordinary shares in exchange for each IPO warrant they hold. Holders of the IPO warrants tendered for exchange will not have to pay the exercise price for the tendered IPO warrants in order to receive Class A ordinary shares pursuant to the Offer. Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered IPO warrants.
No fractional shares will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of IPO warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of our Class A ordinary shares on the Nasdaq on the last trading day of the Offer Period, less any applicable withholding taxes.
As part of the Offer, we are also soliciting from the holders of the IPO warrants their consent to the Warrant Amendment, which, if approved, will permit the Company to require that all IPO warrants outstanding upon completion of the Offer be exchanged for Class A ordinary shares at a ratio of 0.27 Class A ordinary shares per IPO warrant, which is a ratio 10% less than the exchange ratio applicable to the Offer. The Warrant Amendment will permit us to eliminate all of the IPO warrants that remain outstanding after the Offer is consummated. A copy of the Warrant Amendment is attached hereto as Annex A. We urge that you carefully read the Warrant Amendment in its entirety. Pursuant to the terms of the Warrant Agreement, the consent of holders of at least a majority of the then-outstanding public warrants and a majority of the private placement warrants is required to approve the Warrant Amendment.
Holders who tender IPO warrants for exchange in the Offer will automatically be deemed, without any further action, to have given their consent to approval of the Warrant Amendment (effective upon our acceptance of the tendered IPO warrants). The consent to the Warrant Amendment is a part of the Letter of Transmittal and Consent relating to the IPO warrants.
You cannot tender any IPO warrants for exchange in the Offer without giving your consent to the Warrant Amendment. Thus, before deciding whether to tender any IPO warrants, you should be aware that a tender of public warrants may result in the approval of the Warrant Amendment.
The Offer and Consent Solicitation is subject to the terms and conditions contained in this Prospectus/Offer to Exchange and the Letter of Transmittal and Consent.
You may tender some or all of your IPO warrants into the Offer.
If you elect to tender IPO warrants in the Offer and Consent Solicitation, please follow the instructions in this Prospectus/Offer to Exchange and the related documents, including the Letter of Transmittal and Consent.
If you tender IPO warrants, you may withdraw your tendered IPO warrants at any time before the Expiration Date and retain them on their current terms, or amended terms if the Warrant Amendment is approved, by following the instructions herein. In addition, IPO warrants that are not accepted by us for exchange by August 8, 2024 may thereafter be withdrawn by you until such time as the IPO warrants are accepted by us for exchange.

Corporate Information
Our principal executive offices are located at 1489 W. Warm Springs Rd. #11 Henderson, NV 89014, and our telephone number is (702) 825-9872. We maintain a website at www.zurabio.com where general information about us is available. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Prospectus/Offer to Exchange or the registration statement of which it forms a part, and the inclusion of our website address in this Prospectus/Offer to Exchange is an inactive textual reference only.
Our Class A ordinary shares and public warrants are listed on the Nasdaq under the symbols “ZURA” and “ZURAW,” respectively.
Warrants Subject to the Offer
The warrants subject to the Offer were issued in connection with our initial public offering, which include the public warrants included in the units sold and the private placement warrants . Each IPO warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. The public warrants are quoted on the Nasdaq under the symbol “ZURAW.” As of July 23, 2024, a total of 12,809,996 IPO warrants were outstanding, including our public warrants and private placement warrants. Pursuant to the Offer, we are offering up to an aggregate of 3,842,999 of our Class A ordinary shares in exchange for all of our outstanding IPO warrants. For the avoidance of doubt, the 2023 Pre-Funded Warrants and the 2024 Pre-Funded Warrants (as further discussed and described below) are not included in this offering and are not part of the IPO warrants.
Offer Period
The Offer and Consent Solicitation will expire on the Expiration Date, which is 11:59 p.m., Eastern Time, on August 8, 2024, or such later time and date to which we may extend. We expressly reserve the right, in our sole discretion, at any time or from time to time, to extend the period of time during which the Offer and Consent Solicitation is open. There can be no assurance that we will exercise our right to extend the Offer Period. During any extension, all IPO warrant holders who previously tendered IPO warrants will have a right to withdraw such previously tendered IPO warrants until the Expiration Date, as extended. If we extend the Offer Period, we will make a public announcement of such extension by no later than 9:00 a.m., Eastern Time, on the next business day following the Expiration Date as in effect immediately prior to such extension.
We may withdraw the Offer and Consent Solicitation only if the conditions to the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Upon any such withdrawal, we are required by Rule 13e-4(f)(5) under the Exchange Act to promptly return the tendered IPO warrants. We will announce our decision to withdraw the Offer and Consent Solicitation by disseminating notice by public announcement or otherwise as permitted by applicable law.
At the expiration of the Offer Period, the current terms of the IPO warrants, or the amended terms if the Warrant Amendment is approved, will continue to apply to any unexchanged IPO warrants until the IPO warrants expire on March 20, 2028, subject to certain terms and conditions.
Amendments to the Offer and Consent Solicitation
We reserve the right, at any time or from time to time, to amend the Offer and Consent Solicitation, including by increasing or (if the conditions to the Offer are not satisfied) decreasing the exchange ratio of Class A ordinary shares issued for every IPO warrant exchanged or by changing the terms of the Warrant Amendment.
If we make a material change in the terms of the Offer and Consent Solicitation or the information concerning the Offer and Consent Solicitation, or if we waive a material condition of the Offer and Consent Solicitation, we will extend the Offer and Consent Solicitation to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. These rules require that the minimum period during which an offer must remain open after material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend upon the facts and circumstances, including the relative materiality of the changed terms or information.
If we increase or decrease the exchange ratio of our Class A ordinary shares issuable in exchange for an IPO warrant, the amount of IPO warrants sought for tender, or the dealer manager’s soliciting fee, and the Offer and Consent Solicitation is scheduled to expire at any time earlier than the end of the tenth business day from the date that we first publish, send, or give notice of such an increase or decrease, then we will extend the Offer and Consent Solicitation until the expiration of that ten-business-day period.
Other material amendments to the Offer and Consent Solicitation may require us to extend the Offer and Consent Solicitation for a minimum of five business days.
Partial Exchange Permitted
Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered IPO warrants. If you choose to participate in the Offer, you may tender less than all of your IPO warrants pursuant to the terms of the Offer. No fractional shares will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of IPO warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of our Class A ordinary shares on the Nasdaq on the last trading day of the Offer Period, less any applicable withholding taxes.
Conditions to the Offer and Consent Solicitation
The Offer and Consent Solicitation are conditioned upon the following:
•
the registration statement, of which this Prospectus/Offer to Exchange forms a part, shall have become effective under the Securities Act, and shall not be the subject of any stop order or proceeding seeking a stop order;

•
there shall not have been any action or proceeding by any government or governmental, regulatory, or administrative agency, authority, or tribunal or any other person, domestic or foreign, instituted, pending, or taken, or approval withheld, or any statute, rule, regulation, judgment, order, or injunction, proposed, sought, promulgated, enacted, entered, amended, enforced, or deemed to be applicable to the Offer or Consent Solicitation or us, by any court or any authority, agency, or tribunal that, in our reasonable judgment, would or might, directly or indirectly, (i) make the acceptance for exchange of, or exchange for, some or all of the IPO warrants illegal or otherwise restrict or prohibit completion of the Offer or Consent Solicitation or (ii) delay or restrict our ability, or render us unable, to accept for exchange or exchange some or all of the IPO warrants; and

•
there shall not have occurred: (i) any general suspension of trading in securities in U.S. securities or financial markets; (ii) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States; (iii) any limitation (whether or not mandatory) by any government or governmental, regulatory, or administrative authority, agency, or instrumentality, domestic or foreign, or other event that, in our reasonable judgment, would or would be reasonably likely to affect the extension of credit by banks or other lending institutions; or (iv) a natural disaster, a significant worsening of the ongoing COVID-19 pandemic or an outbreak of a pandemic or contagious disease other than COVID-19, in either case, resulting in a national lockdown, or a commencement of a war or armed hostilities, including, but not limited to, catastrophic terrorist attacks against the United States or its citizens, which, in our reasonable judgment, is or may be materially adverse to us or otherwise makes it inadvisable for us to proceed with the Offer and Consent Solicitation.

The Offer is not conditioned upon the receipt of a minimum number of tendered IPO warrants. As such, we will accept all tendered IPO warrants regardless of the number we receive. However, the Consent Solicitation is conditioned upon receiving the consent of holders of at least a majority of the outstanding public warrants and a majority of the private placement warrants (which is the minimum threshold required to amend the Warrant Agreement). Warrantholders may not consent to the Warrant Amendment without tendering their IPO warrants in the Offer, and may not tender such IPO warrants without consenting to the

Warrant Amendment. If we receive consent from holders of less than a majority of the outstanding public warrants and less than a majority of the private placement warrants (less than the minimum threshold required to amend the Warrant Agreement), we will accept all the IPO warrants tendered; however, the Warrant Amendment will not become effective.
We will not complete the Offer and Consent Solicitation unless and until the registration statement described above is effective. If the registration statement is not effective at the Expiration Date, we may extend, suspend, or cancel the Offer and Consent Solicitation, and will inform IPO warrant holders of such event. If we extend the Offer Period, we will make a public announcement of such extension and the new Expiration Date by no later than 9:00 a.m., Eastern Time, on the next business day following the Expiration Date as in effect immediately prior to such extension.
In addition, as to any IPO warrant holder, the Offer and Consent Solicitation is conditioned upon such IPO warrant holder desiring to tender IPO warrants in the Offer delivering to the exchange agent in a timely manner the holder’s IPO warrants to be tendered and any other required paperwork, all in accordance with the applicable procedures described in this Prospectus/Offer to Exchange and set forth in the Letter of Transmittal and Consent.
The foregoing conditions are solely for our benefit, and we may assert one or more of the conditions, in whole or in part, prior to the Expiration Date. We may also, in our sole and absolute discretion, waive these conditions in whole or in part, subject to the potential requirement to disseminate additional information and extend the Offer Period. The determination by us as to whether any condition has been satisfied shall be conclusive and binding on all parties subject to each IPO warrant holder’s right to challenge any of our determinations in a court of competent jurisdiction. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed a continuing right which may be asserted at any time and from time to time prior to the Expiration Date. If any of the conditions described above are not satisfied prior to the Expiration Date, we will promptly disclose our decision whether or not to waive such condition and, if the condition is material, we may be required to extend the Offer Period.
We may withdraw the Offer and Consent Solicitation only if the conditions of the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Promptly upon any such withdrawal, we will return the tendered IPO warrants (and the related consent to the Warrant Amendment will be revoked). We will announce our decision to withdraw the Offer and Consent Solicitation by disseminating notice by public announcement or otherwise as permitted by applicable law.
No Recommendation; IPO Warrant Holder’s Own Decision
None of our board of directors, our officers or employees, our affiliates, the dealer manager, the exchange agent, or the information agent is making any recommendations to any IPO warrant holder as to whether to exchange their IPO warrants and deliver their consent to the Warrant Amendment. Each IPO warrant holder must make its own decision as to whether to tender IPO warrants for exchange pursuant to the Offer and consent to the amendment of the Warrant Agreement pursuant to the Consent Solicitation.
Procedure for Tendering IPO Warrants for Exchange and Consenting to the Warrant Amendment
Issuance of Class A ordinary shares upon exchange of IPO warrants pursuant to the Offer and acceptance by us of IPO warrants for exchange pursuant to the Offer and providing your consent to the Warrant Amendment will be made only if IPO warrants are properly tendered pursuant to the procedures described below and set forth in the Letter of Transmittal and Consent. A tender of IPO warrants pursuant to such procedures, if and when accepted by us, will constitute a binding agreement between the tendering holder of IPO warrants and us upon the terms and subject to the conditions of the Offer and Consent Solicitation. The proper tender of your IPO warrants will constitute a consent to the Warrant Amendment with respect to each IPO warrant tendered.
A tender of IPO warrants made pursuant to any method of delivery set forth herein will also constitute an agreement and acknowledgement by the tendering IPO warrant holder that, among other things: (i) the IPO warrant holder agrees to exchange the tendered IPO warrants on the terms and conditions set forth in this Prospectus/Offer to Exchange and Letter of Transmittal and Consent, in each case, as may be amended or supplemented prior to the Expiration Date; (ii) the IPO warrant holder consents to the Warrant Amendment; (iii) the Offer may be extended, modified, suspended, or terminated by us as provided herein; (iv) such IPO warrant holder is voluntarily participating in the Offer; (v) the future value of our IPO warrants and Class A ordinary shares is unknown and cannot be predicted with certainty; (vi) such IPO warrant holder has read this Prospectus/Offer to Exchange, the Letter of Transmittal and Consent, and the Warrant Amendment; and (viii) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax, or other tax-related items (“Tax Items”) related to the Offer and the disposition of IPO warrants, the ultimate liability for all Tax Items is and remains the responsibility solely of the holder, and in that regard, such holder will authorize the Company to withhold all applicable Tax Items legally payable by or on behalf of such holder.
Registered Holders of IPO Warrants; Beneficial Owners of IPO Warrants
For purposes of the tender procedures set forth below, the term “registered holder” means any person in whose name IPO warrants are registered on our books or who is listed as a participant in a clearing agency’s security position listing with respect to the IPO warrants.
Persons whose IPO warrants are held through a direct or indirect participant of The Depository Trust Company (“DTC”), such as a broker, dealer, commercial bank, trust company, or other financial intermediary, are not considered registered holders of those IPO warrants but are “beneficial owners.” Beneficial owners cannot directly tender IPO warrants for exchange pursuant to the Offer. Instead, a beneficial owner must instruct its broker, dealer, commercial bank, trust company, or other financial intermediary to tender IPO warrants for exchange on behalf of the beneficial owner. See “— Required Communications by Beneficial Owners.”
Tendering IPO Warrants Using Letter of Transmittal and Consent
A registered holder of IPO warrants may tender their IPO warrants for exchange using a Letter of Transmittal and Consent in the form provided by us with this Prospectus/Offer to Exchange. A Letter of Transmittal and Consent is to be used only if delivery of IPO warrants is to be made by book-entry transfer to the exchange agent’s account at DTC pursuant to the procedures set forth in “— Tendering Warrants Using Book-Entry Transfer”; provided, however, that it is not necessary to execute and deliver a Letter of Transmittal and Consent if instructions with respect to the tender of such IPO warrants are transmitted through DTC’s Automated Tender Offer Program (“ATOP”). If you are a registered holder of IPO warrants, unless you intend to tender those IPO warrants through ATOP, you should complete, execute, and deliver a Letter of Transmittal and Consent to indicate the action you desire to take with respect to the Offer and Consent Solicitation.
In order for IPO warrants to be properly tendered for exchange pursuant to the Offer using a Letter of Transmittal and Consent, the registered holder of the IPO warrants being tendered must ensure that the exchange agent receives the following: (i) a properly completed and duly executed Letter of Transmittal and Consent, in accordance with the instructions of the Letter of Transmittal and Consent (including any required signature guarantees); (ii) delivery of the IPO warrants by book-entry transfer to the exchange agent’s account at DTC; and (iii) any other documents required by the Letter of Transmittal and Consent.
In the Letter of Transmittal and Consent, the tendering registered IPO warrant holder must set forth: (i) its name and address; (ii) the number of IPO warrants being tendered by the holder for exchange; and (iii) certain other information specified in the Letter of Transmittal and Consent.
In certain cases, all signatures on the Letter of Transmittal and Consent must be guaranteed by an Eligible Institution (as defined below). See “— Signature Guarantees.”
If the Letter of Transmittal and Consent is signed by someone other than the registered holder of the tendered IPO warrants (for example, if the registered holder has assigned the IPO warrants to a third-party), or if our Class A ordinary shares to be issued upon exchange of the tendered IPO warrants are to be issued in a name other than that of the registered holder of the tendered IPO warrants, the tendered IPO warrants must be properly accompanied by appropriate assignment documents, in either case, signed exactly as the name(s) of the registered holder(s) appear on the IPO warrants, with the signature(s) on the IPO warrants or assignment documents guaranteed by an Eligible Institution (as defined below).
Any IPO warrants duly tendered and delivered as described above shall be automatically cancelled upon the issuance of Class A ordinary shares in exchange for such IPO warrants as part of the completion of the Offer.
Signature Guarantees
In certain cases, all signatures on the Letter of Transmittal and Consent must be guaranteed by an “Eligible Institution.” An “Eligible Institution” is a bank, broker dealer, credit union, savings association, or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association, or other entity that is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Exchange Act.
Signatures on the Letter of Transmittal and Consent need not be guaranteed by an Eligible Institution if (i) the Letter of Transmittal and Consent is signed by the registered holder of the IPO warrants tendered therewith exactly as the name of the registered holder appears on such IPO warrants and such holder has not completed the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” in the Letter of Transmittal and Consent, or (ii) such IPO warrants are tendered for the account of an Eligible Institution. In all other cases, an Eligible Institution must guarantee all signatures on the Letter of Transmittal and Consent by completing and signing the table in the Letter of Transmittal and Consent entitled “Guarantee of Signature(s).”
Required Communications by Beneficial Owners
Persons whose IPO warrants are held through a direct or indirect DTC participant, such as a broker, dealer, commercial bank, trust company, or other financial intermediary, are not considered registered holders of those IPO warrants, but are “beneficial owners,” and must instruct the broker, dealer, commercial bank, trust company, or other financial intermediary to tender IPO warrants on their behalf. Your broker, dealer, commercial bank, trust company, or other financial intermediary should have provided you with an “Instructions Form” with this Prospectus/Offer to Exchange. The Instructions Form is also filed as an exhibit to the registration statement of which this Prospectus/Offer to Exchange forms a part. The Instructions Form may be used by you to instruct your broker or other custodian to tender and deliver IPO warrants on your behalf.
Tendering IPO Warrants Using Book-Entry Transfer
The exchange agent has established an account for the IPO warrants at DTC for purposes of the Offer and Consent Solicitation. Any financial institution that is a participant in DTC’s system may make book-entry delivery of IPO warrants by causing DTC to transfer such IPO warrants into the exchange agent’s account in accordance with ATOP. However, even though delivery of IPO warrants may be effected through book-entry transfer into the exchange agent’s account at DTC, a properly completed and duly executed Letter of Transmittal and Consent (with any required signature guarantees), or an “Agent’s Message” as described in the next paragraph, and any other required documentation, must in any case also be transmitted to and received by the exchange agent at its address set forth in this Prospectus/Offer to Exchange prior to the Expiration Date, or the guaranteed delivery procedures described under “— Guaranteed Delivery Procedures” must be followed.
DTC participants desiring to tender IPO warrants for exchange pursuant to the Offer may do so through ATOP and, in that case, the participant need not complete, execute, and deliver a Letter of Transmittal and Consent. DTC will verify the acceptance and execute a book-entry delivery of the tendered IPO warrants to the exchange agent’s account at DTC. DTC will then send an “Agent’s Message” to the exchange agent for acceptance. Delivery of the Agent’s Message by DTC will satisfy the terms of the Offer and Consent Solicitation as to execution and delivery of a Letter of Transmittal and Consent by the DTC participant identified in the Agent’s Message. The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the IPO warrants for exchange that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and Consent and that we may enforce such agreement against the participant. Any DTC participant tendering by book-entry transfer must expressly acknowledge that it has received and agrees to be bound by the Letter of Transmittal and Consent and that the Letter of Transmittal and Consent may be enforced against it.
Any IPO warrants duly tendered and delivered as described above shall be automatically cancelled upon the issuance of Class A ordinary shares in exchange for such IPO warrants as part of the completion of the Offer.
Delivery of a Letter of Transmittal and Consent or any other required documentation to DTC does not constitute delivery to the exchange agent. See “— Timing and Manner of Deliveries.”
Guaranteed Delivery Procedures
If a registered holder of IPO warrants desires to tender its IPO warrants for exchange pursuant to the Offer, but (i) the procedure for book-entry transfer cannot be completed on a timely basis or (ii) time will not permit all required documents to reach the exchange agent prior to the Expiration Date, the holder can still tender its IPO warrants if all the following conditions are met:
•
the tender is made by or through an Eligible Institution;

•
the exchange agent receives by hand, mail, overnight courier, facsimile, or electronic mail transmission, prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery in the form we have provided with this Prospectus/Offer to Exchange, with signatures guaranteed by an Eligible Institution; and

•
a confirmation of a book-entry transfer into the exchange agent’s account at DTC of all IPO warrants delivered electronically, together with a properly completed and duly executed Letter of Transmittal and Consent with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message in accordance with ATOP), and any other documents required by the Letter of Transmittal and Consent, must be received by the exchange agent within one day that the Nasdaq is open for trading after the date the exchange agent receives such Notice of Guaranteed Delivery.

In any case where the guaranteed delivery procedure is utilized for the tender of IPO warrants pursuant to the Offer, the issuance of Class A ordinary shares for those IPO warrants tendered for exchange pursuant to the Offer and accepted pursuant to the Offer will be made only if the exchange agent has timely received the applicable foregoing items.
Timing and Manner of Deliveries
UNLESS THE GUARANTEED DELIVERY PROCEDURES DESCRIBED ABOVE ARE FOLLOWED, IPO WARRANTS WILL BE PROPERLY TENDERED ONLY IF, BY THE EXPIRATION DATE, THE EXCHANGE AGENT RECEIVES SUCH IPO WARRANTS BY BOOK-ENTRY TRANSFER, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND CONSENT OR AN AGENT’S MESSAGE.
ALL DELIVERIES IN CONNECTION WITH THE OFFER AND CONSENT SOLICITATION, INCLUDING ANY LETTER OF TRANSMITTAL AND CONSENT AND THE TENDERED IPO WARRANTS, MUST BE MADE TO THE EXCHANGE AGENT. NO DELIVERIES SHOULD BE MADE TO US. ANY DOCUMENTS DELIVERED TO US WILL NOT BE FORWARDED TO THE EXCHANGE AGENT AND THEREFORE WILL NOT BE DEEMED TO BE PROPERLY TENDERED. THE METHOD OF DELIVERY OF ALL REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING IPO WARRANT HOLDERS. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED (PROPERLY INSURED). IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Determination of Validity
All questions as to the form of documents and the validity, eligibility (including time of receipt), and acceptance for exchange of any tender of IPO warrants will be determined by us, in our sole discretion, and our determination will be final and binding, subject to each IPO warrant holder’s right to challenge any of our determinations in a court of competent jurisdiction. We reserve the absolute right to reject any or all tenders of IPO warrants that we determine are not in proper form or reject tenders of IPO warrants that may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in any tender of any particular IPO warrant, whether or not similar defects or irregularities are waived in the case of other tendered IPO warrants. Neither we nor any other person will be under any duty to give notice of any defect or irregularity in tenders, nor shall any of us or them incur any liability for failure to give any such notice. Our interpretation of the terms and conditions of the Offer and Consent Solicitation will be final and binding, subject to each IPO warrant holder’s right to challenge any of our interpretations in a court of competent jurisdiction.
Fees and Commissions
Tendering IPO warrant holders who tender IPO warrants directly to the exchange agent will not be obligated to pay any charges or expenses of the exchange agent, the dealer manager, or any brokerage commissions. Beneficial owners who hold IPO warrants through a broker or bank should consult that institution as to whether or not such institution will charge the owner any service fees in connection with tendering IPO warrants on behalf of the owner pursuant to the Offer and Consent Solicitation.
Transfer Taxes
We will pay all transfer taxes, if any, applicable to the transfer of IPO warrants to us in the Offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. Other reasons transfer taxes could be imposed include (i) if our Class A ordinary shares are to be registered or issued in the name of any person other than the person signing the Letter of Transmittal and Consent or (ii) if tendered IPO warrants are registered in the name of any person other than the person signing the Letter of Transmittal and Consent. If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the Letter of Transmittal and Consent, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payment due with respect to the IPO warrants tendered by such holder.
Withdrawal Rights
By tendering IPO warrants for exchange, a holder will be deemed to have validly delivered its consent to the Warrant Amendment. Tenders of IPO warrants made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. Consents to the Warrant Amendment in connection with the Consent Solicitation may be revoked at any time before the Expiration Date by withdrawing the tender of your IPO warrants. A valid withdrawal of tendered IPO warrants before the Expiration Date will be deemed to be a concurrent revocation of the related consent to the Warrant Amendment. Tenders of IPO warrants and consent to the Warrant Amendment may not be withdrawn after the Expiration Date. If the Offer Period is extended, you may withdraw your tendered IPO warrants at any time until the expiration of such extended Offer Period. After the Offer Period expires, such tenders are irrevocable; provided, however, that IPO warrants that are not accepted by us for exchange by August 8, 2024 may thereafter be withdrawn by you until such time as the IPO warrants are accepted by us for exchange.
To be effective, a written notice of withdrawal must be timely received by the exchange agent at its address identified in this Prospectus/Offer to Exchange. Any notice of withdrawal must specify the name of the person who tendered the IPO warrants for which tenders are to be withdrawn and the number of IPO warrants to be withdrawn. If the IPO warrants to be withdrawn have been delivered to the exchange agent, a signed notice of withdrawal must be submitted prior to release of such IPO warrants. In addition, such notice must specify the name of the registered holder (if different from that of the tendering IPO warrant holder). A withdrawal may not be cancelled, and IPO warrants for which tenders are withdrawn will thereafter be deemed not validly tendered for purposes of the Offer and Consent Solicitation. However, IPO warrants for which tenders are withdrawn may be tendered again by following one of the procedures described above in this section entitled “— Procedure for Tendering Warrants for Exchange” at any time prior to the Expiration Date.
A beneficial owner of IPO warrants desiring to withdraw tendered IPO warrants previously delivered through DTC should contact the DTC participant through which such owner holds its IPO warrants. In order to withdraw IPO warrants previously tendered, a DTC participant may, prior to the Expiration Date, withdraw its instruction by (i) withdrawing its acceptance through DTC’s Participant Tender Offer Program (“PTOP”) function or (ii) delivering to the exchange agent, by mail, hand delivery, or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant. A withdrawal of an instruction must be executed by a DTC participant as such DTC participant’s name appears on its transmission through the PTOP function to which such withdrawal relates. If the tender being withdrawn was made through ATOP, it may only be withdrawn through PTOP, and not by hard copy delivery of withdrawal instructions. A DTC participant may withdraw a tendered IPO warrant only if such withdrawal complies with the provisions described in this paragraph.
A holder who tendered its IPO warrants other than through DTC should send written notice of withdrawal to the exchange agent specifying the name of the IPO warrant holder who tendered the IPO warrants being withdrawn. All signatures on a notice of withdrawal must be guaranteed by an Eligible Institution, as described above in the section entitled “— Procedure for Tendering Warrants for Exchange — Signature Guarantees”; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the IPO warrants being withdrawn are held for the account of an Eligible Institution. Withdrawal of a prior IPO warrant tender will be effective upon receipt of the notice of withdrawal by the exchange agent. Selection of the method of notification is at the risk of the IPO warrant holder, and notice of withdrawal must be timely received by the exchange agent.
All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by us, in our sole discretion, which determination shall be final and binding, subject to each IPO warrant holder’s right to challenge any of our determinations in a court of competent jurisdiction. Neither we nor any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification.
Acceptance for Issuance of Shares
Upon the terms and subject to the conditions of the Offer and Consent Solicitation, we will accept for exchange IPO warrants validly tendered until the Expiration Date, which is 11:59 p.m., Eastern Time, on August 8, 2024, or such later time and date to which we may extend. Our Class A ordinary shares to be issued upon exchange of IPO warrants pursuant to the Offer, along with written notice from Exchange Agent confirming the balance of any IPO warrants not exchanged, will be delivered promptly following the Expiration Date. In all cases, IPO warrants will only be accepted for exchange pursuant to the Offer after timely receipt by the exchange agent of (i) book-entry delivery of the tendered IPO warrants, (ii) a properly completed and duly executed Letter of Transmittal and Consent, or compliance with ATOP where applicable, (iii) any other documentation required by the Letter of Transmittal and Consent, and (iv) any required signature guarantees.
For purposes of the Offer and Consent Solicitation, we will be deemed to have accepted for exchange IPO warrants that are validly tendered and for which tenders are not withdrawn, unless we give written notice to the IPO warrant holder of our non-acceptance.
Announcement of Results of the Offer and Consent Solicitation
We will announce the final results of the Offer and Consent Solicitation, including whether all of the conditions to the Offer and Consent Solicitation have been satisfied or waived and whether we will accept the tendered IPO warrants for exchange, as promptly as practicable following the end of the Offer Period. The announcement will be made by a press release and by amendment to the Schedule TO we will file with the SEC in connection with the Offer and Consent Solicitation.

Background and Purpose of the Offer and Consent Solicitation
Our board of directors approved the Offer and Consent Solicitation on July 11, 2024. The purpose of the Offer and Consent Solicitation is to attempt to simplify our capital structure and reduce the potential dilutive impact of the IPO warrants. The IPO warrants that are tendered for exchange pursuant to the Offer will be retired and cancelled automatically upon the issuance of Class A ordinary shares in exchange for such IPO warrants pursuant to the Offer.
Agreements, Regulatory Requirements and Legal Proceedings
Except for the Warrant Agreement and the Tender and Support Agreement, there are no present or proposed agreements, arrangements, understandings, or relationships between us, and any of our directors, executive officers, affiliates, or any other person relating, directly or indirectly, to the Offer and Consent Solicitation or to our securities that are the subject of the Offer and Consent Solicitation.
Pursuant to the Tender and Support Agreement, parties (including certain of our affiliates) representing approximately 40.7% of the outstanding public warrants and approximately 65.3% of the outstanding private placement warrants have agreed to tender their public warrants and private placement warrants (as applicable) in the Offer and to consent to the Warrant Amendment in the Consent Solicitation. Accordingly, if holders of an additional approximately 9.3% of the outstanding public warrants consent to the Warrant Amendment in the Consent Solicitation, and the other conditions described herein are satisfied or waived, then the Warrant Amendment will be adopted.
Except for the requirements of applicable federal and state securities laws, we know of no federal or state regulatory requirements to be complied with or federal or state regulatory approvals to be obtained by us in connection with the Offer and Consent Solicitation. There are no antitrust laws applicable to the Offer and Consent Solicitation. The margin requirements under Section 7 of the Exchange Act, and the related regulations thereunder, are inapplicable to the Offer and Consent Solicitation.
There are no pending legal proceedings relating to the Offer and Consent Solicitation.
Interests of Directors, Executive Officers and Others
The Sponsor holds 2,783,701 private placement warrants. Dr. Someit Sidhu, a director of the Company, is the sole director of JATT Ventures, Ltd., which is the sole general partner of the Sponsor, and has voting and dispositive power over the securities held by the Sponsor. Dr. Sidhu separately and beneficially owns an additional 1,750,000 public warrants and 656,572 private placement warrants. Verender Badial, Chief Financial Officer of the Company, beneficially owns 420,519 private placement warrants. Ewon Comfortech Co., Ltd. beneficially owns 1,653,466 private placement warrants. Certain of our directors, officers, and affiliates, including Someit Sidhu and Verender Badial, have agreed to tender their respective IPO warrants in the Offer and to consent to the Warrant Amendment in the Consent Solicitation pursuant to the Tender and Support Agreement. Except as required by the Tender and Support Agreement, none of our directors, officers or affiliates are required to participate in the Offer.

MARKET INFORMATION, DIVIDENDS, AND RELATED SHAREHOLDER MATTERS
Market Information of Class A Ordinary Shares and IPO Warrants
Our Class A ordinary shares and public warrants are listed on the Nasdaq under the symbols “ZURA” and “ZURAW,” respectively. As of July 23, 2024, a total of 12,809,996 warrants were outstanding, including our public warrants and private placement warrants and are referred to collectively as the IPO warrants. The closing price of our Class A ordinary shares and public warrants on July 23, 2024 was $3.84 and $1.13, respectively.
As of July 23, 2024, there were approximately 25 holders of record of our Class A ordinary shares and 18 holders of record of our public warrants and private placement warrants. Such numbers do not include DTCC participants or beneficial owners holding securities through nominee names.
The following table sets forth, for the periods indicated, the high and low sales prices per share of our Class A ordinary shares and public warrants as reported on as reported on the Nasdaq for each quarter during the past two years:
Quarter Ended	Low Sales Price of Class A Ordinary Shares	High Sales Price of Class A Ordinary Shares	Low Sales Price of Public Warrants	High Sales Price of Public Warrants
June 30, 2024	$2.42	$6.35	$0.25	$0.88
March 31, 2024	$2.00	$4.65	$0.17	$0.50
December 31, 2023	$3.91	$7.22	$0.17	$0.55
September 30, 2023	$5.56	$8.31	$0.12	$0.64
June 30, 2023	$4.87	$15.86	$0.18	$0.69
March 31, 2023	$6.85	$37.55	$0.12	$0.51
December 31, 2022	$10.04	$10.21	$0.04	$0.16
September 30, 2022	$9.94	$10.06	$0.12	$0.28
Dividends
We have never declared or paid any dividends on our Class A ordinary shares. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business. Accordingly, we do not currently pay dividends, and may not pay dividends, for the foreseeable future. The payment of any future dividends will be at the discretion of our board of directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in any financing agreements, and other factors that our board of directors may deem relevant.
Source and Amount of Funds
Because this transaction is an offer to holders to exchange their existing IPO warrants for our Class A ordinary shares, there is no source of funds or other cash consideration being paid by us to, or to us from, those tendering IPO warrant holders pursuant to the Offer, other than the amount of cash paid in lieu of a fractional share in the Offer. We estimate that the total amount of cash required to complete the transactions contemplated by the Offer and Consent Solicitation, including the payment of any fees, expenses and other related amounts incurred in connection with the Offer and Consent Solicitation and the payment of cash in lieu of fractional shares, will be approximately $1.75 million as follows:
Dealer Manager Fees	$1,000,000
Legal fees and expenses	600,000
Accounting fees and expenses	75,000
Information Agent, printing and mailing, and miscellaneous	$75,000
Total	$1,750,000

We expect to have sufficient funds to complete the transactions contemplated by the Offer and Consent Solicitation and to pay fees, expenses, and other related amounts from our cash on hand.
Exchange Agent
Continental Stock Transfer & Trust Company has been appointed as the exchange agent for the Offer and Consent Solicitation. The Letter of Transmittal and Consent and all correspondence in connection with the Offer should be sent or delivered by each holder of the IPO warrants, or a beneficial owner’s custodian bank, depositary, broker, trust company, or other nominee, to the exchange agent at the address and telephone numbers set forth on the back cover page of this Prospectus/Offer to Exchange. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.
Information Agent
Alliance Advisors LLC has been appointed as the information agent for the Offer and Consent Solicitation, and will receive customary compensation for its services. Questions concerning tender procedures and requests for additional copies of this Prospectus/Offer to Exchange or the Letter of Transmittal and Consent should be directed to the information agent at the address and telephone numbers set forth on the back cover page of this Prospectus/Offer to Exchange.
Dealer Manager
We have retained Cantor Fitzgerald & Co.. to act as dealer manager in connection with the Offer and Consent Solicitation and will pay the dealer manager a customary fee of up to $1 million as compensation for its services. If at least one public warrant, but less than 25% of the outstanding public warrants are tendered in the Offer, the fee payable to the dealer manager will be $500,000. If 25% or more, but less than 50% of the outstanding public warrants are tendered in the Offer, the fee payable to the dealer manager will be $750,000. If a majority of the outstanding public warrants are tendered in the Offer, the fee payable to the dealer manager will be $1,000,000. We will also reimburse the dealer manager for certain expenses, up to an amount of $200,000. The obligations of the dealer manager to perform this function are subject to certain conditions. We have agreed to indemnify the dealer manager against certain liabilities, including liabilities under the federal securities laws.
The dealer manager and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. The dealer manager and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they have received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the dealer manager and its affiliates, officers, directors, and employees may purchase, sell, or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps, and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities, and/or instruments of us (directly, as collateral securing other obligations, or otherwise) and/or persons and entities with relationships with us. The dealer manager and its affiliates may also communicate independent investment recommendations, market color, or trading ideas and/or publish or express independent research views in respect of such assets, securities, or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities, and instruments. In the ordinary course of its business, the dealer manager or its affiliates may at any time hold long or short positions, and may trade for their own accounts or the accounts of customers, in securities of the Company, including IPO warrants, and, to the extent that the dealer manager or its affiliates own IPO warrants during the Offer and Consent Solicitation, they may tender such IPO warrants under the terms of the Offer and Consent Solicitation.

Fees and Expenses
The expenses of soliciting tenders of the IPO warrants and the Consent Solicitation will be borne by us. The principal solicitations are being made by mail; however, additional solicitations may be made by facsimile transmission, telephone, or in person by the dealer manager and the information agent, as well as by our officers and other employees and affiliates.
You will not be required to pay any fees or commissions to us, the dealer manager, the exchange agent, or the information agent in connection with the Offer and Consent Solicitation. If your IPO warrants are held through a broker, dealer, commercial bank, trust company, or other nominee that tenders your IPO warrants on your behalf, your broker or other nominee may charge you a commission or service fee for doing so. You should consult your broker, dealer, commercial bank, trust company, or other nominee to determine whether any charges will apply.
Transactions and Agreements Concerning Our Securities
Other than as set forth below and (i) in the section of this Prospectus/Offer to Exchange entitled “Description of Securities” and (ii) as set forth in our MAA, there are no agreements, arrangements, or understandings between the Company, or any of our directors or executive officers, and any other person with respect to our securities that are the subject of the Offer and Consent Solicitation.
Neither we, nor any of our directors, executive officers, or controlling persons, or any executive officers, directors, managers, or partners of any of our controlling persons, has engaged in any transactions in our IPO warrants in the last 60 days.
Tender and Support Agreement
Parties (including certain of our affiliates) representing approximately 40.7% of the outstanding public warrants and 65.3% of the outstanding private placement warrants have agreed to tender their public warrants and private placement warrants (as applicable) in the Offer and consent to the Warrant Amendment in the Consent Solicitation pursuant to the Tender and Support Agreement.
Accordingly, if holders of an additional approximately 9.3% of the outstanding public warrants consent to the Warrant Amendment in the Consent Solicitation, and the other conditions described herein are satisfied or waived, then the Warrant Amendment will be adopted.
Registration Under the Exchange Act
The IPO warrants currently are registered under the Exchange Act. This registration may be terminated upon application by us to the SEC if there are fewer than 300 record holders of the IPO warrants. We currently do not intend to terminate the registration of the IPO warrants, if any, that remain outstanding after completion of the Offer and Consent Solicitation. Notwithstanding any termination of the registration of our IPO warrants, we will continue to be subject to the reporting requirements under the Exchange Act as a result of the continuing registration of our Class A ordinary shares.
Accounting Treatment
The Company is currently evaluating the accounting treatment, however we expect we will account for the exchange of the public warrants as a Class A ordinary share issuance for no additional value. The par value of each Class A ordinary share issued in the Offer will be recorded as an increase in Class A ordinary shares and a decrease in additional paid-in capital. Any cash paid in lieu of fractional shares will be recorded as a decrease in cash and a decrease in additional paid-in capital. We expect we will account for the exchange of the private placement warrants as a decrease to the warrant liability, increase in the par value of each Class A ordinary share, increase in additional paid-in capital, and a gain or loss on the warrant exchange. The Offer will not modify the current accounting treatment for the unexchanged IPO warrants.
Absence of Appraisal or Dissenters’ Rights
Holders of the IPO warrants do not have any appraisal or dissenters’ rights under applicable law in connection with the Offer and Consent Solicitation.

Material U.S. Federal Income Tax Consequences
The following discussion is a summary of material U.S. federal income tax considerations for U.S. Holders (as defined below) of the receipt of Class A ordinary shares in exchange for IPO warrants pursuant to the Offer, of the Warrant Amendment of IPO warrants not exchanged for Class A ordinary shares in the Offer and of the ownership and disposition of our Class A ordinary shares received in exchange for IPO warrants pursuant to the Offer. This section applies only to U.S. Holders that hold their IPO warrants and, upon the exchange of the IPO warrants pursuant to the Offer, Class A ordinary shares as “capital assets” for U.S. federal income tax purposes (generally, property held for investment).
This discussion is included for general informational purposes only, does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a Holder, and does not constitute, and is not, a tax opinion for or tax advice to any particular U.S. Holder. This discussion is limited to U.S. federal income tax considerations and does not address estate or any gift tax considerations or considerations arising under the tax laws of any state, local or non-U.S. jurisdiction. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply to U.S. Holders that are subject to special rules under U.S. federal income tax law that apply to certain types of investors, such as:
•
financial institutions or financial services entities;

•
broker-dealers;

•
taxpayers that are subject to the mark-to-market accounting rules with respect to our Class A ordinary shares or IPO warrants;

•
persons required to accelerate the recognition of any item of gross income with respect to our Class A ordinary shares or IPO warrants as a result of such income being recognized on an applicable financial statement;

•
tax-exempt entities;

•
governments or agencies or instrumentalities thereof;

•
insurance companies;

•
mutual funds;

•
pension plans;

•
individual retirement accounts or other tax-deferred accounts;

•
regulated investment companies or real estate investment trusts;

•
partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes);

•
U.S. expatriates or former long-term residents of the United States;

•
persons that directly, indirectly or constructively own ten percent or more (by vote or value) of our capital stock;

•
S corporations;

•
trusts and estates;

•
persons that acquired their IPO warrants pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•
persons that hold Class A ordinary shares or IPO warrants as part of a straddle, constructive sale, constructive ownership transaction, hedging, wash sale, synthetic security, conversion or other integrated or similar transaction;

•
U.S. Holders whose functional currency is not the U.S. dollar; or

•
“controlled foreign corporations,” “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax.

If a partnership (or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our IPO warrants or Class A ordinary shares received in exchange for the IPO warrants in the Offer, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our IPO warrants or Class A ordinary shares received in exchange for the IPO warrants in the Offer and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences to them.
This discussion is based on the Code, proposed, temporary and final Treasury Regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein.
We have not sought, and do not intend to seek, any rulings from the IRS as to any U.S. federal income tax considerations described herein. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS OF OUR WARRANTS AND OF CLASS A ORDINARY SHARES RECEIVED IN EXCHANGE FOR THE WARRANTS IN THE OFFER. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE FOREGOING, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL NON-INCOME, STATE AND LOCAL AND NON-U.S. TAX LAWS.
As used herein, a “U.S. Holder” is a beneficial owner of a IPO warrant or an Ordinary Share who or that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia;

•
an estate whose income is subject to U.S. federal income tax regardless of its source; or

•
a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

Exchange of IPO Warrants for our Class A Ordinary Shares
For a U.S. Holder of IPO warrants who participates in the Offer, we intend to treat such U.S. Holder’s exchange of IPO warrants for Class A ordinary shares in the Offer as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code pursuant to which, subject to the PFIC rules below, (i) such U.S. Holder should not recognize any gain or loss on the exchange of IPO warrants for Class A ordinary shares, (ii) such U.S. Holder’s aggregate tax basis in the Class A ordinary shares received in the exchange should equal the U.S. Holder’s aggregate tax basis in the IPO warrants surrendered in the exchange and (iii) such U.S. Holder’s holding period for the Class A ordinary shares received in the exchange should include the U.S. Holder’s holding period for the surrendered IPO warrants. Special tax basis and holding period rules apply to U.S. Holders that acquired different blocks of IPO warrants at different prices or at different times. U.S. Holders should consult their tax advisors as to the applicability of these special rules to their particular circumstances. Because there is a lack of direct legal authority regarding the U.S. federal income tax consequences of the exchange of IPO warrants for Class A ordinary shares, there can be no assurance in this regard. Alternative characterizations by the IRS or a court are possible, including ones that would require U.S. Holders to recognize taxable income. If our treatment of the exchange of IPO warrants for Class A ordinary shares were successfully challenged by the IRS and such exchange were not treated as a recapitalization for United States federal income tax purposes, exchanging U.S. Holders may be subject to taxation in a manner analogous to the rules applicable to dispositions of Class A ordinary shares described below under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of our Class A Ordinary Shares.”
Although we believe the exchange of IPO warrants for Class A ordinary shares pursuant to the Offer is a value-for-value transaction, because of the uncertainty inherent in any valuation, there can be no assurance that the IRS or a court would agree. If the IRS or a court were to view the exchange pursuant to the Offer as the issuance of Class A ordinary shares to an exchanging Holder having a value in excess of the IPO warrants surrendered by such Holder, such excess value could be viewed as a constructive dividend or a fee received in consideration for consenting to the Warrant Amendment (which fee may be taxable as ordinary income to the U.S. Holder).
If we are or have been treated as a PFIC, as discussed below under “— Passive Foreign Investment Company Rules,” under certain proposed Treasury regulations, any gain realized on the exchange of IPO warrants for Class A ordinary shares pursuant to the Offer might be subject to certain special and adverse rules requiring recognition even though the exchange pursuant to the Offer may otherwise qualify as a nonrecognition transaction for U.S. federal income tax purposes. Losses would not be recognized. U.S. Holders are urged to consult with their tax advisors regarding the treatment of the Offer if we are or have been treated as a PFIC.
If a U.S. Holder exchanges IPO warrants for Class A ordinary shares pursuant to the Offer, and if the U.S. Holder holds five percent or more of Class A ordinary shares prior to the exchange, or if the U.S. Holder holds IPO warrants and other securities of ours prior to the exchange with a tax basis of $1 million or more, such U.S. Holder will be required to file with its U.S. federal income tax return for the year in which the exchange occurs a statement setting forth certain information relating to the exchange (including the fair market value, prior to the exchange, of the IPO warrants transferred in the exchange and the U.S. Holder’s tax basis, prior to the exchange, in Class A ordinary shares or other securities), and to maintain permanent records containing such information.
IPO Warrants not exchanged for our Class A Ordinary Shares if the Warrant Amendment is approved
Although not free from doubt, if the Warrant Amendment is approved, we intend to treat all IPO warrants not exchanged for Class A ordinary shares in the Offer as having been exchanged for “new” warrants pursuant to the Warrant Amendment and to treat such deemed exchange as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code, pursuant to which (i) a U.S. Holder of such IPO warrants should not recognize any gain or loss on the deemed exchange of IPO warrants for “new” warrants, (ii) such U.S. Holder’s aggregate tax basis in the “new” warrants deemed to be received in the exchange should equal the U.S. Holder’s aggregate tax basis in its existing IPO warrants deemed surrendered in the exchange, and (iii) such U.S. Holder’s holding period for the “new” warrants deemed to be received in the exchange should include the U.S. Holder’s holding period for the IPO warrants deemed surrendered. Special tax basis and holding period rules apply to holders that acquired different blocks of IPO warrants at different prices or at different times. U.S. Holders should consult their tax advisor as to the applicability of these special rules to their particular circumstances.
Because there is a lack of direct legal authority regarding the U.S. federal income tax consequences of the deemed exchange of IPO warrants for “new” warrants pursuant to the Warrant Amendment, there can be no assurance in this regard and alternative characterizations by the IRS or a court are possible, including ones that would require U.S. Holders to recognize taxable income. If our treatment of the deemed exchange of IPO warrants for “new” warrants pursuant to the Warrant Amendment were successfully challenged by the IRS and such exchange were not treated as a recapitalization for United States federal income tax purposes, exchanging U.S. Holders may be subject to taxation in a manner analogous to the rules applicable to dispositions of Class A ordinary shares described below under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of our Class A Ordinary Shares.”
If we are or have been treated as a PFIC as discussed below under “Passive Foreign Investment Company Rules,” under certain proposed Treasury regulations, any gain realized on the deemed exchange of IPO warrants for “new” warrants pursuant to the Warrant Amendment might be subject to certain special and adverse rules requiring recognition even though the deemed exchange pursuant to the Warrant Amendment may otherwise qualify as a nonrecognition transaction for U.S. federal income tax purposes. Losses would not be recognized. U.S. Holders are urged to consult with their tax advisors regarding the treatment of the Warrant Amendment if we were characterized as a PFIC.
IPO Warrants not exchanged for our Class A Ordinary Shares if the Warrant Amendment is not approved
If the Warrant Amendment is not approved, a U.S. Holder should not have any U.S. federal income tax consequences from the Offer with respect to IPO warrants that are not exchanged for our Class A ordinary shares pursuant to the Offer.
Dividends and Other Distributions on our Class A Ordinary Shares
As described in “Market Information, Dividends and Related Shareholder Matters — Dividends,” we do not anticipate making distributions to U.S. Holders of Class A ordinary shares at this time. Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Rules,” distributions on our Class A ordinary shares will generally be taxable as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Class A ordinary shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A ordinary shares and will be treated as described below under the heading “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of our Class A Ordinary Shares.” Because we do not calculate our earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. The amount of any such distribution will include any amounts withheld by us (or another applicable withholding agent). Amounts treated as dividends that we pay to a U.S. Holder that is a taxable corporation generally will be taxed at regular tax rates and will not qualify for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate only if our Class A ordinary shares are readily tradable on an established securities market in the United States or we are eligible for benefits under an applicable tax treaty with the United States, and, in each case, we are not treated as a PFIC with respect to such U.S. Holder at the time the dividend was paid or in the preceding year and provided certain holding period requirements are met. U.S. Holders should consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A ordinary shares.
The amount of any dividend distribution, if any, paid in foreign currency will be the U.S. dollar amount calculated by reference to the applicable exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.
Amounts taxable as dividends will generally be treated as income from sources outside the U.S. and will, depending on the circumstances of the U.S. Holder, generally be “passive” category income which is treated separately from other types of income for purposes of computing the foreign tax credit allowable to such U.S. Holder. Additionally, the rules governing the treatment of foreign taxes imposed on a U.S. Holder and foreign tax credits are complex and the United States Treasury recently issued additional regulations imposing further restrictions on the use of foreign tax credits. Accordingly, U.S. Holders should consult their tax advisors about the impact of these rules in their particular situations.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of our Class A Ordinary Shares
Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Rules,” upon any sale, exchange or other taxable disposition of our Class A ordinary shares, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of (x) the amount of cash and (y) the fair market value of any other property received in such sale, exchange or other taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in such Class A ordinary shares, in each case as calculated in U.S. dollars. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Class A ordinary shares exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deduction of capital losses is subject to limitations. The gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes.
Passive Foreign Investment Company Rules
The treatment of U.S. Holders of our Class A ordinary shares received in exchange for IPO warrants pursuant to the Offer could be materially different from that described above if we are treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. U.S. Holders are urged to consult with their tax advisors regarding the treatment of the Offer and our Class A ordinary shares received in exchange for IPO warrants pursuant to the Offer if we were characterized as a PFIC.
A non-U.S. corporation generally will be a PFIC for any taxable year if either (i) at least 75% of its gross income is passive income or (ii) at least 50% of its assets (determined based on a quarterly average) are held for the production of, or produce, passive income (such test described in clause (ii), “Asset Test”). Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. In making this determination, the non-U.S. corporation is treated as earning its proportionate share of any income and owning its proportionate share of any assets of any corporation in which it holds, directly or indirectly, a 25% or greater interest by value of the stock. While the Asset Test is generally performed based on the fair market value of the assets, special rules apply with respect to the Asset Test in the case of the assets held by controlled foreign corporations. There can be no assurance regarding our PFIC status for the current taxable year or any subsequent taxable year, because PFIC status is determined annually and requires a factual determination that depends on, among other things, the composition of a company’s income, assets and activities in each taxable year, and can only be made annually after the close of each taxable year, and is thus subject to significant uncertainty. Furthermore, the value of our gross assets is likely to be determined in part by reference to our market capitalization, which may fluctuate significantly. Accordingly, there can be no assurance that we will not be a PFIC for any taxable year.
Although our PFIC status is determined annually, we will generally continue to be treated as a PFIC in subsequent years in the case of a U.S. Holder who held our Class A ordinary shares while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Class A ordinary shares and, in the case of our Class A ordinary shares, the U.S. Holder did not make an applicable PFIC election (or elections), as further described below, for our first taxable year in which we were treated as a PFIC and in which the U.S. Holder held (or was deemed to hold) such Class A ordinary shares or otherwise, such U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Class A ordinary shares (which may include gain realized by reason of transfers of our Class A ordinary shares that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Class A ordinary shares). Under proposed regulations, these rules could apply to any portion of the holding period of the Class A ordinary shares received in exchange for IPO warrants pursuant to the Offer, or pursuant to the terms of the Warrant Amendment, if approved, that is attributable to the holding period for the IPO warrant prior to such exchange.
Under these rules:
•
the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for our Class A ordinary shares;

•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and

•
an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

Under proposed Treasury regulations, for purposes of the above rules (i) the exercise of a warrant to acquire stock in a PFIC is not treated as a disposition of PFIC stock and (ii) gain is not recognized on a disposition of PFIC stock that results from a nonrecognition transfer if PFIC stock is exchanged for stock in the same or another corporation that is also a PFIC. However, (i) the exchange of IPO warrants for Class A ordinary shares pursuant to the Offer or (ii) the deemed exchange of IPO warrants not exchanged for Class A ordinary shares in the Offer for “new” warrants pursuant to the terms of the Warrant Amendment may not be eligible for those rules. U.S. Holders of IPO warrants should consult their tax advisors with respect to the application of these rules to the exercise, exchange or amendment of their IPO warrants if the Company were characterized as a PFIC for any taxable year (or portion thereof) that is included in the holding period of the U.S. Holder of our IPO warrants or Class A ordinary shares.
If the Company is a PFIC and, at any time, owns equity in a non-U.S. corporation that is classified as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if the Company receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC, or the U.S. Holder otherwise was deemed to have disposed of an interest in the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.
If we are a PFIC and our Class A ordinary shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder makes a mark-to-market election with respect to such shares for the first taxable year in which it holds (or is deemed to hold) our Class A ordinary shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Class A ordinary shares at the end of such year over its adjusted basis in its Class A ordinary shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Class A ordinary shares over the fair market value of its Class A ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Class A ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A ordinary shares will be treated as ordinary income.
The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. For this purpose, Class A ordinary shares generally will be considered regularly traded (i) during the calendar year of initial public offering if they are traded, other than in de minimis quantities, on 1/6 of the days remaining in the quarter in which the initial public offering occurs and on at least 15 days during each remaining quarter of that calendar year (or, if the initial public offering occurs in the fourth quarter, on the greater of 1/6 of the days remaining in such quarter or 5 days) and (ii) during any other calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless our Class A ordinary shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder will generally continue to be subject to the PFIC rules discussed above with respect to such Holder’s indirect interest in any investments the Company holds that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. As a result, it is possible that any mark-to-market election will be of limited benefit. A U.S. Holder that is eligible to make a mark-to-market with respect to such Holder’s Class A ordinary shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to our Class A ordinary shares under their particular circumstances. Under current law, a mark-to-market election may not be made with respect to IPO warrants that are not exchanged for Class A ordinary shares.
Alternatively, a U.S. Holder of a PFIC may generally be able to avoid the adverse PFIC tax consequences described above in respect of stock of the PFIC by making and maintaining a timely and valid qualified electing fund (“QEF”) election (if eligible to do so) to include in income its pro rata share of the PFIC’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the first taxable year of the U.S. Holder in which or with which the PFIC’s taxable year ends and each subsequent taxable year. The U.S. Holder’s adjusted basis in Class A ordinary shares will be increased by the amounts so included in gross income. Any subsequent distribution by the Company that is paid out of the earnings and profits that were previously so included in gross income of the U.S. Holder generally will not be taxable as a dividend to the U.S. Holder, and the U.S.
Holder’s adjusted basis in the Class A ordinary shares will decrease by the amount of the distribution not treated as a taxable dividend. If a U.S. Holder has timely made a QEF election with respect to the Class A ordinary shares, any gain such U.S. Holder recognizes upon the sale or other disposition of the Class A ordinary shares generally will be treated as capital gain, and no interest charge will be imposed. In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from the PFIC. We do not presently intend to provide a PFIC Annual Information Statement in order for U.S. Holders to make or maintain a QEF election.
It is not entirely clear how various aspects of the PFIC rules apply to the IPO warrants. However, QEF elections are not available with respect to IPO warrants, and U.S. Holders of IPO warrants who exchange IPO warrants for Class A ordinary shares generally may not benefit from a QEF election if the Company were a PFIC during any period in which such Holder held IPO warrants. U.S. Holders are urged to consult their tax advisors as to the application of the PFIC rules to the IPO warrants.
PFIC Reporting Requirements
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a mark-to-market or any other election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until after such required information is furnished to the IRS.
The rules governing PFICs and mark-to-market and other elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our Class A ordinary shares are urged to consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.
Additional Reporting Requirements
Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to our Class A ordinary shares, subject to certain exceptions (including an exception for our Class A ordinary shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their tax return for each year in which they hold our Class A ordinary shares. Substantial penalties apply to any failure to file IRS Form 8938 and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of our Class A ordinary shares.

Information Reporting and Backup Withholding
Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding.
Backup withholding generally will not apply, however, to a U.S. Holder if (i) the U.S. Holder is a corporation (other than an S corporation) or other exempt recipient or (ii) the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.
THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE RECEIPT, OWNERSHIP AND DISPOSITION OF CLASS A ORDINARY SHARES OR OF THE WARRANT AMENDMENT OR WARRANTS NOT EXCHANGED FOR CLASS A ORDINARY SHARES IN THE OFFER, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, NON-U.S. AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.
Exchange Agent
The depositary and exchange agent for the Offer and Consent Solicitation is:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Additional Information; Amendments
We have filed with the SEC a Tender Offer Statement on Schedule TO, of which this Prospectus/Offer to Exchange is a part. We recommend that IPO warrant holders review the Schedule TO, including the exhibits thereto, and our other materials that have been filed with the SEC before making a decision on whether to accept the Offer and Consent Solicitation.
We will assess whether we are permitted to make the Offer and Consent Solicitation in all jurisdictions. If we determine that we are not legally able to make the Offer and Consent Solicitation in a particular jurisdiction, we will inform IPO warrant holders of this decision. The Offer and Consent Solicitation is not made to those holders who reside in any jurisdiction where the offer or solicitation would be unlawful.
Our board of directors recognizes that the decision to accept or reject the Offer and Consent Solicitation is an individual one that should be based on a variety of factors and IPO warrant holders should consult with personal advisors if they have questions about their financial or tax situation.
We are subject to the information requirements of the Exchange Act and, in accordance therewith, file and furnish reports and other information with the SEC. All reports and other documents we have filed or furnished with the SEC, including the registration statement on Form S-4 relating to the Offer and Consent Solicitation, or will file or furnish with the SEC in the future, can be accessed electronically on the SEC’s website at www.sec.gov. If you have any questions regarding the Offer and Consent Solicitation or need assistance, you should contact the information agent for the Offer and Consent Solicitation. You may request additional copies of this document, the Letter of Transmittal and Consent, or the Notice of Guaranteed Delivery from the information agent. All such questions or requests should be directed to:
Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, New Jersey 07003
Call Toll Free: 1-844-717-2302
Email: zura@allianceadvisors.com
We will amend our offering materials, including this Prospectus/Offer to Exchange, to the extent required by applicable securities laws to disclose any material changes to information previously published, sent, or given by us to IPO warrant holders in connection with the Offer and Consent Solicitation.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. You are encouraged to read the applicable provisions of Cayman Islands law and our MAA in their entirety for a complete description of the rights and preferences of our securities.
General
Unless the context otherwise requires, for purposes of this section, the terms “we,” “us,” “our,” “the Company” or “Zura” refer to Zura Bio Limited following the consummation of the Business Combination.
We are a company incorporated in the Cayman Islands as an exempted company and our affairs are governed by the MAA, the Cayman Islands Companies Act and the common law of the Cayman Islands. Pursuant to the MAA, our authorized share capital is $30,100 divided into 300,000,000 Class A ordinary shares of a par value of $0.0001 each, no Class B Ordinary Shares of a par value of $0.001 each, and 1,000,000 preference shares of a par value of $0.0001 each. The following description summarizes certain terms of our shares as set out more particularly in the MAA. Because it is only a summary, it may not contain all the information that is important to you.
Ordinary shares
As of July 23, 2024, we have 63,818,809 Class A ordinary shares outstanding. Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders.
The members of our board of directors serve until the next annual general meeting. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares eligible to vote for the appointment of directors and voting at the applicable meeting can appoint all of the directors. Subject to the rights of any holders of preference shares to appoint directors, the number of directors that shall constitute the Zura board shall be as determined from time to time exclusively by the Zura board.
Directors may only be removed for cause by a majority of the other directors then in office or by the affirmative vote of at least two-thirds (66 2∕3%) of the voting power of all then-outstanding shares of Zura entitled to vote thereon, voting together as a single class.
Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares.
Register of Members
Under Cayman Islands law, we must keep a register of members and there will be entered therein:
•
the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of the shares of each member;

•
whether voting rights are attached to the shares in issue;

•
the date on which the name of any person was entered on the register as a member; and

•
the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position.

if an application for an order for rectification of the register of members were made in respect of our shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.
Founder Shares
Founder Shares were outstanding JATT Class B Ordinary Shares that automatically converted into our Class A ordinary shares at the closing of the Business Combination on a one-for-one basis, subject to adjustment. The Founder Shares are henceforth identical to the other Class A ordinary shares, and holders of Founder Shares have the same shareholder rights as public shareholders, except that (i) the Founder Shares are subject to certain transfer restrictions, as described in more detail below and (ii) the founder shares are entitled to registration rights.
With certain limited exceptions, the Founder Shares are subject to a lock-up agreement (the “Lock-Up Agreement”), which took effect at the closing of the business combination (the “Closing”), containing restrictions on transfer with respect to Class A Ordinary Shares held by each such holder (subject to certain exceptions, the “Lock-Up Shares”) for a period as follows: one-third (1/3) of the Lock-Up Shares will be restricted until 6 months after the Closing, one-third (1/3) of the Lock-Up Shares will be restricted until 12 months after the Closing, and one-third (1/3) of the Lock-Up Shares shall be restricted until 24 months after the Closing; provided, that each portion of the Lock-Up Shares will be freely tradable on the earlier of (i) the date on which the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period on a VWAP (as defined below) basis during the relevant lock-up period; and (ii) the date on which the Company consummates a liquidation, merger, capital share exchange, reorganization, or other similar transaction that results in all our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. For purposes of the Lock-Up Agreement, “VWAP” means, for any date, the daily volume weighted average price of the Class A ordinary shares for such date (or the nearest preceding date) on the trading market on which the Class A ordinary shares are then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)).
Preference shares
Our MAA provides that preference shares may be issued from time to time in one or more series. Our board of directors are authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors are able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares were issued or registered in connection with the Business Combination.
Redeemable Warrants
Public Shareholders’ Warrants
Each whole public warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below. Pursuant to the Warrant Agreement, a public warrant holder may exercise its public warrants only for a whole number of Class A ordinary shares. This means only a whole public warrant may be exercised at a given time by a public warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The public warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We are not obligated to deliver any Class A ordinary shares pursuant to the exercise of a public warrant and will have no obligation to settle such public warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the public warrants is then effective and a current prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No public warrant will be exercisable, and we will not be obligated to issue Class A ordinary shares upon exercise of a warrant unless Class A ordinary shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the public warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such warrant will not be entitled to exercise such public warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any public warrant. In the event that a registration statement is not effective for the exercised public warrants, the purchaser of a unit containing such warrant, if not cash settled, will have paid the full purchase price for the unit solely for the Class A ordinary shares underlying such unit.
We have filed a registration statement with the SEC registering the issuance of the Class A ordinary shares issuable upon exercise of the IPO warrants which was declared effective by the SEC on June 4, 2024. Once the IPO warrants become exercisable, we may call the IPO warrants for redemption (except during the Offer and Consent Solicitation and within 10 business days after the Expiration Date):
•
in whole and not in part;

•
at a price of $0.01 per IPO warrant;

•
upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the reported closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like).

If and when the public warrants become redeemable by us, we may not exercise our redemption right if the issuance of ordinary shares upon exercise of the public warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such ordinary shares under the blue sky laws of the state of residence in those states in which the IPO warrants were initially offered by us in the IPO.
We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the public warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each warrant holder will be entitled to exercise its public warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like), as well as the $11.50 public warrant exercise price after the redemption notice is issued.
If we call the public warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its public warrant to do so on a cashless basis. In determining whether to require all holders to exercise their public warrants on a cashless basis, our management will consider, among other factors, our cash position, the number of public warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of our public warrants. If our management takes advantage of this option, all holders of public warrants would pay the exercise price by surrendering their public warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the public warrants multiplied by and the excess of the “fair market value” (defined below) over the exercise price of the public warrants by (y) the fair market value. The “fair market value” shall mean the average reported closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A ordinary shares to be received upon exercise of the public warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a public warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the public warrants after our Business Combination. If we call our public warrants for redemption and our management does not take advantage of this option, our sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their public warrants on a cashless basis, as described in more detail below.
A holder of a public warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such public warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the public warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the Class A ordinary shares outstanding immediately after giving effect to such exercise.
If the number of outstanding Class A ordinary shares is increased by a share dividend payable in Class A ordinary shares, or by a sub-division-up of Class A ordinary shares or other similar event, then, on the effective date of such share dividend, sub-division-up or similar event, the number of Class A ordinary shares issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding Class A ordinary shares. A rights offering to holders of Class A ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the fair market value will be deemed a share dividend of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (ii) one minus the quotient of (x) the price per Class A ordinary share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A ordinary shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the public warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A ordinary shares on account of such Class A ordinary shares (or other of our shares into which the public warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the public warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary share in respect of such event.
If the number of outstanding Class A ordinary shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Class A ordinary shares issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding Class A ordinary shares.
Whenever the number of Class A ordinary shares purchasable upon the exercise of the public warrants is adjusted, as described above, the public warrant exercise price will be adjusted by multiplying the public warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the public warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding Class A ordinary shares (other than those described above or that solely affects the par value of such Class A ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of our Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the public warrants would have received if such holder had exercised their public warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A ordinary shares in such a transaction is payable in the form of Class A ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the public warrant properly exercises the public warrant within 30 days following public disclosure of such transaction, the public warrant exercise price will be reduced as specified in the public warrant agreement based on the Black-Scholes value (as defined in the public warrant agreement) of the public warrant. The purpose of such exercise price reduction is to provide additional value to holders of the public warrants when an extraordinary transaction occurs during the exercise period of the public warrants pursuant to which the holders of the public warrants otherwise do not receive the full potential value of the public warrants. This formula is to compensate the warrant holder for the loss of the option value portion of the public warrant due to the requirement that the warrant holder exercise the public warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.
The public warrant agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written resolution of the holders of at least a majority of the then outstanding public warrants and, solely with respect to any amendment to the terms of the private placement warrants, a majority of the then outstanding private placement warrants.
The public warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of public warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A ordinary shares or any voting rights until they exercise their public warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the public warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
No fractional shares will be issued upon exercise of the public warrants. If, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of Class A ordinary shares to be issued to the warrant holder. As a result, warrant holders not purchasing an even number of public warrants must sell any odd number of public warrants in order to obtain full value from the fractional interests that will not be issued.
We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Private Placement Warrants
Pursuant to the Sponsor Forfeiture Agreement, the Sponsor forfeited 4,137,000 of its private placement warrants acquired in the IPO. The forfeited private placement warrants were transferred from the Sponsor to the FPA Investors and Ewon on a pro rata basis in accordance with such FPA Investors’ and Ewon’s total invested capital.

The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be redeemable by us so long as they are held by our sponsor or its permitted transferees. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants sold as part of the units in the IPO, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than the sponsor or its permitted transferees, the private placement warrants will be redeemable by us (except during the Offer and Consent Solicitation and within 10 business days after the Expiration Date) and exercisable by the holders on the same basis as the public warrants included in the units sold in the IPO.
If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their private placement warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the private placement warrants multiplied by the excess of the “fair market value” (defined below) over the exercise price of the private placement warrants by (y) the fair market value. The “fair market value” means the average reported closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we agreed that these warrants will be exercisable on a cashless basis so long as they are held by the sponsor or its permitted transferees is because it was not known at the time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their private placement warrants and sell the Class A ordinary shares issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.
Pre-Funded Warrants
2023 Pre-Funded Warrants
On April 26, 2023, the Company entered into certain subscription agreements (the “2023 PIPE Subscription Agreements”) with certain individual and institutional accredited investors in connection with the sale by the Company of Class A ordinary shares and pre-funded warrants (the “2023 Pre-Funded Warrant”). Pursuant to the terms of the subscription agreements, each 2023 Pre-Funded Warrant was sold at a price of $4.249 per 2023 Pre-Funded Warrant. Each 2023 Pre-Funded Warrant has an exercise price of $0.001 per Class A ordinary share and is exercisable for one Class A ordinary share at any time or times on or after April 26, 2023 until exercised in full. The 2023 Pre-Funded Warrants and the Class A ordinary shares issuable upon exercise of the 2023 Pre-Funded Warrants rely on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, for transactions not involving a public offering.
2024 Pre-Funded Warrants
On April 18, 2024, the Company entered into certain subscription agreements with certain individual and institutional accredited investors (the “2024 PIPE Subscription Agreements”) in connection with the sale by the Company of Class A ordinary shares and pre-funded warrants (the “2024 Pre-Funded Warrants”). Pursuant to the terms of the subscription agreements, each 2024 Pre-Funded Warrant was sold at a price of $3.107 per 2024 Pre-Funded Warrant. Each 2024 Pre-Funded Warrant has an exercise price of $0.001 per Class A ordinary share and is exercisable for one Class A ordinary share at any time or times on or after April 22, 2024 until exercised in full. The 2024 Pre-Funded Warrants and the Class A ordinary shares issuable upon exercise of the 2024 Pre-Funded Warrants rely on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, for transactions not involving a public offering.
For the avoidance of doubt, the 2023 Pre-Funded Warrants and the 2024 Pre-Funded Warrants are not included in this Offer and are not part of the IPO warrants.

Registration Rights
March 2023 A&R Registration Rights Agreement
On March 20, 2023, in connection with and effective upon the consummation of the Business Combination, Zura, the sponsor and certain other parties entered into the A&R Registration Rights Agreement at the Closing, pursuant to which they agreed to register for resale certain Class A ordinary shares and other equity securities that are held by parties thereto from time to time. The A&R Registration Rights Agreement includes customary demand and piggyback registration rights.
With certain limited exceptions, certain of our Class A ordinary shares held by parties to the A&R Registration Rights Agreement are subject to restrictions on transfer with respect to Class A Ordinary Shares for a period as follows: one-third (1/3) of the Lock-Up Shares will be restricted until 6 months after the Closing, one-third (1/3) of the Lock-Up Shares will be restricted until 12 months after the Closing, and one-third (1/3) of the Lock-Up Shares shall be restricted until 24 months after the Closing; provided, that each portion of the Lock-Up Shares will be freely tradable on the earlier of (i) the date on which the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period on a VWAP basis during the relevant lock-up period; and (ii) the date on which the Company consummates a liquidation, merger, capital share exchange, reorganization, or other similar transaction that results in all our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.
April 2023 Private Placement
Under the terms of the 2023 PIPE Subscription Agreements, the Company agreed to prepare and file, within 45 days after the closing of the April 2023 Private Placement (the “2023 Filing Deadline”), one or more registration statements (each a “2023 PIPE Registration Statement”) with the SEC to register for resale the Class A ordinary shares (the “2023 PIPE Shares”) issued under the 2023 PIPE Subscription Agreements and the Class A ordinary shares issuable upon exercise of the 2023 Pre-Funded Warrants (the “2023 Warrant Shares”) issued pursuant to the 2023 PIPE Subscription Agreements, and to cause the applicable 2023 PIPE Registration Statement(s) to become effective within a specified period after the 2023 Filing Deadline. The Company also agreed to use its best efforts to keep such 2023 PIPE Registration Statement effective until the earlier of (i) the date all 2023 PIPE Shares and 2023 Warrant Shares held by or issuable to a subscriber may be sold under Rule 144 (“Rule 144”) promulgated under the Securities Act without being subject to any volume or manner of sale requirements, (ii) the date on which all 2023 PIPE Shares and 2023 Warrant Shares have actually been sold pursuant to Rule 144 or pursuant to the 2023 PIPE Registration Statement and (iii) the date which is two years from the date that the initial 2023 PIPE Registration Statement is declared effective (or any Additional Effectiveness Date (as defined in the 2023 PIPE Subscription Agreements), if applicable). The Company filed the 2023 PIPE Registration Statement and it was declared effective by the SEC on September 14, 2023.
April 2024 Private Placement
Under the terms of the 2024 PIPE Subscription Agreements, the Company agreed to prepare and file, within 35 days after the closing of the April 2024 Private Placement (the “2024 Filing Deadline”), one or more registration statements (each a “2024 PIPE Registration Statement”) with the SEC to register for resale the Class A ordinary shares (the “2024 PIPE Shares”) issued under the 2024 PIPE Subscription Agreements and the Class A ordinary shares issuable upon exercise of the 2024 Pre-Funded Warrants (the “2024 Warrant Shares”) issued pursuant to the 2024 PIPE Subscription Agreements, and to cause the applicable 2024 PIPE Registration Statement(s) to become effective within a specified period after the 2024 Filing Deadline. The Company also agreed to use its best efforts to keep such 2024 PIPE Registration Statement effective until the earlier of (i) the date all 2024 PIPE Shares and 2024 Warrant Shares held by or issuable to a subscriber may be sold under Rule 144 (“Rule 144”) promulgated under the Securities Act without being subject to any volume or manner of sale requirements, (ii) the date on which all 2024 PIPE Shares and 2024 Warrant Shares have actually been sold pursuant to Rule 144 or pursuant to the 2024 PIPE Registration Statement and (iii) the date which is two years from the date that the initial 2024 PIPE Registration

Statement is declared effective (or any Additional Effectiveness Date (as defined in the 2024 PIPE Subscription Agreements), if applicable). The Company filed the 2024 PIPE Registration Statement and it was declared effective by the SEC on June 3, 2024.
Dividends
We have not paid any cash dividends on our shares to date and do not expect to pay cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our ability to comply with relevant legal requirements as well as our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Zura board. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.
Our Transfer Agent and Warrant Agent
The transfer agent for our ordinary shares and the warrant agent for our warrants is Continental Stock Transfer & Trust Company, 1 State Street, 30th floor, New York, New York 10004. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Listing of Our Securities
Our Class A ordinary shares and public warrants are listed on Nasdaq under the symbols “ZURA” and “ZURAW,” respectively.
Extraordinary General Meetings of Shareholders
Our MAA provides that the directors, the chief executive officer or the chairman of the board of directors may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of the Company. A shareholders’ requisition is a requisition of shareholders holding at the date of deposit of the requisition not less than 10% in par value of the issued shares which as at that date carry the right to vote at general meetings of the Company.
Advance Notice Requirements for Shareholder Proposals and Director Nominations
Our MAA provides that shareholders seeking to bring business before our annual general meeting, or to nominate candidates for election as directors at our annual general meeting, must provide timely notice of their intent in writing. To be timely, a shareholder’s notice will need to be delivered to our principal executive offices not less than 120 calendar days before the date of the proxy statement released to shareholders in connection with the previous year’s annual general meeting or, if we did not hold an annual general meeting in the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s annual general meeting, then the deadline shall be set by our Board of Directors with such deadline being a reasonable time before we begin to print and send the related proxy materials. Our MAA also specifies certain requirements as to the form and content of a shareholders’ meeting. These provisions may preclude our shareholders from bringing matters before our annual general meeting or from making nominations for directors at our annual general meeting.
Authorized but Unissued Shares
Our authorized but unissued Class A ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

BENEFICIAL OWNERSHIP OF SECURITIES
PRINCIPAL SHAREHOLDERS
The following table sets forth certain information known to us regarding the beneficial ownership of our Class A ordinary shares as of July 23, 2024 regarding (i) the actual beneficial ownership of our Class A ordinary shares prior to the completion of the Offer and Consent Solicitation and (ii) the expected beneficial ownership of our Class A ordinary shares following the completion of the Offer and Consent Solicitation and the approval of the Warrant Amendment, on both a “full value exchange” scenario, as described below:
•
each of our executive officers and directors;

•
all of our executive officers and directors as a group; and

•
each person or entity, or group of affiliated persons or entities, known by us to beneficially own more than 5% of our outstanding ordinary shares.

Information with respect to beneficial ownership is based on information furnished to us by each director and executive officer and information furnished by shareholders holding more than 5% of our outstanding Class A ordinary shares to us and/or on Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options, restricted share units and warrants that are currently exercisable or that vest, as applicable, within 60 days of July 23, 2024. Options and warrants to purchase Class A ordinary shares that are exercisable or restricted share units that vest within 60 days of July 23, 2024 are deemed to be beneficially owned by the persons holding these options, restricted share units and warrants for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all Class A ordinary shares listed as beneficially owned by him or her, except for Class A ordinary shares owned jointly with that person’s spouse.
The expected beneficial ownership of our ordinary shares reflects the following:
•
the completion of the Offer and Consent Solicitation;

•
the tendering of a sufficient number of IPO warrants such that the Warrant Amendment is approved; and

•
a “full value exchange” scenario whereby all IPO warrant holders exchange 100% of outstanding IPO warrants for 0.30 Class A ordinary shares per IPO warrant.

We have based our calculation of beneficial ownership on 63,818,809 of our Class A ordinary shares outstanding prior to the completion of the Offer and Consent Solicitation. Based on the foregoing assumptions, there would be 67,661,808 Class A ordinary shares outstanding immediately following the “full value exchange” scenario. If the actual facts are different from the foregoing assumptions, ownership figures reflected in the table that follows on a post-exchange basis will be different.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect ordinary shares beneficially owned by them. Unless otherwise indicated, the address for each of the shareholders in the table below is c/o Zura Bio Limited, 1489 W. Warm Springs Rd., #110, Henderson, Nevada 89014.

	Zura Bio Limited Securities Beneficially Owned Before Exchange of IPO warrants		Zura Bio Limited Securities Beneficially Owned Following Exchange of IPO warrants(1)
Name of Beneficial Owner	Number of Class A Ordinary Shares	Percentage of Voting Power	Number of Class A Ordinary Shares	Percentage of Voting Power
5% and Greater Shareholders:
Entities affiliated with Venrock Healthcare Capital Partners	6,335,666(2)	9.9%	6,753,166	9.9%
AI Biotechnology LLC	6,582,725(3)	9.9%	6,752,725	9.9%
Entities affiliated with Deep Track Capital, L.P.	6,216,327(4)	9.3%	6,216,327	9.2%
Hana Immunotherapeutics LLC	5,404,274(5)	8.5%	5,404,274	8.0%
Suvretta Capital Management, LLC	4,860,939(6)	7.6%	4,860,939	7.2%
Entities affiliated with Athanor Capital, L.P.	4,801,633(7)	7.5%	4,801,633	7.1%
Great Point Partners, LLC	4,766,529(8)	7.5%	4,766,529	7.1%
Ewon Comfortech Co., Ltd.	3,653,466(9)	5.6%	2,496,040	3.7%
Entities affiliated with RA Capital Management, L.P	3,217,503(10)	5.0%	3,217,503	4.8%
Executive Officers and Directors:
Robert Lisicki	—	—	—	—
Kim Davis	200,549(11)	*	200,549	*
Michael Howell	98,221(12)	*	98,221	*
Verender Badial	1,003,549(13)	1.6%	709,186	1.0%
Someit Sidhu	10,565,321(14)	15.3%	6,932,129	10.3%
Amit Munshi	755,514(15)	1.2%	755,514	1.1%
Sandeep Kulkarni	348,927(16)	*	348,927	*
Arnout Ploos van Amstel	20,000(17)	*	20,000	*
Steve Schoch	12,433(18)	*	12,433	*
Jennifer Jarrett	12,433(19)	*	12,433	*
Neil Graham	12,433(20)	*	12,433	*
Parvinder Thiara	4,817,683(21)	7.6%	4,817,683	7.1%
All current named executive officers and directors as a group (12 individuals)	17,847,063	25.6%	13,919,508	20.5%

(1)
The percentage of beneficial ownership upon completion of the exchange pursuant to the Offer and Consent Solicitation is calculated based on 67,589,452 Class A ordinary shares deemed outstanding, which assumes that all IPO warrants are surrendered for exchange pursuant to the Offer and Consent Solicitation.

(2)
The indicated ownership is based in part on a Schedule 13G filed with the SEC on May 2, 2024 by Venrock Healthcare Capital Partners III, L.P., VHCP Co-Investment Holdings III, LLC, Venrock Healthcare Capital Partners EG, L.P., VHCP Management III, LLC, VHCP Management EG, LLC, Nimish Shah and Bong Koh (collectively, the “Venrock Holders”). Consists of (i) 1,312,448 Class A ordinary shares and 440,429 Class A ordinary shares underlying pre-funded warrants (“PFWs”), of which, 68,094 are currently exercisable, held by Venrock Healthcare Capital Partners III, L.P.; (ii) 131,305 Class A ordinary shares and 44,063 Class A ordinary shares underlying PFWs, of which, 6,812 are currently exercisable, held by VHCP Co-Investment Holdings III, LLC; and (iii) 4,579,413 Class A ordinary shares and 1,536,750 Class A ordinary shares underlying PFWs, of which, 237,594 are currently exercisable, held by Venrock Healthcare Capital Partners EG, L.P. Under the terms of the PFWs, the Company may not effect the exercise of any such PFWs, and a holder will not be entitled to exercise any portion of such PFWs, if, upon giving effect to such exercise, the aggregate number of Class A ordinary shares beneficially owned by the holder (together with its affiliates and other attribution parties) would exceed 9.99% of the number of Class A ordinary shares outstanding immediately after giving effect to the exercise. The principal business addresses of each of the Venrock Holders is 7 Bryant Park, 23rd Floor, New York, NY 10018.
(3)
The indicated ownership is based in part on a Schedule 13G/A filed with the SEC on February 14, 2024 by AI Biotechnology LLC (“AI Biotechnology”), Access Industries Holdings LLC (“AIH”), Access Industries Management, LLC (“AIM”) and Len Blavatnik (collectively with AI Biotechnology, AIH and AIM, the “AI Reporting Persons”). Consists of (i) 4,052,725 Class A ordinary shares held directly by AI Biotechnology and (ii) 2,530,000 Class A ordinary shares issuable upon the conversion of PFWs held directly by AI Biotechnology, which are exercisable at any time or times on or after the date of issuance (the “AI PFWs”). The AI PFWs may not be exercised if the aggregate number of Class A ordinary shares beneficially owned by the holder thereof immediately following such exercise would exceed 9.99% of the outstanding Class A ordinary shares, as calculated under Rule 13d-3 of the Securities Exchange Act of 1934, as amended; provided, however, that AI Biotechnology may increase or decrease the foregoing beneficial ownership limitation by giving notice to the Company (such notice not to be effective until the sixty-first day after the notice is delivered to the Company), but not to exceed any percentage in excess of 19.99% (the “Beneficial Ownership Blocker”). 4,052,725 Class A ordinary shares and AI PFWs exercisable into 2,530,000 Class A ordinary shares, all of which may be deemed to be beneficially owned as of the date of this filing pursuant to the Beneficial Ownership Blocker, are held directly by AI Biotechnology and may be deemed to be beneficially owned by AIM, AIH and Mr. Blavatnik because (i) Mr. Blavatnik controls AIM and AIH, (ii) AIM controls AIH, and (iii) AIH owns all of the voting units of AI Biotechnology. Each of AIH, AIM and Mr. Blavatnik, and each of their affiliated entities and the officers, partners, members and managers thereof, disclaims beneficial ownership of these securities. The principal business address of each of the AI Reporting Persons is c/o Access Industries, Inc., 40 West 57th Street, 28th Floor, New York, NY 10019.

(4)
The indicated ownership is based in part on a Schedule 13G/A filed with the SEC on April 22, 2024 by Deep Track Capital, L.P., Deep Track Biotechnology Master Fund, Ltd. and David Kroin. Consists of 3,327,375 Class A ordinary shares and 2,888,952 underlying PFWs, subject to a 9.99% maximum percentage exercise limitation. . The Company shall not effect the exercise of any portion of the PFWs, and the holder shall not have the right to exercise any portion of the PFWs, pursuant to the terms and conditions of the PFWs, to the extent that after giving effect to such exercise, the holder collectively would beneficially own in excess of 9.99% of the number of Class A ordinary shares outstanding immediately after giving effect to such exercise. The principal business addresses of Deep Track Capital, L.P., Deep Track Biotechnology Master Fund, Ltd. and David Kroin are 200 Greenwich Ave, 3rd Floor, Greenwich, CT 06830, c/o Walkers Corporate Limited, 190 Elgin Ave, George Town, KY1-9001, Cayman Islands and c/o Deep Track Capital, LP, 200 Greenwich Ave, 3rd Floor, Greenwich, CT 06830, respectively.

(5)
The indicated ownership is based in part on a Schedule 13G filed with the SEC on April 5, 2023 by Hana Immunotherapeutics LLC (“Hana”) and Chris Kim (together, the “Hana Reporting Persons”). Consists of 5,404,274 Class A ordinary shares, which are held of record by Hana Immunotherapeutics LLC (“Hana”). Mr. Kim is the controlling shareholder of Hana. Mr. Kim has voting and dispositive power over, and may be deemed to be the beneficial owner of, the shares held by Hana. The business address of each of the Hana Reporting Persons is 2064 Christie St., Fullerton, CA 92833.

(6)
Includes 4,860,939 Class A ordinary shares held by Averill Master Fund, Ltd (“Averill”). Suvretta Capital Management, LLC (“Suvretta Capital”) is the investment manager of Averill. Aaron Cowen is a control person of Suvretta Capital and as such may be deemed to beneficially own these shares. The address of the principal business office of Averill, Suvretta Capital and Aaron Cowen is 540 Madison Avenue, 7th Floor, New York, NY 10022.

(7)
The indicated ownership is based in part on a Schedule 13G filed with the SEC on December 14, 2023 by Athanor Capital, LP (“Athanor Capital”), Athanor Capital GP, LLC (“Athanor Capital GP”), Athanor Master Fund, LP the “Master Fund”), Athanor Capital Partners, LP (“Master GP”), Athanor International Master Fund, LP (the “International Master Fund,” and together with the Master Fund, the “Funds”), Athanor International Fund GP, LP (“international Master GP”) and Parvinder

Thiara (collectively, the “Athanor Reporting Persons”). Consists of (i) 3,357,742 Class A ordinary shares that are held of record by Athanor Master Fund, LP, a Cayman Islands limited partnership (“Athanor MF”) and (ii) 1,443,891 Class A ordinary shares that are held of record by Athanor International Master Fund, LP, a Cayman Islands limited partnership (“Athanor IMF”). Athanor Capital Partners, LP, a Delaware limited partnership (“Master GP”), is the general partner of Athanor MF. Athanor International Fund GP, LP, a Delaware limited partnership (“International Master GP”), is the general partner of Athanor IMF. Athanor Capital, LP, a Delaware limited partnership (“Athanor Capital”) is the investment adviser to Athanor MF and Athanor IMF. Athanor Capital GP, LLC, a Delaware limited liability company (“Athanor Capital GP”), is the general partner of Athanor Capital. Parvinder Thiara is the managing member of (i) Athanor Capital GP, (ii) Athanor Capital Partners GP, LLC (“ACPGP”), the general partner of Master GP, and (iii) Athanor International Fund Ultimate GP, LLC (“AIFUGP”), the general partner of International Master GP and has voting and dispositive power over the shares held by Athanor MF and Athanor IMF. The table also excludes options held by Mr. Thiara to purchase 16,050 Class A Ordinary shares that are exercisable within 60 days of July 23, 2024. The principal business address of each Athanor Reporting Person is c/o Athanor Capital, LP, 142 W 57th St. Suite 09-126 (11th Floor for Mail), New York, NY 10019. Athanor Master Fund, LP (“AMF”) is the record owner of 3,357,742 shares (the “AMF Shares”) and Athanor Capital, LP by virtue of the beneficial ownership detailed in Item 4 may be deemed to be the beneficial owner of the AMF Shares.
(8)
Consists of (i) 2,631,123 Class A ordinary shares held by Biomedical Value Fund, L.P. (“BVF”), (ii) 1,811,283 Class A ordinary shares held by Biomedical Offshore Value Fund, Ltd. (“BOVF”) and (iii) 324,123 Class A ordinary shares held by Cheyne Select Master Fund ICAV - Cheyne Global Equity Fund (“CGEF” and together with BVF and BOVF, the “GPP Entities”). Great Point Partners LLC (“GPP LLC”) is the investment manager of BVF and BOVF, and the Sub-Advisor to CGEF, and by virtue of such status may be deemed to be the beneficial owner of the shares held by these entities. Each of Dr. Jay, as Senior Managing Member of Great Point, and Mr. Yehudai, as Managing Director of Great Point, has voting and investment power with respect to the shares held by the GPP Entities, and therefore may be deemed to be the beneficial owner of the shares held by the GPP Entities. Notwithstanding the above, Great Point, Dr. Jay and Mr. Yehudai disclaim beneficial ownership of the shares held by the GPP Entities, except to the extent of their respective pecuniary interests. The GPP Entities’ address is 165 Mason Street, 3rd Floor, Greenwich, CT 06830.

(9)
The indicated ownership is based in part on a Schedule 13G filed with the SEC on April 13, 2023 by Ewon Comfortech Co., Ltd (“Ewon”). Consists of 3,653,466 Class A ordinary shares, including 1,653,466 Class A ordinary shares underlying private placement warrants, which are held of record by Ewon. The business address of Ewon is 8 Cheomdan 1-ro Jeongeup, Jeonbuk, 56212 Republic of South Korea.

(10)
The indicated ownership is based in part on a Schedule 13G filed with the SEC on May 2, 2024 by RA Capital Management, L.P. (“RA Capital”), Peter Kolchinsky, Rajeev Shah, and RA Capital Healthcare Fund, L.P. (the “Fund” and collectively with RA Capital, Dr. Kolchinsky and Dr. Shah, the “RA Holders”)). Represents 3,217,503 Class A ordinary shares held by the Fund. RA Capital Healthcare Fund GP, LLC is the general partner of the Fund. The general partner of RA Capital is RA Capital Management GP, LLC, of which Dr. Kolchinsky and Mr. Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and may be deemed a beneficial owner, for purposes of Section 13(d) of the Act, of any securities of the Issuer held by the Fund. The Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s portfolio, including Class A ordinary shares. Because the Fund has divested voting and investment power over the reported securities it holds and may not revoke that delegation on less than 61 days’ notice, the Fund disclaims beneficial ownership of the securities it holds for purposes of Section 13(d) of the Securities Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Securities Act, of any securities of the Issuer beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of the securities reported in this Schedule 13G other than for the purpose of determining their obligations under Section 13(d) of the Securities Act, and the filing of this Schedule 13G shall not be deemed an admission that either RA Capital, Dr. Kolchinsky, or Mr. Shah is the beneficial owner of such securities for any other purpose. The principal business addresses of each of the RA Holders is c/o RA Capital Management, L.P., 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(11)
Consists of (i) 68,848 Class A ordinary shares underlying options exercisable that have vested as of July 23, 2024 and (ii) 131,701 Class A ordinary shares issuable pursuant to options exercisable and RSUs that vest within 60 days of July 23, 2024.

(12)
(Consists of (i) 7,987 Class A ordinary shares held of record by Mountaineer Biosciences, Inc. (“Mountaineer”), (ii) 18,738 Class A ordinary shares held of record by Mr. Howell, (iii) 63,552 underlying options exercisable and RSUs that have vested as of July 23, 2024 held by Mr. Howell and (iv) 7,944 Class A ordinary shares issuable pursuant to options exercisable and RSUs that vest within 60 days of July 23, 2024 held by Mr. Howell. Mr. Howell is the President and Co-Founder of Mountaineer and, as such, has the power to vote and dispose of the Class A ordinary shares held by Mountaineer.

(13)
Consists of (i) 391,964 Class A ordinary shares held of record by Mr. Badial, (ii) 420,519 Class A ordinary shares which can be issued upon the exercise of 420,519 Private Placement Warrants, (iii) 167,708 Class A ordinary shares issuable pursuant to options exercisable within 60 days of July 23, 2024.

(14)
Consists of (i) 2,137,146 Class A ordinary shares held of record by Dr. Sidhu, (ii) 1,700,000 Class A ordinary shares issuable pursuant to options exercisable as of July 23, 2024 held of record by Dr. Sidhu, (iii) 1,750,000 Class A ordinary shares which can be issued upon the exercise of 1,750,000 public warrants held by Dr. Sidhu, (iv) 656,573 Class A ordinary shares which can be issued upon exercise of 656,573 Private Placement Warrants held by Dr. Sidhu, (v) 1,186,901 Class A ordinary shares held of record by Pegasus LLC (“Pegasus”), (vi) 351,000 Class A ordinary shares held of record by JATT Ventures, L.P. a Cayman Islands exempted limited partnership (the “Sponsor”) and (vii) 2,783,701 Class A ordinary shares which can be issued upon exercise of 2,783,701 Private Placement Warrants. Dr. Sidhu is the sole director of JATT Ventures, Ltd., which is the sole general partner of the Sponsor, and has voting and dispositive power over the Class A ordinary shares held by the Sponsor.

(15)
Consists of (i) 402,389 Class A ordinary shares held of record by Mr. Munshi, (ii) 306,042 Class A ordinary shares underlying options exercisable as of July 23, 2024, and (iii) 47,083 Class A ordinary shares issuable pursuant to options exercisable within 60 days of as of July 23, 2024.

(16)
Consists of (i) 327,860 Class A ordinary shares underlying options exercisable as of July 23, 2024 and (ii) 21,067 Class A ordinary shares underlying options exercisable within 60 days of July 23, 2024.

(17)
Consists of 20,000 Class A ordinary shares.

(18)
Consists of (i) 11,902 Class A ordinary shares underlying options exercisable as of July 23, 2024 and (ii) 531 Class A ordinary shares underlying options exercisable within 60 days of July 23, 2024.

(19)
Consists of (i) 11,902 Class A ordinary shares underlying options exercisable as of July 23, 2024 and (ii) 531 Class A ordinary shares underlying options exercisable within 60 days of July 23, 2024.

(20)
Consists of (i) 11,902 Class A ordinary shares underlying options exercisable as of July 23, 2024 and (ii) 531 Class A ordinary shares underlying options exercisable within 60 days of July 23, 2024.

(21)
Consists of (i) 4,801,633 Class A ordinary shares held of record by entities affiliated with Athanor Capital and (ii) 16,050 Class A ordinary shares underlying options exercisable as of July 23, 2024 held of record by Mr. Thiara. Mr. Thiara is the managing member of (i) Athanor Capital GP, (ii) ACPGP, the general partner of Master GP, and (iii) AIFUGP, the general partner of International Master GP and has voting and dispositive power over the shares held by Athanor MF and Athanor IMF.

LEGAL MATTERS
The validity of the Class A ordinary shares offered in this Prospectus/Offer to Exchange is being passed upon for us by Ogier (Cayman) LLP, Cayman Islands. Loeb & Loeb LLP, New York, New York has provided an opinion regarding certain federal income tax matters relating to the Offer and the Class A ordinary shares covered by this Prospectus/Offer to Exchange. Certain legal matters relating to the securities offered hereby will be passed upon for the dealer manager by DLA Piper LLP (US).
EXPERTS
The consolidated financial statements of Zura Bio Limited and subsidiaries as of December 31, 2023 and for the year then ended and as of December 31, 2022 and for the period January 18, 2022 (date of inception) through December 31, 2022, have been incorporated by reference herein in reliance upon the report of WithumSmith+Brown, PC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy, and information statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is www.zurabio.com. Information contained on our website is not a part of this Prospectus/Offer to Exchange, and the inclusion of our website address in this Prospectus/Offer to Exchange is an inactive textual reference only.
This Prospectus/Offer to Exchange and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement or the exhibits. The full registration statement may be obtained from the SEC or us, as provided below. The documents establishing the terms of any offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this Prospectus/Offer to Exchange or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation of Certain Information By Reference
The SEC’s rules allow us to “incorporate by reference” information into this Prospectus/Offer to Exchange, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus/Offer to Exchange, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this Prospectus/Offer to Exchange or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this Prospectus/Offer to Exchange to the extent that a statement contained in this Prospectus/Offer to Exchange or a subsequently filed document incorporated by reference modifies or replaces that statement.
This Prospectus/Offer to Exchange and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are “furnished” unless otherwise specified below):
•
our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, filed with the SEC on May 9, 2024 (as amended on May 15, 2024);

•
our Current Reports on Form 8-K filed with the SEC on January 8, 2024, February 23, 2024, March 28, 2024, April 23, 2024, July 2, 2024, July 12, 2024 and July 25, 2024; and

•
the description of our Class A ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on March 20, 2023, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act in this Prospectus/Offer to Exchange, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this Prospectus/Offer to Exchange and deemed to be part of this Prospectus/Offer to Exchange from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this Prospectus/Offer to Exchange by writing or telephoning us at the following address:
Zura Bio Limited
1489 W. Warm Springs Rd. #110
Henderson, NV 89014
Tel: (702) 825-9872
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this Prospectus/Offer to Exchange or any accompanying prospectus supplement.

Annex A
FORM OF WARRANT AMENDMENT
AMENDMENT NO. 1 TO WARRANT AGREEMENT
This amendment (this “Amendment”) is made as of [      ], 2024, by and between Zura Bio Limited, a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), and constitutes an amendment to that certain Warrant Agreement, dated as of July 16, 2021 by and between the Company (as successor to JATT Acquisition Corp, our predecessor and a Cayman Islands exempted company (“JATT”)) and Continental Stock Transfer & Trust Company (“CST”), as warrant agent (the “Existing Warrant Agreement”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Existing Warrant Agreement.
WHEREAS, on March 20, 2023, the Company and JATT completed a business combination (the “Business Combination”);
WHEREAS, in accordance with Section 4.5 of the Existing Warrant Agreement, upon effectiveness of the Business Combination, the holders of the Warrants thereafter had the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of Ordinary Shares of JATT immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, an Alternative Issuance (as defined in the Existing Warrant Agreement) of Class A ordinary shares, par value $0.0001 per share, of the Company (the “Class A ordinary shares”);
WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend, subject to certain conditions provided therein, the Existing Warrant Agreement with the vote or written consent of the Registered Holders of at least a majority of the Public Warrants and, solely with respect to any amendment to the terms of the Private Placement Warrants or any provision of the Existing Warrant Agreement with respect to the Private Placement Warrants, a majority of the number of the then outstanding Private Placement Warrants (the Public Warrants together with the Private Placement Warrants, the “Warrants”);
WHEREAS, the Company desires to amend the Existing Warrant Agreement to provide the Company with the right to require the holders of the Warrants to exchange all of the outstanding Warrants for Class A ordinary shares, on the terms and subject to the conditions set forth herein; and
WHEREAS, in the exchange offer and consent solicitation undertaken by the Company pursuant to the Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission, the Registered Holders of more than a majority of the then-outstanding Public Warrants and a majority of the then-outstanding Private Placement Warrants consented to and approved this Amendment.
NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Existing Warrant Agreement as set forth herein.
1.   Amendment of Existing Warrant Agreement.   The Existing Warrant Agreement is hereby amended by adding:
(a)   the new Section 6A thereto:
“6A   Mandatory Exchange.
6A.1   The Business Combination.   On March 20, 2023, the Company and JATT completed the Business Combination. In accordance with Section 4.5 of this Agreement, upon effectiveness of the Business Combination, the holders of the Warrants thereafter had the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of Ordinary Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, an Alternative Issuance of Class A ordinary shares, par value $0.0001 per share, of Zura Bio Limited (the “Class A ordinary shares”).
6A.2   Company Election to Exchange.   Notwithstanding any other provision in this Agreement to the contrary, all (and not less than all) of the outstanding Warrants may be exchanged, at the option of the Company, at any time while they are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the Registered Holders of the then-outstanding Warrants, as described in Section 6A.3 below, for Class A ordinary shares (or any Alternative Issuance pursuant to Section 4.5), at the exchange rate of 0.27 Class A ordinary shares (or any Alternative Issuance pursuant to Section 4.5) for each Warrant held by the holder thereof (the “Consideration”) (subject to equitable adjustment by the Company in the event of any stock splits, stock dividends, recapitalizations, or similar transaction with respect to the Class A ordinary shares). In lieu of issuing fractional shares, any holder of Warrants who would otherwise have been entitled to receive fractional shares as Consideration will, after aggregating all such fractional shares of such holder, be paid in cash (without interest) in an amount equal to such fractional part of a share multiplied by $3.54.
6A.3   Date Fixed for, and Notice of, Exchange.   In the event that the Company elects to exchange all of the Warrants, the Company shall fix a date for the exchange (the “Exchange Date”). Notice of exchange shall be mailed by first class mail, postage prepaid, by the Company not less than 15 days prior to the Exchange Date to the Registered Holders at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Registered Holder received such notice. The Company will make a public announcement of its election following the mailing of such notice.
6A.4   Exercise After Notice of Exchange.   The Warrants may be exercised, for cash (or on a “cashless basis” in accordance with subsections 3.3.1(b) or (c) of this Agreement) at any time after notice of exchange shall have been given by the Company pursuant to Section 6A.3 hereof and prior to the Exchange Date. On and after the Exchange Date, the Registered Holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Consideration.
2.   Miscellaneous Provisions.
2.1   Severability.   This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.
2.2   Applicable Law.   The validity, interpretation, and performance of this Amendment and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding, or claim against it arising out of or relating in any way to this Amendment shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
2.3   Counterparts.   This Amendment may be executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Amendment or in any other certificate, agreement, or document related to this Amendment, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif,” or “jpg”) and other electronic

Annex A-2

signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity, and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
2.4   Effect of Headings.   The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.
2.5   Entire Agreement.   The Existing Warrant Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises, and commitments, whether written or oral, express, or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises, and commitments are hereby canceled and terminated.
[Signature Pages Follow]

Annex A-3

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed as of the date first above written.
ZURA BIO LIMITED
By:
Name:
Title:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent
By:
Name:
Title:

Annex A-4

ZURA BIO LIMITED
Offer to Exchange Warrants to Acquire Class A Ordinary Shares
of
Zura Bio Limited
for
Class A Ordinary Shares
of
Zura Bio Limited
and
Consent Solicitation

PROSPECTUS

The Exchange Agent for the Offer and the Consent Solicitation is:
Continental Stock Transfer & Trust Company
Attn: Voluntary Corporate Actions
1 State Street, 30th Floor
New York, New York 10004
Any questions or requests for assistance may be directed to the dealer manager at the address and telephone number set forth below. Requests for additional copies of this Prospectus/Offer to Exchange and the Letter of Transmittal and Consent may be directed to the information agent. Beneficial owners may also contact their custodian for assistance concerning the Offer and Consent Solicitation.
The Information Agent for the Offer and Consent Solicitation is:
Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, New Jersey 07003
Call Toll Free: 1-844-717-2302
Email: zura@allianceadvisors.com
The Dealer Manager for the Offer and the Consent Solicitation is:
Cantor Fitzgerald & Co.
110 East 59th Street
New York, NY 10022
Call Toll Free: 212-915-1800